FINANCING AGREEMENT
                           Dated as of August 13, 1999


                                  by and among


                   CFI PROSERVICES, INC. and its Subsidiaries,


     the financial institutions or funds identified herein as the "Lenders",


             FOOTHILL CAPITAL CORPORATION, as Administrative Agent,


                                       and


                     ABLECO FINANCE LLC, as Collateral Agent

                               FINANCING AGREEMENT

                  Financing Agreement, dated as of August 13, 1999, by and among CFI PROSERVICES, INC., an Oregon corporation ("CFI"), ULTRADATA CORPORATION, a Delaware corporation and successor by merger to UFO Acquisition Co.
("Ultradata"), MECA SOFTWARE, L.L.C., a Delaware limited liability company ("MECA"), MONEYSCAPE HOLDINGS, INC., an Oregon corporation ("MSHI"), each of the financial institutions or funds that is a signatory to this Agreement (together with its successors and permitted assigns, individually, "Lender" and, collectively, "Lenders"), FOOTHILL CAPITAL CORPORATION, a California corporation, as administrative agent for the Lenders (in such capacity, together with its successors, if any, in such capacity, "Administrative Agent"), and ABLECO FINANCE LLC, a Delaware limited liability company, as collateral agent for the Lender Group (in such capacity, together with its successors, if any, in such capacity, "Collateral Agent").


                                    RECITALS

                  The Loan Parties have asked the Lender Group to extend credit to the Borrower consisting of (a) a term loan designated as "Term Loan A" in the principal amount of $35,000,000.00, (b) a term loan designated as "Term Loan B" in the principal amount of $30,000,000.00, and (c) a revolving credit facility in an aggregate principal amount not to exceed $15,000,000.00 at any time outstanding. The Lender Group is willing to extend such credit to the Borrower subject to the terms and conditions hereinafter set forth.

                  In consideration of the premises and the covenants and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I

                           DEFINITIONS; CERTAIN TERMS

                  SECTION 1.01. Definitions.   As used  in  this  Agreement, the
following terms shallhave the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

                  "Account Debtor" means each debtor, customer or obligor in any way obligated on or in connection with any Account Receivable.

                  "Account Receivable" means all currently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to one or more of the Loan Parties arising out of the sale, license, or lease of goods or general intangibles or the rendition of services by the Loan Parties, irrespective of whether earned by performance, any and all such rights or obligations evidenced by chattel paper, instruments or documents, and any and all credit insurance, guaranties, or security therefor.

                  "Acquisition" means the acquisition of all of the Capital Stock of any Person or all or substantially all of the assets of any Person.

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                  "Acquisition   Qualification"   means,  with  respect  to  any
representation or warranty hereunder that is expressly qualified by the phrase "subject to the Acquisition Qualification" and solely to the extent such representation or warranty relates to (a) Ultradata as of the Effective Date, or
(b) property of Ultradata in existence and owned by Ultradata on the Effective Date, a qualification that such representation or warranty is made to the best knowledge of the applicable Loan Parties; it being expressly understood and agreed that the Acquisition Qualification shall not apply to such representation or warranty relative to (1) Ultradata after the Effective Date, and (2) any property of Ultradata acquired or arising after the Effective Date.

                  "Action" has the meaning specified therefor in Section 11.12.

                  "Administrative Agent" means Foothill Capital Corporation, a California corporation, solely in its capacity as administrative agent for the Lenders, and shall include any successor administrative agent.

                  "Administrative Agent Account" means an account at a bank designated by Administrative Agent from time to time as the account into which the Borrower and the other Loan Parties shall make all payments to Administrative Agent for the benefit of the Lender Group, and into which the Lender Group shall make all payments to Administrative Agent, under this Agreement and the other Loan Documents. Initially, until Administrative Agent notifies Administrative Borrower (for the benefit of the Loan Parties) and the Lender Group to the contrary, the Administrative Agent Account shall be that certain deposit account bearing account number 323-266193 and maintained by Administrative Agent with The Chase Manhattan Bank, 4 New York Plaza, 15th Floor, New York, New York 10004.

                  "Administrative Borrower" has the meaning set forth in Section 11.24.

                  "Affiliate" means, as to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (i) vote 10% or more of the Capital Stock having ordinary voting power for the election of directors (or Persons performing similar functions) of such Person or (ii) direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Notwithstanding anything herein to the contrary, in no event shall the Lender Group or any member thereof be considered an "Affiliate" of any Loan Party, except to the extent that a member of the Lender Group qualifies under clause (i) hereof. Solely in respect of any member of the Lender Group, an Affiliate also shall include (y) an investment fund or managed account managed by such member of the Lender Group or any other Person referred to in the first sentence of this definition in respect of such member of the Lender Group, or (z) is an investment manager of such investment fund or managed account.

                  "Agent" means Administrative Agent or Collateral Agent, as the context requires.

                  "Agent-Related Persons" means Administrative Agent and any successor agents thereto, and Collateral Agent and any successor agents thereto, together with their respective Affiliates, and the officers, directors, employees, counsel, agents, and attorneys-in-fact of such Persons and their Affiliates.

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                  "Agreement" means this Financing Agreement,  together with all
Exhibits and Schedules hereto.

                  "Assignment and Acceptance" has the meaning specified therefor in Section 11.07(g).

                  "Authorized Person" means, with respect to any Loan Party, any officer or other employee of such Loan Party.

                  "Availability" means, as of any date of determination, the amount of Revolving Loans that the Borrower is entitled to borrow, such amount being the difference derived when (a) the Revolving Facility Usage (including any amounts that the Lender Group may have paid for the account of the Borrower pursuant to any of the Loan Documents and that have not been reimbursed by the Borrower) is subtracted from (b) the lesser of (i) the Borrowing Base and (ii) the Maximum Revolving Amount. If the Revolving Facility Usage is equal to or greater than the Borrowing Base or the Maximum Amount, Availability is zero (-0-).

                  "Bankruptcy Code" means the United States Bankruptcy Code (11 U.S.C. ss. 101 et seq.), as amended, and any successor statute.

                  "Board" means the Board of Governors of the Federal Reserve System of the United States.

                  "Book Value" means, as to any Inventory, the lower of (i) cost (as reflected in the general ledger of the Borrower before customary (but not extraordinary) reserves established by the Borrower in good faith and in accordance with GAAP) and (ii) market value, in each case determined in accordance with GAAP calculated on a first in first out basis).

                  "Borrower" means, individually and collectively, and jointly and severally, CFI, MSHI, MECA, and Ultradata, and any other Subsidiary of Borrower that in the future executes and delivers a joinder to this Agreement as a Borrower with the written concurrence of the Required Lenders.

                  "Borrowing Base" means, as of any date of determination, the result of: (1) the lesser of (a) the result of (i) the sum of (y) the product of 85% and the Net Amount of Eligible Accounts Receivable (Non-Maintenance) as of such date, plus (z) the lesser of (I) the product of 85% and the Net Amount of Eligible Accounts Receivable (Maintenance) as of such date, and (II) $2,000,000, less (ii) the amount, if any, of the Dilution Reserve, and (b) an amount equal to Borrower's Collections with respect to Accounts Receivable for the immediately preceding 60 day period; minus (2) the aggregate amount of reserves, if any, established by Administrative Agent under the Loan Documents (including under Section 2.01(b) hereof).

                  "Borrowing Base Certificate" means a certificate signed by a Responsible Official of the Borrower and setting forth the calculation of the Borrowing Base in compliance with Section 6.01(a)(vi), substantially in the form of Exhibit B-1.

                  "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required to close.

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

                  "Capital Expenditures" means, with respect to any Person for any period, the sum of (i) the aggregate of all expenditures by such Person and its Subsidiaries during such period that in accordance with GAAP are or should be included in "property, plant equipment" or similar fixed asset account on its balance sheet, whether such expenditures are paid in cash or financed and including all Capitalized Lease Obligations paid or payable during such period, and (ii) to the extent not covered by clause (i) above, the aggregate of all expenditures by such Person and its Subsidiaries to acquire by purchase or otherwise the business or fixed assets of, or the Capital Stock of, any other Person. For the purpose of calculating the amount of expenditures in clause (i) above, any expenditures relating to capitalization of software development costs shall be excluded if such software development costs are required to be capitalized in accordance with GAAP.

                  "Capitalized Lease" means, with respect to any Person, any lease of real or personal property by such Person as lessee which is required under GAAP to be capitalized on the balance sheet of such Person.

                  "Capitalized Lease Obligations" means, with respect to any Person, obligations of such Person and its Subsidiaries under Capitalized Leases, and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

                  "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, and (ii) with respect to any Person that is not a corporation, any and all partnership, limited liability company, or other equity interests of such Person.

                  "Cash and Cash Equivalents" means all cash and any presently existing or hereafter arising deposit account balances, certificates of deposit or other financial instruments properly classified as cash equivalents under GAAP.

                  "Cash Flow Ratio" means, for any period, the ratio of (i) Consolidated EBITDA of the Borrower and its Subsidiaries for such period, to
(ii) Consolidated Net Interest Expense of the Borrower and its Subsidiaries, to the extent paid or required to be paid in cash, for such period. In determining the Cash Flow Ratio for a particular period (A) pro forma effect will be given to: (1) the incurrence, repayment or retirement of any Indebtedness by the Borrower and its Subsidiaries since the first day of such period as if such Indebtedness was incurred, repaid or retired on the first day of such period and
(2) the acquisition (whether by purchase, merger or otherwise) or disposition (whether by sale, merger or otherwise) of any property or assets acquired or disposed of by any of the Borrower and its Subsidiaries since the first day of such period, as if such acquisition or disposition occurred on the first day of such period; (B) interest on Indebtedness bearing a floating interest rate will be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period; (C) if such Indebtedness bears, at the option of the Borrower, a fixed or floating rate of interest, interest thereon will be computed by applying, at the option of the Borrower, either the fixed or floating rate; and (D) the amount of Indebtedness under a revolving credit facility will be computed based upon the average daily balance of such Indebtedness during such period.

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                  "Certificates"  has  the meaning specified therefor in Section
2.07.

                  "CFI" has the meaning specified therefor in the preamble hereto.

                  "CFI Class A Preferred Stock" means the Class A Preferred Stock of CFI, having the rights and preferences set forth in Schedule P-1.

                  "Change of Control" means each occurrence of any of the following:

                  (a) the acquisition, directly or indirectly, by any person or group (within the meaning of Section 13(d)(3) of the Exchange Act) of beneficial ownership of more than 25% of the aggregate outstanding voting power of the Capital Stock of CFI; or

                  (b) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of CFI (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of CFI was approved by a vote of at least 66 2/3% of the directors of CFI then still in office who were either directors at the beginning of such period, or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of CFI then in office; or

                  (c) (i) any Loan Party consolidates with or merges into another entity (other than another Loan Party) or conveys, transfers or leases all or substantially all of its property and assets to any Person, or (ii) any entity (other than another Loan Party) consolidates with or merges into any Loan Party, which in either event (i) or (ii) is pursuant to a transaction in which the outstanding voting Capital Stock of the applicable Loan Party is reclassified or changed into or exchanged for cash, securities or other property; or

                  (d) less than 100% of all of the voting Capital Stock of any Loan Party (other than CFI) shall be owned and controlled, beneficially, directly, and of record, by the Loan Parties.
                  "Collateral" means all of the property and assets and all interests therein and proceeds thereof now owned or hereafter acquired by any Person upon which a Lien is granted or purported to be granted by such Person as security for all or any part of the Obligations.

                  "Collateral Agent" means ABLECO FINANCE LLC, a Delaware limited liability company, solely in its capacity as collateral agent for the Lender Group, and shall include any successor collateral agent.

                  "Collateral Agent's Account" means an account at a bank designated by the Collateral Agent from time to time as the account into which the Borrower and the other Loan Parties, the Administrative Agent, or any other member of the Lender Group, shall make all payments to Collateral Agent under this Agreement and the other Loan Documents. Initially, until Collateral Agent notifies Administrative Borrower (for the benefit of the Loan Parties), Administrative Agent, and the other members of the Lender Group to the contrary, the Collateral Agent's Account shall be the Collection Account maintained pursuant to the Revolving Credit Agreement dated as of February 9, 1999, by and among Ableco Finance LLC, the "Lenders" listed therein, The Chase Manhattan Bank, N.A., as "Administrative Agent", and Chase Bank of Texas, National Association, as "Collateral Agent".

                  "Collection Rule Overadvance" means, as of any date of determination, an amount equal to the result (so long as it is a positive amount) of (a) the aggregate outstanding amount of Obligations, minus (b) the product of (i) 2.67, multiplied by (ii) an amount equal to Borrower's Collections with respect to Accounts Receivable for the immediately preceding 13 consecutive week period.

                  "Collections" means all cash, checks, notes, instruments, and other items of payment (including insurance and condemnation proceeds, cash proceeds of sales and other voluntary or involuntary dispositions of property, rental proceeds, and tax refunds).

                  "Commitment" means the Revolving Credit Commitment, the Term Loan A Commitment, the Term Loan B Commitment, or the Total Commitment, as the context requires.

                  "Commitment Percentage" means, with respect to any Lender, the ratio of (i) the amount of the Commitment of such Lender to (ii) the aggregate amount of the Commitments of all of the Lenders.

                  "CFI" has the meaning specified therefor in the preamble hereto.

                  "Confidential Information" means any confidential, proprietary, or non-public information supplied to it by the Loan Parties pursuant to this Agreement or the other Loan Documents which is identified in writing by Administrative Borrower on behalf of the Loan Parties as being confidential pursuant to this definition or otherwise at, or reasonably concurrent with, the time the same is delivered to such member of the Lender Group (and which at the time is not, and does not thereafter become, publicly available or available to such member of the Lender Group from another source not known by such member of the Lender Group to be subject to a confidentiality obligation not to disclose such information). The foregoing provision relative to timing of Administrative Borrower's identification of such information as being confidential notwithstanding, the following categories of information that is confidential, proprietary, or non-public hereby are designated by Administrative Borrower as confidential for purposes of this definition (subject to the same not being publicly available or available to such member of the Lender Group from another source not known by such member of the Lender Group to be subject to a confidentiality obligation not to disclose such information): all systems and tools, object and source codes, procedure codes, software documentation, computer software programs, subroutines, modules, modifications, upgrades, and interfaces owned or developed by any of the Loan Parties; all non-public business and marketing plans of the Loan Parties; and all customer lists, customer agreements, customer specifications, and customer information of the Loan Parties.

                  "Consolidated Current Assets" means, with respect to any Person at any date, all assets that, as of the date of determination thereof and in accordance with GAAP, should be classified as current assets on a consolidated balance sheet of such Person and its Subsidiaries at such date.

                  "Consolidated Current Liabilities" means, with respect to any Person at any date, all liabilities that, as of the date of determination thereof and in accordance with GAAP, should be classified as current liabilities on a consolidated balance sheet of such Person and its Subsidiaries at such date including, without limitation, all Indebtedness (including, without limitation, the Obligations) payable on demand or within one year after such date (whether by final maturity, required prepayment or otherwise) without any option on the part of the obligor to extend or renew beyond such year, but excluding the current portion of the Term Loans and of other long term debt that is existing as of the Effective Date and set forth on Schedule 6.02(b).

                  "Consolidated EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period, plus without duplication, the sum of the following amounts of such Person and its Subsidiaries for such period and to the extent deducted in determining Consolidated Net Income of such Person for such period: (A) Consolidated Net Interest Expense, (B) income tax expense, (C) depreciation expense, (D) amortization expense (including amortization of goodwill, intangibles, purchased software costs, software development costs capitalized prior to the Effective Date, and software development costs capitalized after the Effective Date to the extent such costs are required to be capitalized in accordance with GAAP), (E)
(i) extraordinary or unusual losses and other losses from sales of assets other than Inventory sold in the ordinary course of business, less (ii) without duplication, the sum of (y) extraordinary or unusual gains and other gains from sales of assets other than Inventory sold in the ordinary course of business and
(z) any capitalized software development costs other than those software development costs required to be capitalized in accordance with GAAP, and (F) Permitted Preferred Stock dividends.

                  "Consolidated Net Income" means, with respect to any Person for any period, the net income (loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis and in accordance with GAAP, but excluding from the determination of Consolidated Net Income (without duplication) (a) any extraordinary or non-recurring gains or losses or gains or losses from Dispositions, (b) restructuring charges, (c) effects of discontinued operations and (d) interest income.

                  "Consolidated Net Interest Expense" means, with respect to any
Person for any period, gross interest expense of such Person and its Subsidiaries for such period determined in conformity with GAAP (including, without limitation, interest expense paid to Affiliates of such Person), less
(i) the sum of (A) interest income for such period and (B) gains for such period on Hedging Agreements (to the extent not included in interest income above and to the extent not deducted in the calculation of such gross interest expense), plus (ii) the sum of (A) losses for such period on Hedging Agreements (to the extent not included in such gross interest expense) and (B) the upfront costs or fees for such period associated with Hedging Agreements (to the extent not included in gross interest expense), each determined on a consolidated basis and in accordance with GAAP for such Person and its Subsidiaries.

                  "Consolidated Tangible Net Worth" means, with respect to any Person at any time, (i) the sum of the following accounts (or their equivalents) set forth on a consolidated balance sheet of such Person and its Subsidiaries prepared in accordance with GAAP: the par or stated value of all outstanding Capital Stock, capital surplus and retained earnings (or less accumulated deficits), less (ii) all intangibles included on the asset side of such balance sheet,

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

including, without limitation, goodwill (including any amounts, however designated on such balance sheet, representing the excess of the purchase price paid for assets or stock acquired over the value assigned thereto on the books of such Person and its Subsidiaries), deferred tax assets, prepaid expenses, patents, trademarks, trade names, copyrights and similar intangibles.

                  "Contingent Obligation" means, with respect to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, (i) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of a primary obligor, (ii) the obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement, (iii) any obligation of such Person, whether or not contingent, (A) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (B) to advance or supply funds (1) for the purchase or payment of any such primary obligation or
(2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (C) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (D) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof, provided, however, that the term "Contingent Obligation" shall not include any products warranties extended in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation with respect to which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

                  "copyright" shall have the meaning ascribed to such term in Copyright Act, and includes unregistered copyrights.

                  "Copyright Act" means the United States Copyright Act of 1976, as amended, and any successor statute, and the rules promulgated thereunder.

                  "Copyright Security Agreement" means a Copyright Security Agreement, by the Loan Parties in favor of Collateral Agent for the benefit of the Lender Group, in form and substance satisfactory to Collateral Agent.

                  "Default" means an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

                  "Defaulting Lender" means any Lender with a Revolving Credit Commitment that fails to make any payment to Administrative Agent that it is required to make hereunder on any Settlement Date and that has not cured such failure by making such payment within 1 Business Day after written demand upon it by Administrative Agent to do so.

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

                  "Defaulting Lenders Rate" means the Reference Rate for the first 3 days from and after the date the relevant payment is due and, thereafter, at the interest rate then applicable to the relevant Revolving Loan.

                  "Designated Account" means account number 153690959611 of Administrative Borrower maintained with Administrative Borrower's Designated Account Bank, or such other deposit account of Administrative Borrower (located within the United States) for the benefit of Borrower and the other Loan Parties that has been designated as such, in writing, by Administrative Borrower to Administrative Agent.

                  "Designated Account Bank" means U.S. Bank, N.A., whose office is located at 111 S.W. Fifth Avenue, Suite 400, Portland, Oregon 97208, and whose ABA number is 123000220.

                  "Dilution Reserve" means, as of any date of determination, an amount sufficient to reduce the advance rates against the Net Amount of Eligible Accounts Receivable (Non-Maintenance) and the Net Amount of Eligible Accounts Receivable (Maintenance) by one percentage point for each percentage point by which Dilution is in excess of 6%.

                  "Dilution" means, in each case based upon the experience of the immediately prior 3 months, the result of dividing the Dollar amount of (a) bad debt write-downs, discounts, advertising or promotion credits given to Account Debtors, returns, credits, or other dilution with respect to the Accounts Receivable, by (b) Borrower's Collections (excluding extraordinary items) plus the Dollar amount of clause (a).

                  "Disposition" means any transaction, or series of related transactions, pursuant to which any Loan Party or any of its Subsidiaries sells, assigns, transfers or otherwise disposes of any property or assets (whether now owned or hereafter acquired) to any other Person, in each case whether or not the consideration therefor consists of cash, securities or other assets owned by the acquiring Person, excluding (a) any sales, leases, or licenses of Inventory in the ordinary course of business on ordinary business terms, or (b) sales or other dispositions of Permitted Investments (other than Permitted Toehold Dispositions).

                  "Dollar," "Dollars" and the symbol "$" each means lawful money of the United States of America.

                  "Effective Date" means the date, on or before August 13, 1999, on which all of the conditions precedent set forth in Section 4.01 are satisfied (or waived by the Lender Group) and the initial Loan is made.

                  "Eligible Accounts Receivable" means Accounts Receivable created by the Borrower in the ordinary course of business, that arise out of the Borrower's sale of goods, rendition of services, or licensing of software, that comply with the representations and warranties respecting Accounts Receivable made by the Borrower in the Loan Documents. In general, except as otherwise determined by Administrative Agent in its reasonable credit judgment, such Account would be deemed to be eligible if:

                           (i) delivery of the merchandise (including the licensing of software) or the rendition of the services has been completed and the Account Debtor receiving such merchandise, software license, or services has been billed with respect thereto;

                           (ii) with respect to such Account Receivable, no return, rejection, repossession or dispute has occurred, the Account Debtor has not asserted any setoff, defense or counterclaim, and there has not occurred any extension of the time for payment without the consent of Administrative Agent, provided that, in the case of any dispute, setoff, defense or counterclaim with respect to an Account Receivable, the portion of such Account Receivable not subject to such dispute, setoff, defense or counterclaim will not be ineligible solely by reason of this clause (ii);

                           (iii) such Account Receivable is lawfully owned by the Borrower free and clear of any Lien other than in favor of the Lender Group and otherwise continues to be in conformity in all material respects with all representations and warranties made by the Borrower to the Lender Group with respect thereto in the Loan Documents;

                           (iv) such Account Receivable is unconditionally payable in Dollars within 120 days from the invoice date and is not evidenced by a promissory note, chattel paper or any other instrument or other document;

                           (v) no more than 90 days have elapsed from the invoice due date and no more than 120 days have elapsed from the invoice date with respect to such Account Receivable;

                           (vi) such Account Receivable is not due from an Affiliate of any Loan Party;

                           (vii) such Account Receivable does not constitute an obligation of the United States or any other Governmental Authority (unless all steps required by Administrative Agent in connection therewith, including notice to the United States Government under the Federal Assignment of Claims Act, have been duly taken in a manner satisfactory to Administrative Agent);

                           (viii) (A) the Account Debtor (or the chief executive office of the Account Debtor) with respect to such Account Receivable is located in the continental United States and is organized under the laws of the United States or any State thereof, or (B) such Account
         Receivable is supported by a letter of credit or other similar obligation reasonably satisfactory to Administrative Agent;

                           (ix) in the case of an Account Debtor with respect to such Account Receivable that also is a supplier to or creditor of a Borrower, such Account Debtor has executed and delivered a no-offset letter satisfactory to Administrative Agent and the same remains in full force and effect;

                           (x) not more than 50% of the aggregate amount of all Accounts Receivable of the Account Debtor with respect to such Account Receivable have remained unpaid 90 days past the invoice due date or 120 days past the invoice date;

                           (xi) the Account Debtor with respect to such Account Receivable (A) is not subject to an Insolvency Proceeding, (B) has not failed, suspended business operations, become insolvent or called a meeting of its creditors for the purpose of obtaining any financial concession or accommodation, (C) has not had or suffered to be appointed a receiver or a trustee for all or a significant portion of its assets or affairs, or (D) in the case of an Account Debtor who is an individual, is not an employee or agent of any Loan Party or any of its Affiliates and has not died or been declared incompetent;

                           (xii) such Accounts Receivable are not with respect to merchandise (including software) placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the Account Debtor may be conditional;

                           (xiii) such Accounts Receivable do not represent progress payments or other advance billings that are due prior to the completion of performance by Borrower of the subject contract for merchandise (including software) or services;

                           (xiv) Administrative Agent is, and continues to be, reasonably satisfied with the credit standing of the Account Debtor in relation to the amount of credit extended and Administrative Agent believes, in its reasonable discretion, that the prospect of collection of such Account Receivable is not impaired for any reason;

                           (xv) such Accounts Receivable are owed by an Account Debtor, net of any customer deposit received from such Account Debtor that would be applied to the Accounts Receivable of such Account Debtor (but without duplication of reserves in respect of customer deposits under Section 2.01(b));

                           (xvi)  such  Accounts   Receivable  are  net  of  any
         commission owed to any Person;

                           (xvii)  such  Accounts   Receivable   have  not  been
         transferred to any law firm, legal department, collection agency, or collection department of any Loan Party;

                           (xviii) that portion of the Accounts Receivable with respect to an Account Debtor that does not exceed 10% of all Eligible Accounts Receivable; and

                           (xix) in the case of Accounts Receivable of a Person that is the subject of an Acquisition by the Loan Parties, such Acquisition is a Permitted Acquisition and Administrative Agent shall have completed an audit of the Accounts Receivable of such Person, the results of which audit shall be reasonably satisfactory to Administrative Agent.

                  "Eligible Transferee" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country, and having total assets in excess of $100,000,000; provided that such bank is acting through a branch or agency located in the United States; (c) a finance company, insurance company or other financial institution or fund that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $100,000,000; (d) any Affiliate (other than individuals) of a Lender; and (e) any other Person approved in writing by Collateral Agent and Administrative Agent.

                  "Employee Plan" means an employee benefit plan (other than a Multiemployer Plan) covered by Title IV of ERISA and maintained (or was maintained at any time during the six (6) calendar years preceding the date of any borrowing hereunder) for employees of the Borrower or any of its ERISA Affiliates.

                  "Environmental Actions" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter or other communication from any Governmental Authority involving violations of Environmental Laws or Releases of Hazardous Materials (i) from any assets, properties or businesses of any Loan Party or any of its Subsidiaries or any predecessor in interest; (ii) from adjoining properties or businesses; or (iii) onto any facilities which received Hazardous Materials generated by any Loan Party or any of its Subsidiaries or any predecessor in interest.

                  "Environmental Laws" means the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. ss. 9601, et seq.), the Hazardous Materials Transportation Act (49 U.S.C. ss. 1801, et seq.). the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901, et seq.), the Federal Clean Water Act (33 U.S.C. ss. 1251 et seq.), the Clean Air Act (42 U.S.C. ss. 7401 et seq.),the Toxic Substances Control Act (15 U.S.C. ss. 2601 et seq. and the Occupational Safety and Health Act (29 U.S.C. ss. 651 et seq.) as such laws may be amended or otherwise modified from time to time, and any other present or future federal, state, local or foreign statute, ordinance, rule, regulation, order, judgment, decree, permit, license or other binding determination of any Governmental Authority imposing liability or establishing standards of conduct for protection of the environment.

                  "Environmental Liabilities and Costs" means all liabilities, monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigations and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any Governmental Authority or any third party, and which relate to any environmental condition or a Release of Hazardous Materials from or onto (i) any property presently or formerly owned by any Loan Party or any of its Subsidiaries, or
(ii) any facility which received Hazardous Materials generated by any Loan Party or any of its Subsidiaries.

                  "Environmental   Lien"   means   any  Lien  in  favor  of  any
Governmental Authority for Environmental Liabilities and Costs.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

                  "ERISA Affiliate" means, with respect to any Person, any trade or business (whether or not incorporated) which is a member of a group of which such Person is a member and which would be deemed to be a "controlled group" within the meaning of Sections 414(b), (c), (m) and (o) of the Code.

                        "Event of Default"  means any of the events set forth in
Section 8.01.

                  "Excess Availability" means the amount, as of the date any determination thereof is to be made, equal to Availability minus the aggregate amount, if any, of all trade payables of Borrower in excess of 60 days past due (or, if the data relative to the age thereof is not readily available, in excess of their historical turnover) and all book overdrafts in excess of their historical practices, in each case as determined by Administrative Agent in its reasonable credit judgment.

                  "Excess Cash Flow" means, with respect to any Person for any period, (i) Consolidated EBITDA of such Person and its Subsidiaries for such period, less (ii) the sum of (A) all interest expenses and taxes of such Person and its Subsidiaries, (B) all scheduled and mandatory cash principal payments on the Loans made during such period (but, in the case of the Revolving Loans, only to the extent that the Revolving Credit Commitment is permanently reduced by the amount of such payments), (C) all scheduled and mandatory cash principal payments on other Indebtedness of such Person or any of its Subsidiaries during such period to the extent such other Indebtedness is permitted to be incurred, and such payments are permitted to be made, under this Agreement, (D) the cash portion of Capital Expenditures made by such Person and its Subsidiaries during such period to the extent permitted to be made under this Agreement, and (E) the excess, if any, of Working Investment at the end of such period over Working Investment at the beginning of such period (or minus the excess, if any, of Working Investment at the beginning of such period over Working Investment at the end of such period).

                  "Exempt Copyright" means any Incipient Copyright or any Obsolete Copyright.

                  "Existing Credit Agreement" means, collectively, all loan and security agreements, credit agreements, note purchase agreements, or similar financing agreements, and all other documents, instruments, and other agreements related thereto with respect to Indebtedness of any Loan Party to the Existing Lenders existing as of the Effective Date and prior to giving effect to any of the transactions contemplated by this Agreement.

                  "Existing Lenders" means U.S. Bank National Association.

                  "Expense Deposit" means the expense deposit in the amount of $200,000 paid by the Borrower to Collateral Agent on or prior to the Effective Date to pay the reasonable out-of-pocket costs and expenses of the Lender Group in connection with the performance of due diligence, the appraising and securing of Collateral and other property and assets of the Loan Parties and their respective Subsidiaries, and the preparation of agreements, instruments and other documents in connection with the transactions contemplated hereby and by the other Loan Documents, and otherwise in connection with the consummation of such transactions.

                  "Fee Letter" means that certain letter agreement, dated as of the date hereof, between Borrower and Collateral Agent, setting forth certain fees payable to Collateral Agent.

                  "FEIN" means Federal Employer Identification Number.

                  "Final Maturity Date" means the third anniversary of the Effective Date, or such earlier date on which any Loan shall become due and payable, in whole or in part, in accordance with the terms of this Agreement and the other Loan Documents.

                  "Financial Statements" means (i) the audited consolidated balance sheet of CFI and its Subsidiaries (other than MECA and Ultradata) at December 31, 1998 and the related consolidated statement of operations, shareholders' equity and cash flows for the Fiscal Year then ended, (ii) (y) the audited consolidated balance sheet of MECA and its Subsidiaries at December 31, 1998 and the related consolidated statement of operations, shareholders' equity and cash flows for the Fiscal Year then ended, and (z) the audited consolidated balance sheet of Ultradata and its Subsidiaries at December 31, 1998 and the related consolidated statement of operations, shareholders' equity and cash flows for the Fiscal Year then ended, (iii) the unaudited consolidated balance sheet of CFI and its Subsidiaries (other than Ultradata) at June 30, 1999 and the related consolidated statement of operations, shareholder's equity and cash flows at June 30, 1999, and (iv) the unaudited consolidated balance sheet of Ultradata and its Subsidiaries at June 30, 1999 and the related consolidated statement of operations, shareholder's equity and cash flows at June 30, 1999.

                  "Fiscal Year" means the fiscal year of the Borrower and its Subsidiaries ending on December 31 of each year.

                  "Fixed Charge Coverage Ratio" means, for any period, the ratio of (i) Consolidated EBITDA of the Borrower and its Subsidiaries for such period, to (ii) the sum of (A) all principal of Indebtedness of the Borrower and its Subsidiaries scheduled to be paid during such period, plus (B) Consolidated Net Interest Expense of the Borrower and its Subsidiaries, to the extent paid or required to be paid in cash, for such period, plus (C) cash income taxes paid or payable by the Borrower and its Subsidiaries during such period, plus (D) cash dividends or distributions paid by the Borrower or any of its Subsidiaries (other than dividends or distributions paid to the Borrower) during such period, plus (E) Capital Expenditures made by the Borrower and its Subsidiaries during such period, plus (F) all amounts paid or payable by the Borrower or any of its Subsidiaries on Operating Lease Obligations having a scheduled due date during such period. In determining the Fixed Charge Coverage Ratio for a particular period (A) pro forma effect will be given to: (1) the incurrence, repayment or retirement of any Indebtedness by the Borrower and its Subsidiaries since the first day of such period as if such Indebtedness was incurred, repaid or retired on the first day of such period and (2) the acquisition (whether by purchase, merger or otherwise) or disposition (whether by sale, merger or otherwise) of any property or assets acquired or disposed of by any of the Borrower and its Subsidiaries since the first day of such period, as if such acquisition or disposition occurred on the first day of such period; (B) interest on Indebtedness bearing a floating interest rate will be computed as if the rate of computation had been the applicable rate for the entire period; (C) if such Indebtedness bears, at the option of the Borrower, a fixed or floating rate of interest, interest thereon will be computed by applying, at the option of the Borrower, either the fixed or floating rate; and (D) the amount of Indebtedness under a revolving credit facility will be computed based upon the average daily balance of such Indebtedness during such period.

                  "FP III" means Foothill Partners III, L.P., a Delaware limited partnership, in its capacity as a Lender.

                  "GAAP" means generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis, provided that for the purpose of Section 6.03 hereof and the definitions used therein, "GAAP" shall mean generally accepted accounting principles in effect on the date hereof and consistent with those used in the preparation of the Financial Statements; provided, however, that if there occurs after the date of this Agreement any change in GAAP that affects in any respect the calculation of any covenant contained in Section 6.03 hereof, the Lender Group and the Borrower shall negotiate in good faith amendments to the provisions of this Agreement that relate to the calculation of such covenant with the intent of having the respective positions of the Lender Group and the Borrower after such change in GAAP conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon, the covenants in Section 6.03 hereof shall be calculated as if no such change in GAAP has occurred.

                  "Governmental Authority" means any nation or government, any Federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                  "Guaranteed Obligations" has the meaning specified therefor in
Section 10.01.

                  "Guaranties" means, individually and collectively, each of the guaranties made by a Guarantor in favor of the Lender Group, in respect of the Obligations, in each case, in form and substance satisfactory to Collateral Agent and Administrative Agent.

                  "Guarantor" means, individually and collectively, and jointly and severally, each Person composing the Borrower and each other Person which guarantees, pursuant to Section 6.01(b) or otherwise, all or any part of the Obligations.

                  "Hazardous Materials" means (a) any element, compound or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substances, extremely hazardous substance or chemical, hazardous waste, special waste, or solid waste under Environmental Laws; (b) petroleum and its refined products; (c) polychlorinated biphenyls; (d) any substance exhibiting a hazardous waste characteristic, including but not limited to, corrosivity, ignitability, toxicity or reactivity as well as any radioactive or explosive materials; and (e) any raw materials, building components, or manufactured products containing asbestos or other hazardous substances.

                  "Hedging Agreement" means any interest rate, foreign currency, commodity or equity swap, collar, cap, floor or forward rate agreement, or other agreement or arrangement designed to protect against fluctuations in interest rates or currency, commodity or equity values (including, without limitation, any option with respect to any of the foregoing and any combination of the foregoing agreements or arrangements), and any confirmation executed in connection with any such agreement or arrangement.

                  "Holdco"  means  Ableco  Holdings  LLC,  a  Delaware   limited
liability company, and representative and designee of Ableco Finance LLC and its Affiliates for purposes of the Warrants and the Registration Rights Agreement.

                  "Incipient Copyright" means any copyright that: (a) relates to software of a Person under development (whether in the form of a new product, a new version of a pre-existing product, an upgrade, add-on, or modification to a pre-existing product, or otherwise) that has not yet become a completed product, version, upgrade, add-on, or modification which is ready to be marketed by or on behalf of such Person or which in fact is being marketed by or on behalf of such Person; or (b) is not the subject of licenses thereof or other Dispositions by such Person giving rise to accounts, contract rights, or other form of obligation.

                  "Indebtedness" means, without duplication, with respect to any Person, (i) all indebtedness of such Person for borrowed money; (ii) all obligations of such Person for the deferred purchase price of property or services (other than trade payables or other account payables incurred in the ordinary course of such Person's business and not past due for more than 90 days after the date such payable was created); (iii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or upon which interest payments are customarily made; (iv) all obligations and liabilities of such Person created or arising under any conditional sales or other title retention agreement with respect to property used and/or acquired by such Person, even though the rights and remedies of the lessor, seller and/or lender thereunder are limited to repossession or sale of such property; (v) all Capitalized Lease Obligations of such Person; (vi) all obligations and liabilities, contingent or otherwise, of such Person, in respect of letters of credit, acceptances and similar facilities; (vii) all obligations and liabilities, calculated on a basis reasonably satisfactory to the Lender Group and in accordance with accepted practice, of such Person under Hedging Agreements; (viii) all Contingent Obligations; (ix) liabilities incurred under Title IV of ERISA with respect to any plan (other than a Multiemployer Plan) covered by Title IV of ERISA and maintained for employees of such Person or any of its ERISA Affiliates; (x) withdrawal liability incurred under ERISA by such Person or any of its ERISA Affiliates to any Multiemployer Plan; (xi) all other items which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person (other than (A) trade payables or other account payables incurred in the ordinary course of such Person's business and not past due for more than 90 days after the date such payable was created, and (B) accrued expenses, deferred revenues, customer deposits, and income taxes payable incurred in the ordinary course of business); and (xii) all obligations referred to in clauses (i) through (xi) of this definition of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien upon property owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness. The Indebtedness of any Person shall include the Indebtedness of any partnership of or joint venture in which such Person is a general partner or a joint venturer.

                  "Indemnified  Matters"  has  the meaning specified therefor in
Section 11.15.

                  "Indemnitees" has the meaning specified therefor in Section 11.15.

                  "Information Memorandum" means that certain written lender presentation, prepared and distributed on or about June 1999 on behalf of Borrower by U.S. Bancorp Libra.

                  "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, or proceedings seeking reorganization, arrangement, liquidation or other similar relief, or formal or informal moratoria, compositions, or extensions made or agreed to generally with such Person's creditors.

                  "Intercompany  Subordination  Agreement" means a Subordination
Agreement,   in  form  and  substance   satisfactory  to  Collateral  Agent  and
Administrative Agent, by each of the Loan Parties in favor of the Lender Group.

                  "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended (or any successor statute thereto) and the regulations thereunder.

                  "Inventory" means all present and future inventory in which any Loan Party has any interest, including goods held for sale, license, or lease or to be furnished under a contract of service and all of the Loan Parties' present and future raw materials, work in process, piece goods, trim and finished goods, and packing and shipping materials, wherever located, and any documents of title representing any of the above, and all such other property the sale, license, lease, or other disposition of which would give rise to an Account Receivable or cash (including intellectual property the license of which would give rise to an Account Receivable or cash).

                  "IRS" means the Internal Revenue Service or any successor federal tax Governmental Authority.

                  "Lease" means any lease of real property to which any Loan Party or any of its Subsidiaries is a party as lessor or lessee.

                  "Lender" and "Lenders" have the respective meanings set forth in the preamble to this Agreement, and shall include any other Person made a party to this Agreement as a "Lender" in accordance with the provisions hereof.

                  "Lender Group" means, individually and collectively, each of the individual Lenders, Administrative Agent, and Collateral Agent.

                  "Lender Group Expenses" means all (a) costs or expenses (including taxes, and insurance premiums) required to be paid by any Loan Party under any of the Loan Documents that are paid or incurred by the Lender Group,
(b) fees or charges paid or incurred by one or more members of the Lender Group in connection with one or members of the Lender Group's transactions with any Loan Party, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including periodic enterprise valuations and periodic Collateral appraisals), real estate surveys, real estate title policies and endorsements, and environmental audits, (c) costs and expenses incurred by one or members of the Lender Group in the disbursement of funds to Borrower (by wire transfer or otherwise), (d) charges paid or incurred by one or more members of the Lender Group resulting from the dishonor of checks, (e) reasonable costs and expenses paid or incurred by one or members of the Lender Group to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) reasonable costs and expenses paid or incurred by one or members of the Lender Group in examining the books and records of any Loan Party, (g) reasonable costs and expenses of third party claims or any other suit paid or incurred by one or more members of the Lender Group in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or one or members of the Lender Group's relationship with any Loan Party or any guarantor, and (h) reasonable fees and expenses (including attorneys fees) incurred by one or more members of the Lender Group in advising, structuring, drafting, reviewing, administering, amending, terminating, enforcing (including attorneys fees and expenses, and expenses of third party consultants or advisors, incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning any Loan Party), defending, or concerning the Loan Documents, irrespective of whether suit is brought.

                  "Lender   Group  Side   Letters"   means,   individually   and
collectively, the Revolving Loan/Term Loan A Side Letter and the Term Loan B Side Letter.

                  "Lender-Related Persons" means, with respect to any Lender, such Lender, together with such Lender's Affiliates, and the officers, directors, employees, counsel, agents, and attorneys-in-fact of such Lender and such Lender's Affiliates.

                  "Levine" means Levine Leichtman Capital Partners II, L.P., a California limited partnership, in its capacity as a Lender.

                  "Liabilities" has the meaning specified therefor in Section 2.07.

                  "Lien"  means  any  mortgage,  deed  of  trust,  pledge,  lien
(statutory or otherwise), security interest, charge or other encumbrance or security or preferential arrangement of any nature, including, without limitation, any conditional sale or title retention arrangement, any Capitalized Lease and any assignment, deposit arrangement or financing lease intended as, or having the effect of, security.

                  "Loans" means all of the Term Loans, the Revolving Loans, and other loans and advances of any kind made by the Lender Group pursuant to the Agreement.

                  "Loan Account" means an account maintained hereunder by Administrative Agent on its books of account, at Administrative Agent's office and with respect to the Borrower, in which the Borrower will be charged with all Loans made to, and all other Obligations incurred by, the Borrower.

                  "Loan Documents" means this Agreement, the Notes, the Guaranties, the Security Agreement, the Copyright Security Agreement, the Patent Security Agreement, the Trademark Security Agreement, the Pledge Agreement, the Warrants, the Registration Rights Agreement, the Suretyship Agreement, the Intercompany Subordination Agreement, the Lockbox

Agreement, and all other agreements, instruments, and other documents executed and delivered pursuant hereto or thereto or otherwise evidencing or securing any Loan or other Obligation.

                  "Loan Parties" means the Borrower and each Guarantor.

                  "Lockbox"  has  the meaning specified therefor in Section 7.01
(a).

                  "Lockbox Account" shall mean a depositary account established pursuant to one of the Lockbox Agreements.

                  "Lockbox Agreement" means, individually and collectively, those certain lockbox agreements and those certain depository agreements, in form and substance reasonably satisfactory to Administrative Agent, each of which is among the Loan Parties, Administrative Agent, and one of the Lockbox Banks.

                  "Lockbox Bank" means U.S. Bank, N.A., whose office is located at 111 S.W. Fifth Avenue, Suite 400, Portland, Oregon 97208, and whose ABA number is 123000220 (or such other banks as may be agreed to by Administrative Agent and Administrative Borrower from time to time).

                  "Maintenance Accounts Receivable" means Accounts Receivable that arise out of the Borrower's rendition of maintenance or consulting services that are recurring or continuing in nature.

                  "Material Adverse Effect" means a material adverse effect on any of (i) the operations, business, assets, properties, condition (financial or otherwise) or prospects of the Loan Parties taken as a whole, (ii) the ability of the Loan Parties, taken as a whole, to perform any of their obligations under any Loan Document to which any Loan Party is a party, (iii) the legality, validity or enforceability of this Agreement or any other Loan Document, (iv) the rights and remedies of the Agents or the Lender Group under any Loan Document, or (v) the validity, perfection or priority of a Lien in favor of the Agents or the Lender Group on any of the Collateral (other than portions thereof that are immaterial individually or in the aggregate).

                  "Material Contract" means, with respect to any Person, each contract or agreement to which such Person or its Subsidiary is a party involving aggregate consideration payable to or by such Person or such Subsidiary of $100,000 or more (other than purchase orders in the ordinary course of the business of such Person and other than contracts that by their terms may be terminated by such Person or Subsidiary in the ordinary course of its business upon less than 90 days' notice without penalty or premium) or otherwise material to the business, operations, condition (financial or otherwise), performance, prospects or properties of such Person or such Subsidiary.
                  "Maximum Revolving Amount" means, as of any date of determination, the lower of (a) $15,000,000.00, and (b) the sum of all Revolving Credit Commitments of all Revolving Credit Lenders.

                  "MECA" has the meaning specified therefor in the preamble hereto.

                  "Moody's"  means  Moody's  Investor  Service,  Inc.   and  any
successor thereto.

                  "MSHI" has the meaning specified therefor in the preamble hereto.

                  "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA for which any Loan Party or any ERISA Affiliate has contributed to, or has been obligated to contribute to, at any time during the preceding six (6) years.

                  "Net Amount of Eligible Accounts Receivable (Non-Maintenance)" means the aggregate unpaid invoice amount of Eligible Accounts Receivable consisting of Accounts Receivable other than Maintenance Accounts Receivable less, without duplication, returns, discounts, chargebacks, claims, advance payments, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed.

                  "Net Amount of Eligible Accounts Receivable (Maintenance)" means the aggregate unpaid invoice amount of Eligible Accounts Receivable consisting of Maintenance Accounts Receivable less, without duplication, returns, discounts, chargebacks, claims, advance payments, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed.

                  "Net Cash Proceeds" means, (i) with respect to any Disposition by any Person, the amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment of deferred consideration) by or on behalf of such Person or any of its Subsidiaries or Affiliates, in connection therewith after deducting therefrom only (A) the total amount of any Indebtedness secured by any Lien permitted by Section 6.02(a) on any asset (other than Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection with such Disposition (other than Indebtedness under this Agreement), (B) reasonable expenses related thereto reasonably incurred by such Person or such Affiliate in connection therewith,
(C) transfer taxes paid by such Person or such Affiliate in connection therewith and (D) net income taxes to be paid in connection with such Disposition (after taking into account any tax credits or deductions and any tax sharing arrangements and (ii) with respect to the issuance or incurrence of any Indebtedness by any Person, or the sale or issuance by any Person of any shares of its Capital Stock, the aggregate amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment of deferred consideration) by or on behalf of such Person or any of its Subsidiaries or Affiliates in connection therewith after deducting therefrom only reasonable brokerage commissions, underwriting fees and discounts, legal fees and similar fees and commissions.

                  "Notes" means the Revolving Credit Notes and the Term Notes.

                  "Notice of Borrowing"  has  the  meaning specified therefor in
Section 2.02.

                  "Obligations" means (i) the obligations of the Borrower to pay, as and when due and payable (by scheduled maturity, required prepayment, acceleration, demand or otherwise), all amounts from time to time owing by it in respect of the Loan Documents, whether direct or indirect, absolute or contingent, now existing or hereafter arising, whether for principal, interest (including, without limitation, any interest that, but for the provisions of the Bankruptcy Code, would have accrued), fees (including, without limitation, any fees that, but for the provisions of the Bankruptcy Code, would have accrued), indemnification payments, Lender Group Expenses (including, without limitation, any costs or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), or otherwise, and (ii) the obligations of the Borrower and any other Loan Party to perform or observe all of its obligations from time to time existing under the Loan Documents.

                  "Obsolete Copyright" means any copyright that relates to software of a Person that: (a) is no longer sold or marketed by such Person; (b) is not generating any material amount of Accounts or revenues of such Person; or
(c) does not have a material fair market value.

                  "Operating Lease Obligations" means all obligations for the payment of rent for any real or personal property under leases or agreements to lease, other than Capitalized Lease Obligations.

                  "Ordinary Course Proceeds" means, collectively, all proceeds and Collections in respect of (A) Accounts Receivable (or any deposits from customers or other Collateral securing Accounts Receivable, letters of credit supporting Accounts Receivable, guarantees with respect thereto or similar items) and the sale, lease, license, or other disposition of Inventory, whether in the ordinary course of business, through liquidation, or otherwise, (b) any identifiable proceeds thereof, (c) all deposit accounts to the extent such deposit accounts contain such identifiable proceeds, and (d) solely to the extent necessary for the collection of Accounts Receivable or the sale, lease, license, or other disposition of Inventory, all books and records, customer lists, invoices, advertising materials, promotional materials, and other general intangibles. Anything to the contrary notwithstanding contained in this definition or otherwise in this Agreement, in the event of the sale of all or substantially all of the assets of any Loan Party or of the Capital Stock of any Loan Party, then the portion of the purchase price that shall be deemed to be Ordinary Course Proceeds shall be limited to that portion of the Net Cash
Proceeds of such sale (the "Net Proceeds") that is fairly and reasonably allocable to the property described in the foregoing clauses (a) through (d) of the subject Loan Party (but, in any event, not less than the amount of the Revolving Facility Usage fairly and reasonably allocable to such property), and the balance of such Net Proceeds shall not be deemed Ordinary Course Proceeds.

                  "Overadvance" means the amount, if any, by which the Revolving Facility Usage exceeds the lesser of (a) the Borrowing Base or (b) the Maximum Revolving Amount.

                  "Participant  Register"  has the meaning specified therefor in
Section 11.07(b)(ii).

                  "Patent Security Agreement" means a Patent Security Agreement, by the Loan Parties in favor of Collateral Agent for the benefit of the Lender Group, in form and substance satisfactory to Collateral Agent.

                  "Payoff Letter" means, with respect to each Existing Lender, a letter, in form and substance reasonably satisfactory to Collateral Agent, from such Existing Lender to Collateral Agent respecting the amount necessary to repay in full all of the obligations of the Loan Parties owing to such Existing Lender and obtain a termination or release of all of the Liens existing in favor of such Existing Lender in respect of the assets of the Loan Parties.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

                  "Permitted Acquisition" means an Acquisition to be consummated by any Loan Party if each of the following conditions shall have been satisfied:

                           (A) after giving effect to the payment of the cash portion of the total purchase price of such Acquisition, there shall be Excess Availability of not less than $5,000,000;

                           (B) the Borrower shall have furnished to the Lender Group at least 10 Business Days prior to the consummation of such Acquisition (1) an executed term sheet and/or commitment letter (setting forth in reasonable detail the terms and conditions of such Acquisition) and, at the request of Administrative Agent or Collateral Agent, such other information and documents that Administrative Agent or Collateral Agent may reasonably request, including, without limitation, executed counterparts of the respective agreements, documents or instruments pursuant to which such Acquisition is to be consummated (including, without limitation, any related management, non-compete, employment, option or other material agreements), any schedules to such agreements, documents or instruments and all other material ancillary agreements, instruments and documents to be executed or delivered in connection therewith, (2) pro forma financial statements of CFI and its Subsidiaries after the consummation of such Acquisition, (3) a certificate of a Responsible Official of CFI, demonstrating on a pro forma basis compliance with all covenants set forth in Section 6.03 after the consummation of such Acquisition, and
         (4) copies of such other agreements, instruments and other documents (including, without limitation, the Loan Documents required by Section 6.01(b)) as Administrative Agent or Collateral Agent shall reasonably request;

                           (C) the agreements, instruments and other documents referred to in paragraph (B) above shall provide that (1) neither any Loan Party nor any of its Subsidiaries shall, in connection with such Acquisition, assume or remain liable in respect of any Indebtedness of the Seller or Sellers, or other obligation of the Seller or Sellers (except for obligations incurred in the ordinary course of business in operating the property so acquired and necessary and desirable to the continued operation of such property and except for Indebtedness that the Lender Group otherwise expressly consents to in writing after its review of the terms of the proposed Acquisition), and (2) all property to be so acquired in connection with such Acquisition shall be free and clear of any and all Liens, except for Permitted Liens (and, if any such property is subject to any Lien not permitted by this clause (2) then, concurrently with such Acquisition such Lien shall be released);

                           (D) the Subsidiary to be acquired or formed as a result of such Acquisition shall be engaged in the same business as the Borrower and such Subsidiary will be a direct wholly-owned Subsidiary of CFI;

                           (E) such Acquisition shall be effected in such a manner so that the acquired Capital Stock or assets are owned either by CFI or a wholly-owned Subsidiary of CFI and, if effected by merger involving the Borrower, the Borrower shall be the surviving Person;

                           (F) any such Subsidiary (and its equityholders) shall execute and deliver the agreements, instruments and other documents required by Section 6.01(b); and

                           (G) the Required Lenders, Administrative Agent, and Collateral Agent otherwise shall have consented to the Acquisition; provided, however, that such consent shall not be unreasonably withheld if (1) the total purchase price of such Acquisition does not exceed $1,000,000 in the aggregate, and (2) the total purchase price of such Acquisition and all other Acquisitions (exclusive of the Ultradata Acquisition) made in the same fiscal year as such Acquisition does not exceed $5,000,000 in the aggregate.

                  "Permitted Indebtedness" means:

                  (a)      any Indebtedness owing to the Lender Group;

                  (b) any other Indebtedness listed on Schedule 6.02(b), but not the extension of maturity, refinancing or modification of the terms thereof, unless (i) such extension, refinancing or modification is pursuant to terms that are not less favorable to the Borrower than the terms of the Indebtedness being extended, refinanced or modified, and (ii) after giving effect to the extension, refinancing or modification, such Indebtedness is not greater than the amount of Indebtedness outstanding immediately prior to such extension, refinancing or modification;

                  (c) Indebtedness evidenced by Capitalized Lease Obligations entered into in order to finance Capital Expenditures made by the Borrower or any of its Subsidiaries in accordance with the provisions of Section 6.02(g), which indebtedness, when aggregated in the principal amount of all indebtedness incurred under this clause (c) and clause (d) of this definition, does not exceed $1,000,000 at any time outstanding;

                  (d) Indebtedness permitted by clause (e) of the definition of "Permitted Lien";

                  (e) Permitted Subordinated Indebtedness existing on the Effective Date, so long as the same remains subject to the subordination provisions with respect thereto set forth in the Permitted Subordinated Indebtedness Documents in effect on the Effective Date;

                  (f) additional unsecured Indebtedness of the Borrower not expressly permitted by clauses (a) through (d) above, provided that the aggregate principal amount of the Indebtedness outstanding under this clause (f) shall not at any time exceed $500,000; and

                  (g) such other Indebtedness as the Required Lenders may consent to in writing from time to time (in their sole and absolute discretion).

                  "Permitted Investments" means (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within six months from the date of acquisition thereof, (ii) commercial paper, maturing not more than 270 days after the date of issue rated P-1 by Moody's or A-1 by Standard & Poor's;
(iii) certificates of deposit maturing not more than 270 days after the date of issue, issued by commercial banking institutions and money market or demand deposit accounts maintained at commercial banking institutions, each of which is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000; (iv) repurchase agreements having maturities of not more than 90 days from the date of acquisition which are entered into with major money center banks included in the commercial banking institutions described in clause (iii) above and which are secured by readily marketable direct obligations of the Government of the United States of America or any agency thereof, (v) money market accounts maintained with mutual funds having assets in excess of $2,500,000,000, (vi) tax exempt securities rated A or better by Moody's or A+ or better by Standard & Poor's, and (vii) Permitted Toehold Investments.

                  "Permitted Liens" means:

                  (a)      Liens securing the Obligations;

                  (b) Liens for taxes, assessments and governmental charges the payment of which is not required under Section 6.01(c);

                  (c) Liens imposed by law, such as carriers', warehousemen's, mechanics', materialmen's and other similar Liens arising (provided they are subordinate to the Lender Group's Liens on Collateral or they are in respect of amounts that are immaterial individually or in the aggregate) in the ordinary course of business and securing obligations (other than Indebtedness for borrowed money) that are not overdue by more than 30 days or are being contested in good faith and by appropriate proceedings promptly initiated and diligently conducted, and a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

                  (d) Liens described on Schedule 6.02(a), but not: (i) the extension of coverage thereof to other property, (ii) the extension of maturity, refinancing or other modification of the terms thereof (that is adverse to Borrower), or (iii) the increase of the Indebtedness secured thereby;

                  (e) (i) purchase money Liens on equipment acquired or held by any Loan Party or any of its Subsidiaries in the ordinary course of its business to secure the purchase price of such equipment or Indebtedness incurred solely for the purpose of financing the acquisition of such equipment, or (ii) Liens existing on such equipment at the time of its acquisition; provided, however, that (A) no such Lien shall extend to or cover any other property of any Loan Party or any of its Subsidiaries, (B) the principal amount of the Indebtedness secured by any such Lien shall not exceed 80% of the lesser of the fair market value or the cost of the property so held or acquired and (C) the aggregate principal amount of Indebtedness secured by any or all such Liens shall not exceed at any one time outstanding $1,000,000;

                  (f) deposits and pledges securing (i) obligations incurred in respect of workers' compensation, unemployment insurance or other forms of governmental  insurance  or benefits,  (ii) the  performance  of bids,  tenders,
leases,   contracts  (other  than  for  the  payment  of
money) and statutory obligations or (iii) obligations on surety or appeal bonds, but only to the extent such deposits or pledges are incurred or otherwise arise in the ordinary course of business and secure obligations not past due;

                  (g) easements, zoning restrictions and similar encumbrances on real property and minor irregularities in the title thereto that do not (i) secure obligations for the payment of money or (ii) materially impair the value of such property or its use by any Loan Party or any of its Subsidiaries in the normal conduct of such Person's business; and

                  (h) such other Liens as the Required Lenders may consent to in writing from time to time (in their sole and absolute discretion).

                  "Permitted Preferred Stock" means, collectively, (a) the CFI Class A Preferred Stock, and (b) any other Preferred Stock issued by CFI that is not Prohibited Preferred Stock.

                  "Permitted Subordinated Indebtedness" means (i) unsecured, subordinated Indebtedness of CFI, in the aggregate original face amount of $7,437,535 (with original issue discount of $1,887,535), evidenced by those certain 10% Convertible Subordinated Discount Notes issued by CFI on the Effective Date, that is incurred pursuant to, and subordinated in favor of the Obligations in accordance with the subordination provisions set forth in, the Permitted Subordinated Indebtedness Agreement, and (ii) unsecured, subordinated guaranties by the other Loan Parties of such Indebtedness pursuant to, and subordinated in favor of the Obligations in accordance with the subordination provisions set forth in, the Permitted Subordinated Indebtedness Documents.

                  "Permitted Subordinated Indebtedness Agreement" means that certain Note Purchase Agreement, dated as of August 13, 1999, among CFI, the other Loan Parties, and the purchasers listed therein, in the form of that attached hereto as Exhibit P-1.

                  "Permitted Subordinated Indebtedness Documents" means, collectively, the Permitted Subordinated Indebtedness Agreement, and all documents and instruments to be executed or delivered in connection therewith, relative to the Permitted Subordinated Indebtedness.

                  "Permitted Toehold Investments" means the Acquisition of Capital Stock of a Person other than a Subsidiary of a Loan Party (but not to exceed 10% of all of the issued and outstanding Capital Stock of such Person on a fully diluted basis) so long as (a) no Default or Event of Default shall have occurred and be continuing or would result from the consummation of the proposed Acquisition, (b) the Person, whose Capital Stock is being acquired, is engaged in the same business as that of any Loan Party or any of its Subsidiaries or in a business reasonably related thereto, (c) the relevant Capital Stock being acquired in such Person is acquired directly by CFI, (d) CFI shall have executed and delivered a supplement to the Pledge Agreement, together with (i) any and all certificates evidencing all of such acquired Capital Stock, and (ii) undated stock powers executed in blank with signature guaranteed, and Collateral Agent's Liens on the acquired Capital Stock shall be perfected, and (e) the aggregate amount expended by Borrower in respect of all such Permitted Toehold Investments does not exceed $1,000,000.

                  "Person" means an individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or Governmental Authority.

                  "Pledge Agreement" means a Pledge Agreement d as of the date hereof, made by the Loan Parties in favor of Collateral Agent for the benefit of the Lender Group, in form and substance satisfactory to Collateral Agent.

                  "Post-Default Rate" means a rate of interest per annum equal to the rate of interest otherwise in effect from time to time pursuant to the terms of this Agreement plus 4%.

                  "Preferred Stock" means, with respect to any Person, any class or series of Capital Stock of such Person that is entitled, upon distribution of assets of such Person, whether by dividend or liquidation, to a preference over another class or series of Capital Stock of such Person.

                  "Prohibited Preferred Stock" means any Preferred Stock of a Loan Party the terms and conditions of issuance, and rights and preferences, of which are not approved in writing by the Required Lenders in their sole and absolute discretion, including any Preferred Stock of a Loan Party that by its terms is mandatorily redeemable or subject to any other payment obligation (including any obligation to pay dividends, other than dividends of Preferred Stock of the same class and series payable in kind or dividends of common stock) on or before a date not earlier than 2 years after the Final Maturity Date or, on or before a date not earlier than 2 years after the Final Maturity Date, is redeemable at the option of the holder thereof for cash (or assets or securities other than distributions in kind of Preferred Stock of the same class and series or of common stock).

                  "Pro Rata Share means:

                  (a) with respect to a Lender's obligation to make Revolving Loans and receive payments relative thereto, the percentage obtained by dividing
(i) such Lender's Revolving Credit Commitment,  as set forth on Schedule C-1, by
(ii) the aggregate Revolving Credit Commitments of all Lenders, as set forth on Schedule C-1;

                  (b)      [intentionally omitted]

                  (c) with respect to a Lender's obligation to make Term Loan A and receive payments relative thereto, the percentage obtained by dividing (i) such Lender's Term Loan A Commitment, as set forth on Schedule C-1, by (ii) the aggregate Term Loan A Commitments of all Lenders, as set forth on Schedule C- 1.

                  (d) with respect to a Lender's obligation to make Term Loan B and receive payments relative thereto, the percentage obtained by dividing (i) such Lender's Term Loan B Commitment, as set forth on Schedule C-1, by (ii) the aggregate Term Loan B Commitments of all Lenders, as set forth on Schedule C-1.; and

                  (e)  with  respect  to  all  other  matters   (including   the
indemnification   obligations  arising  under  Section  12.05),  the  percentage obtained by dividing (i) such Lender's Total

Commitments to make Loans, as set forth on Schedule C-1, by (ii) the aggregate Total Commitments of all Lenders, as set forth on Schedule C-1.

                  "property" means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

                  "Purchase Price" means, with respect to any Acquisition, an amount equal to the sum of (i) the aggregate consideration, whether cash, property or securities (including, without limitation, the fair market value of any Capital Stock of CFI issued in connection with such Acquisition), paid or delivered by CFI in connection with such Acquisition, plus (ii) the aggregate amount of liabilities of the acquired business (net of current assets of the acquired business) that would be reflected on a balance sheet (if such were to be prepared) of the Borrower and its Subsidiaries after giving effect to such Acquisition.

                  "Rating  Agencies"  has  the  meaning  specified  therefor  in
Section 2.07.

                  "Reference   Bank"  means  The  Chase   Manhattan   Bank,  its
successors or any other commercial bank designated by the Lender Group to Administrative Borrower for the benefit of the Loan Parties from time to time.

                  "Reference Rate" means the rate of interest publicly announced by the Reference Bank in New York, New York from time to time as its prime rate or base rate. The prime rate or base rate is determined from time to time by the Reference Bank as a means of pricing some loans to its borrowers and neither is tied to any external rate of interest or index nor necessarily reflects the lowest rate of interest actually charged by the Reference Bank to any particular class or category of customers. Each change in the Reference Rate shall be effective from and including the date such change is publicly announced as being effective.

                  "Register"   has  the  meaning  specified  therefor in Section
11.07(b)(i).

                  "Registered  Loan"  has  the  meaning  specified  therefor  in
Section 2.03(c).

                  "Registered  Note"  has  the  meaning  specified  therefor  in
Section 2.03(c).

                  "Registration Rights Agreement" means the Registration Rights Agreement, in form and substance satisfactory to Holdco and each other Warrantholder, by and among CFI, Holdco, and each other Warrantholder, with respect to the registration rights of Holdco and each other Warrantholder with respect to Warrant Shares that Holdco and each other Warrantholder may acquire and the anti-dilution and other provisions applicable thereto.

                  "Regulation T", "Regulation U", and "Regulation X" mean, respectively, Regulations T, U, and X of the Board or any successor, as the same may be amended or supplemented from time to time.

                  "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, seeping, migrating, dumping or disposing of any Hazardous Material (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Material) into the indoor or outdoor environment, including ambient air, soil, surface or ground water.

                  "Remedial Action" means all actions taken to (i) clean up, remove, remediate, contain, treat, monitor, assess, evaluate or in any other way address Hazardous Materials in the indoor or outdoor environment; (ii) prevent or minimize a Release or threatened Release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations and post-remedial operation and maintenance activities; or (iv) any other actions authorized by 42 U.S.C. 9601.

                  "Reportable Event" means an event described in Section 4043 of ERISA (other than an event not subject to the provision for 30-day notice to the PBGC under the regulations promulgated under such Section).

                  "Required   EBITDA   Payment"   means,   as  of  any  date  of
determination, an amount equal to the result (so long as it is a positive amount) of (a) the aggregate outstanding amount of Obligations, minus (b) the product of (i) 4, multiplied by (ii) Consolidated EBITDA for the 12 month period then ended. For purposes of this definition, Consolidated EBITDA shall not include EBITDA of MECA or Ultradata generated prior to the Effective Date.

                  "Required Lenders" means, at any time, Lenders whose Pro Rata Shares aggregate at least 66-2/3% of the Commitments or, if the Commitments shall have been terminated irrevocably, Lenders holding at least 66-2/3% of the Obligations then outstanding.

                  "Required Library" means the set or collection of existing copyrights of Borrower (other than Exempt Copyrights) relating to software of Borrower (including Ultradata) that, as of the Effective Date, generated not less than 90% of the aggregate amount of current sales of Borrower (including Ultradata) attributable to sales, licensing, or maintenance of software or other copyrights in existence on or about the Effective Date.

                  "Responsible Official" means, with respect to any Loan Party, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, or any other officer, of such Loan Party (or, in the case of any Loan Party that is a partnership or a limited liability company, the managing partner or the managing member thereof).

                  "Revolving Credit Commitment" means, for each Lender, the commitment of such Lender to make Revolving Loans to the Borrower in an aggregate principal amount at any time outstanding with respect to each such Lender not to exceed the amount set forth opposite the name of such Lender under Revolving Credit Commitment on Schedule C-1, as such amount may be terminated or reduced from time to time in accordance with the terms of this Agreement.

                  "Revolving Credit Commitment Termination Date" means the Final Maturity Date, or such earlier date on which the Revolving Credit Commitment is terminated in full pursuant to Section 2.05 or Section 8.01.

                  "Revolving    Credit   Lenders"   means,    individually   and
collectively, each of the Lenders with a Revolving Credit Commitment greater than zero.

                  "Revolving Credit Note" means, individually and collectively, the promissory notes of the Borrower, substantially in the form of Exhibit R-1, made payable to the order of each Revolving Credit Lender, evidencing the Indebtedness resulting from the making by such Revolving Credit Lender to the Borrower of Revolving Loans and delivered to such Revolving Credit Lender pursuant to Article IV, as each such promissory note may be amended, supplemented, restated, modified or extended from time to time, and any promissory note or notes issued in exchange or replacement therefor. The term "Revolving Credit Note" shall include any Registered Note evidencing the Revolving Loans and delivered pursuant to Section 2.03(c).

                  "Revolving   Facility   Usage"   means   as  of  any  date  of
determination, the aggregate amount of Revolving Loans outstanding.

                  "Revolving Loan" means a loan made by a Revolving Credit Lender to the Borrower pursuant to Section 2.01(b).

                  "Revolving Loan/Term Loan A Side Letter" means that certain letter agreement, dated as of the date hereof, among Administrative Agent, the Revolving Credit Lenders, Collateral Agent, and the Term Loan A Lenders.

                  "SEC" means the Securities and Exchange Commission or any other similar or successor agency of the Federal government administering the Securities Act.

                  "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

                  "Securitization" has the meaning specified therefor in Section 2.07.

                  "Securitization  Party"  the  meaning  specified  therefor  in
Section 2.07.

                  "Security Agreement" means the Security Agreement made by the Loan Parties in favor of Collateral Agent for the benefit of the Lender Group, in form and substance satisfactory to Collateral Agent.

                  "Seller" means any Person that sells Capital Stock or other property or assets to the Borrower or a Subsidiary of the Borrower in a Permitted Acquisition.

                  "Solvent" means, with respect to any Person on a particular date, that on such date (i) the fair value of the property of such Person is not less than the total amount of its liabilities of such Person, (ii) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (iv) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital, after giving due consideration to the prevailing practices in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that reasonably can be expected to become an actual or matured liability

                  "Standard & Poor's" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

                  "Stock Option Plans" means, collectively, CFI's: (a) Nonqualified Stock Option Agreements effective January 21, 1999; (b) 1995
Consolidated and Restated Stock Option Plan effective January 1, 1995, as amended by First Amendment effective January 12, 1996, and as further amended by Second Amendment effective January 21, 1999; (c) 1994 Employee Stock Purchase Plan (effective March 18, 1994); (d) Restated Outside Director Compensation and Stock Option Plan effective April 25, 1994, as amended by First Amendment effective May 14, 1999; (e) Amended and Restated Outside Director Restricted Stock Plan effective October 15, 1993; and (f) Nonqualified Stock Option Plan effective October 15, 1993.

                  "Subsidiary" means, with respect to any Person at any date, any corporation, limited or general partnership, limited liability company, trust, association or other entity (i) the accounts of which would be consolidated with those of such Person in such Person's consolidated financial statements if such financial statements were prepared in accordance with GAAP or
(ii) of which more than 50% of (A) the outstanding Capital Stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors of such corporation, (B) the interest in the capital or profits of such partnership or limited liability company or (C) the beneficial interest in such trust or estate is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such Person.

                  "Suretyship Agreement" means a suretyship agreement by each of the Loan Parties in favor of the Lender Group, in form and substance satisfactory to Collateral Agent and Administrative Agent.

                  "Term Loan A" means the Loan described in Section 2.01(a) made by a Term Loan A Lender to the Borrower on the Effective Date pursuant to
Section 2.01(a).

                  "Term Loan A Commitment" means, for each Lender, the commitment of such Lender to make Term Loan A, in the principal amount with respect to each such Lender equal to the amount set forth opposite the name of such Lender under Term Loan A Commitment on Schedule C-1.

                  "Term Loan A Lenders" means, individually and collectively, each of the Lenders with a Term Loan A Commitment greater than zero.

                  "Term Loan B" means the Loan described in Section 2.01(b) made by a Term Loan B Lender to the Borrower on the Effective Date pursuant to
Section 2.01(b).

                  "Term Loan B Commitment" means, for each Lender, the commitment of such Lender to make Term Loan B, in the principal amount with respect to each such Lender equal to the amount set forth opposite the name of such Lender under Term Loan B Commitment on Schedule C-1.

                  "Term Loan B Lenders" means, individually and collectively, each of the Lenders with a Term Loan B Commitment greater than zero.

                  "Term Loan B Side Letter" means that certain letter agreement, dated as of the date hereof, among Collateral Agent, Levine, and FP III.

                  "Term Loan Lenders" means, individually and collectively, each of the Term Loan A Lenders and the Term Loan B Lenders.

                  "Term Loans" means, individually and collectively, the Term Loans A and the Term Loans B.

                  "Term Note A" means, individually and collectively, the promissory notes of the Borrower, substantially in the form of Exhibit T-1, made payable to the order of each Term Loan A Lender, evidencing the Indebtedness resulting from the making by such Lender to the Borrower of such Lender's Term Loan A and delivered to such Lender pursuant to Article IV, as each such promissory note may be amended, supplemented, restated, modified or extended from time to time, and any promissory note or notes issued in exchange or replacement therefor. The term "Term Note A" shall include any Registered Note evidencing a Term Loan A or portion thereof and delivered pursuant to Section 2.03(c).

                  "Term Note B" means, individually and collectively, the promissory notes of the Borrower, substantially in the form of Exhibit T-2, made payable to the order of each Term Loan B Lender, evidencing the Indebtedness resulting from the making by such Lender to the Borrower of such Lender's Term Loan B and delivered to such Lender pursuant to Article IV, as each such promissory note may be amended, supplemented, restated, modified or extended from time to time, and any promissory note or notes issued in exchange or replacement therefor. The term "Term Note B" shall include any Registered Note evidencing a Term Loan B or portion thereof and delivered pursuant to Section 2.03(c).

                  "Term Notes" means, individually and collectively, the Term Notes A and the Term Notes B.

                  "Termination Event" means (i) a Reportable Event with respect to any Employee Plan, (ii) any event that causes the Borrower or any of its ERISA Affiliates to incur liability under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 4971 or 4975 of
the Code, (iii) the filing of a notice of intent to terminate an Employee Plan or the treatment of an Employee Plan amendment as a termination under Section 4041 of ERISA, (iv) the institution of proceedings by the PBGC to terminate an Employee Plan, or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Employee Plan.

                  "Total Commitment" means, for each Lender, the obligation of such Lender to fund Loans, with respect to each type of Loan in the amount set forth opposite the name of such Lender under the Commitment relative to such Loan type on Schedule C-1, and in an aggregate amount will respect to such Lender equal to the amount set forth opposite the name of such Lender under Total Commitment on Schedule C-1.

                  "Trademark Security Agreement" means a Trademark Security Agreement, by the Loan Parties in favor of Collateral Agent for the benefit of the Lender Group, in form and substance satisfactory to Collateral Agent.

                  "Ultradata" has the meaning specified therefor in the preamble hereto.

                  "Ultradata Acquisition" means the Acquisition of Ultradata by CFI pursuant to the merger of CFI's wholly-owned Subsidiary, UFO Acquisition Co., with and into Ultradata (with Ultradata as the surviving corporation of such merger) in accordance with the terms and conditions of the Ultradata Acquisition Documents.

                  "Ultradata Acquisition Documents" means, collectively, the Agreement and Plan of Merger, dated as of May 17, 1999, by and among CFI, UFO Acquisition Co., and Ultradata, and all documents and instruments to be executed or delivered in connection therewith, in each case, as in effect on the date hereof.

                  "WARN" has the meaning specified therefor in Section 5.01(j).

                  "Warrants" has the meaning assigned to such term in Section 9.01.

                  "Warrant Shares" has the meaning assigned to such term in the Warrants.

                  "Warrantholder" means any Person that is a holder of any Warrant.

                  "Working Investment" means, at any date of determination thereof, (i) the sum, for the Borrower and its Subsidiaries on a consolidated basis, of (A) the unpaid face amount of all Accounts Receivable as at such date of determination plus (B) the aggregate amount of prepaid expenses and other Consolidated Current Assets as at such date of determination, minus (ii) the sum, for the Borrower and its Subsidiaries on a consolidated basis, of (A) the unpaid amount of all accounts payable as at such date of determination, plus (B) the aggregate amount of all accrued expenses as at such date of determination (but, excluding from accounts payable and accrued expenses, the current portion of long-term debt and all accrued interest and taxes).

SECTION 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof'" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (c) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. References in this Agreement to "determination" by the Lender Group or any member thereof include good faith estimates by the Lender Group or such member thereof (in the case of quantitative determinations) and good faith beliefs by the Lender Group or such member thereof (in the case of qualitative determinations).

SECTION 1.03. Accounting and Other Terms. Unless otherwise expressly provided herein, each accounting term used herein shall have the meaning given it under GAAP applied on a basis consistent with those used in preparing the Financial Statements. All terms used in this Agreement which are defined in Article 8 or
Article 9 of the Uniform Commercial Code in effect in the State of New York on the date hereof and which are not otherwise defined herein shall have the same meanings herein as set forth therein.

SECTION 1.04. Time References. Unless otherwise indicated herein, all references to time of day refer to Eastern standard time or Eastern daylight saving time, as in effect in New York City on such day. For purposes of the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding"; provided, however, that with respect to a computation of fees or interest payable to the Lender Group, such period shall in any event consist of at least one full day.

                                   ARTICLE II
                                   THE LOANS

SECTION 2.01.     Commitments.

(a) (i) The Term Loan A Lenders agree, ratably in accordance with their respective Term Loan A Commitments, and on the terms and conditions hereinafter set forth (including subject to the satisfaction of the applicable conditions precedent set forth in Article IV hereof), to make term loans (collectively, "Term Loan A") to the Borrower on the Effective Date in an aggregate principal amount of $35,000,000, which Term Loan A shall be repayable in accordance with the terms hereof and of Term Note A, shall be secured by all of the Collateral, and shall constitute Obligations. The proceeds of Term Loan A shall be used solely for the purposes set forth in Section 5.01(v) hereof. Any principal amount of Term Loan A which is repaid or prepaid by the Borrower may not be reborrowed.

(ii) The Term Loan B Lenders agree, ratably in accordance with their respective Term Loan B Commitments, and on the terms and conditions hereinafter set forth (including subject to the satisfaction of the applicable conditions precedent set forth in Article IV hereof), to make term loans (collectively, "Term Loan B") to the Borrower on the Effective Date in an aggregate principal amount of $30,000,000, which Term Loan B shall be repayable in accordance with the terms hereof and of Term Note B, shall be secured by all of the Collateral, and shall constitute Obligations. The proceeds of Term Loan B shall be used solely for the purposes set forth in Section 5.01(v) hereof. Any principal amount of Term Loan B which is repaid or prepaid by the Borrower may not be reborrowed. It is the understanding of the Term Loan B Lenders that the Term Loan B of each Term Loan B Lender ranks pari passu in right of payment and rights upon liquidation with the Term Loan B of each other Term Loan B Lender.

(b) Each Revolving Credit Lender agrees, ratably in accordance with its respective Revolving Credit Commitment, and on terms and conditions hereinafter set forth (including subject to the satisfaction of the applicable conditions precedent set forth in Article IV hereof), to make loans (collectively, the "Revolving Loans") to Borrower from time to time on any Business Day during the period commencing on the date hereof and ending on, but excluding the Revolving Credit Commitment Termination Date, in an aggregate principal amount at any time outstanding not to exceed such Lender's Pro Rata Share (in accordance with its Revolving Credit Commitment) of an amount equal to the lesser of (i) the Maximum Revolving Amount, or (ii) the amount of the Borrowing Base then in effect. The Borrowing Base shall be net of the amount of reserves, if any, established by Administrative Agent under the Loan Documents, including as set forth below. Administrative Agent shall have the right to establish reserves in such amounts, and with respect to such matters, as Administrative Agent deem in good faith reasonably necessary or appropriate, against the amount of Revolving Loans which Borrower may otherwise request under Section 2.02, including with respect to (A) price adjustments, damages, unearned discounts, returned products or other matters for which credit memoranda are issued in the ordinary course of Borrower's business, (B) (without duplication) unearned or otherwise refundable customer deposits, (C) [intentionally omitted], (D) sums chargeable against Borrower's Loan Account as Revolving Loans under any section of this Agreement,
(E) amounts owing by Borrower to any Person to the extent secured by a Lien (other than Permitted Liens) on, or trust over, any Property of Borrower, and
(F) such other matters, events, conditions, or contingencies as to which Administrative Agent, in good faith and reasonable credit judgment, determines reserves should be established from time to time hereunder. The proceeds of Revolving Loans shall be used solely for the purposes set forth in Section 5.01(v) hereof. Within the limit of the Maximum Revolving Amount and subject to the conditions contained herein, the Borrower may borrow, prepay and reborrow Revolving Loans pursuant to this Article II. The Revolving Loans shall be evidenced hereby and by the Revolving Notes, shall be secured by all of the Collateral, and shall constitute Obligations.

(c)      [intentionally omitted]

SECTION 2.02.     Making the Loans.

(a) An Authorized Person of Administrative Borrower on behalf of Borrower shall give Administrative Agent prior telephone notice (immediately confirmed in writing, in substantially the form of Exhibit N-1 hereto (a "Notice of Borrowing")), not later than 1:00 p.m. (New York City time) on the Business Day of the proposed Loan. Such Notice of Borrowing shall be irrevocable and shall specify (i) the principal amount of the proposed Loan, (ii) in the case of Loans requested on the Effective Date, whether such Loan is requested to be a Revolving Loan or a Term Loan, (iii) the use of the proceeds of such proposed Loan, and (iv) the proposed borrowing date, which must be a Business Day, and, with respect to the Term Loan, must be the Effective Date. Any Notice of Borrowing for any Loan after the Effective Date, the proceeds of which will be used to finance a Permitted Acquisition, shall include copies of the agreements, instruments and other documents specified in clause (B) of the definition of "Permitted

Acquisition". Administrative Agent may act without liability upon the basis of written, telecopied or telephonic notice believed by the Administrative Agent in good faith to be from an Authorized Person of the Administrative Borrower. The Borrower hereby waives the right to dispute Administrative Agent's record of the terms of any such telephonic Notice of Borrowing. Each Notice of Borrowing shall be irrevocable and binding on the Borrower. Administrative Agent on behalf of the Lender Group will make the proceeds of such Loan available to the Borrower on the day of the proposed Loan by causing an amount, in immediately available funds, to be deposited in an account designated by Administrative Borrower on behalf of the Borrower to Administrative Agent at a commercial bank reasonably satisfactory to Administrative Agent.

(b) Section 2.02(a) notwithstanding, the becoming due of any amount required to be paid under this Agreement, the Fee Letter, any Revolving Note or Term Note, or any other Loan Document, whether of principal or interest or for any other Obligation, shall be deemed irrevocably to be a request for a Revolving Loan on the due date in the amount required to pay such principal, interest, or other Obligation.

(c) Administrative Agent shall from time to time, but no less frequently than weekly, notify each Revolving Credit Lender of the date such Lender is to fund its Revolving Loans, and the amount to be made available by it. If and to the extent that a Revolving Credit Lender and Administrative Agent so agree, at Administrative Agent's discretion, the amount to be made available by such Revolving Credit Lender on any date may be netted against any amount owing to such Lender and otherwise payable by Administrative Agent on account of payments received by it from Borrower on such date. The amount to be made available by each Revolving Credit Lender on any date (which date shall be a Business Day) shall be made available by it on such date to Administrative Agent at the Administrative Agent Account, in immediately available funds, not later than 2:00 p.m. (New York time). The obligation of each Revolving Credit Lender to Administrative Agent (as opposed to Borrower) to fund its Revolving Loans on the date specified by Administrative Agent is absolute and unconditional and shall not be affected by any circumstance whatsoever, including (i) any set off, counterclaim, recoupment, defense or other right which such Lender may have against Administrative Agent, the Borrower or any other Person for any reason whatsoever, (ii) the financial condition or prospects of the Borrower, (iii) the failure of any other such Lender to make funds available to Agent with respect to its Revolving Loans, (iv) the occurrence or continuation of an Event of Default, whether the same shall occur before or after Administrative Agent shall have made the Revolving Loans, or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

(d) The Borrower and the Lender Group hereby irrevocably authorize Administrative Agent to disburse the proceeds of each Revolving Loan requested, or deemed to be requested, pursuant to this Section 2.02 as follows: (i) the proceeds of each Revolving Loan requested under Section 2.02(a) hereof shall (if Administrative Agent so requires, subject to receipt by Administrative Agent of funds from the Revolving Credit Lenders) be disbursed by Administrative Agent in lawful money of the United States of America in immediately available funds, in the case of the initial borrowing, in accordance with the terms of a written disbursement letter from the Borrower, and in the case of each subsequent borrowing, by wire transfer to the Designated Account or such other bank account as may be agreed upon in writing by

Administrative Borrower and Administrative Agent from time to time, and (ii) the proceeds of each Revolving Loan requested under Section 2.02(b) hereof shall be charged to the Loan Account and disbursed by Administrative Agent by way of direct payment of the relevant interest or other Obligation. Administrative Agent is authorized to make Revolving Loans under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person of Administrative Borrower, or without instructions if pursuant to Section 2.02(b). Administrative Borrower agrees to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Revolving Loans requested by Administrative Borrower and made by Administrative Agent or the Lenders hereunder.

(e) The Borrower and the Lender Group hereby irrevocably authorizes and directs Administrative Agent to charge to the Borrower's Loan Account hereunder, as a Revolving Loan deemed made to Borrower, a sum sufficient to pay all principal of Term Loans due and all interest accrued on the Obligations during the immediately preceding month and to pay all Lender Group Expenses at any time owed by any Loan Party to the Lender Group hereunder or under any of the Loan Documents (including the Fee Letter); provided, however, that Administrative Agent may, but shall not be required to, so charge the Borrower's Loan Account during the existence of an Event of Default or if and to the extent such charge would result in an Overadvance. Amounts so charged pursuant to this Section 2.02(e) shall be deemed Revolving Loans requested by Borrower pursuant to
Section 2.02(b), and the provisions of Section 2.02(c) and Section 2.02(d) shall be applicable to each such Revolving Loan.

(f) (i) Revolving Loans and payments will be settled among Administrative Agent and the Revolving Credit Lenders according to such procedures as Administrative Agent and such Lenders may agree from time to time. These procedures notwithstanding, each such Lender's obligation to fund its portion of the Revolving Loans shall commence on the date such Revolving Loans are made by Administrative Agent. Such payments to Administrative Agent will be made by such Lenders without set-off, counterclaim or reduction of any kind.

(ii) Administrative Agent may require the Revolving Lenders to settle Revolving Loans and payments on a daily basis (or such lesser frequency as Administrative Agent may determine) (each day of settlement being a "Settlement Date"). Administrative Agent will advise each Revolving Credit Lender by telephone or telecopy of the amount of each such Lender's Pro Rata Share (in accordance with its Revolving Credit Commitment) of the Revolving Facility Usage as of the close of business of the Business Day immediately preceding the Settlement Date. In the event that payments are necessary to adjust such Lender's actual Pro Rata Share (in accordance with its Revolving Credit Commitment) of the Revolving Facility Usage as of any Settlement Date to equal the amount of such Lender's required Pro Rata Share (in accordance with its Revolving Credit Commitment) of the Revolving Facility Usage, the party from which such payment is due will pay the other, in same day funds, by wire transfer to the other's account not later than the applicable time set forth on Section 2.02(c).

(iii) If any such payment is not made to Administrative Agent by any such Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, such Lender shall be a Defaulting Lender and Administrative Agent shall be entitled to recover for its account such amount on demand from such Lender together with interest thereon at the

Defaulting Lenders Rate. Administrative Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Borrower to Administrative Agent for the Defaulting Lender's benefit on account of its Revolving Loans. Any such amounts payable to a Defaulting Lender shall instead be paid to or retained by Administrative Agent. Administrative Agent may hold and, in its discretion, re-lend to Borrower as Revolving Loans the amount of any or all such payments received or retained by it for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents and determining Required Lenders, Defaulting Lender shall be deemed not to be a "Lender" (in respect of its Revolving Loans and Revolving Credit Commitment) and such Defaulting Lender's Revolving Credit Commitment with respect to the Revolving Loans shall be deemed to be zero (-0-). This section shall remain effective with respect to such Lender until (x) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable or (y) the Revolving Credit Lenders that are non-Defaulting Lenders and Administrative Agent shall have waived such Lender's default in writing. The operation of this section shall not be construed to increase or otherwise affect the Commitments of any Lender other than such Defaulting Lender, or relieve or excuse the performance by Borrower of its duties and obligations hereunder.

SECTION 2.03.     Notes; Repayment of Loans and other Obligations.

                  (a) (i) As to each Term Loan A Lender, the Term Loan A of such Lender shall be evidenced by a single Term Note A, duly executed on behalf of the Borrower, dated the Effective Date, and delivered to and made payable to the order of such Lender in a principal amount equal to the amount of such Lender's Term Loan A Commitment.

                      (ii) As to each Term Loan B Lender, the Term Loan B of such Lender shall be evidenced by a single Term Note B, duly executed on behalf of the Borrower, dated the Effective Date, and delivered to and made payable to the order of such Lender in a principal amount equal to the amount of such Lender's Term Loan B Commitment.

                      (iii)  As  to  each Revolving Credit Lender, all Revolving
Loans made by such Lender to the Borrower shall be evidenced by a single Revolving Credit Note, duly executed on behalf of the Borrower, dated the Effective Date, and delivered to and made payable to the order of such Lender in a principal amount equal to the amount of such Lender's Revolving Credit Commitment.

                  (b) (i) As to each Term Loan A Lender, the Term Loan A of such Lender shall be repayable in 9 consecutive quarterly installments, on the first day of each January, April, July, and October, commencing on April 1, 2000 and ending on April 1, 2002, consisting of (A) 2 installments (payable on April 1, 2000 and July 1, 2000), each in an amount equal to such Lender's Pro Rata Share (relative to Term Loan A) of $1,000,000.00, followed by (B) 4 installments (payable on October 1, 2000, January 1, 2001, April 1, 2001, and July 1, 2001), each in the amount equal to such Lender's Pro Rata Share (relative to Term Loan
A) of $2,000,000.00, followed by (C) 3 installments (payable on October 1, 2001, January 1, 2002, and April 1, 2002), each in an amount equal to such Lender's Pro Rata Share (relative to Term Loan A) of $3,000,000.00; provided, however, that the Term Loan A of each Lender shall be repayable in full on the Final Maturity Date.

                           (ii) As to each Term  Loan B Lender,  the Term Loan B
of such Lender shall be repayable in full on the Final Maturity Date.

                           (iii) Principal payable on account of Revolving Loans
shall be repayable in full by Borrower to Administrative Agent for the account of the Revolving Credit Lenders, in accordance with Section 3.03, immediately upon the earliest of (a) the receipt by Administrative Agent or Borrower of any Ordinary Course Proceeds, to the extent of said proceeds, (b) the occurrence of an Event of Default in consequence of which the Required Lenders elect to accelerate the maturity and payment of the Obligations, or (c) termination of this Agreement pursuant to Section 2.05(g) or Section 2.05(h) hereof; provided, however, that if an Overadvance shall exist, Borrower shall, on demand in writing by any Lender, repay the Overadvance.

                           (iv)  The   outstanding   principal   of  each   Loan
(including, without limitation, all Revolving Loans), together with all other Obligations, shall be due and payable on the Final Maturity Date.

                  (c) Administrative Borrower agrees to record each Loan on the Register referred to in Section 11.07(c). Each Loan recorded on the Register (the "Registered Loan") may not be evidenced by promissory notes other than the Term Note or the Revolving Credit Note, each of which is a Registered Note (as defined below). Upon the registration of any Loan, any promissory note (other than a Registered Note) evidencing the same shall be null and void and shall be returned to Administrative Borrower. The Borrower agrees, at the request of any Lender, to execute and deliver to such Lender a promissory note in registered form to evidence such Registered Loan (i.e. containing the registered note language set forth in Exhibits R-1, T-1, and T-2 hereto) and registered as provided in Section 11.07(c) (a "Registered Note"), payable to the order of such Lender and otherwise duly completed. Once recorded on the Register, the Loan or Loans evidenced by such Note may not be removed from the Register so long as it remains outstanding, and a Registered Note may not be exchanged for a promissory note that is not a Registered Note.

SECTION 2.04.     Interest.

(a) Loans. The Term Loans and each Revolving Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of such Loan until such principal amount becomes due, at a rate per annum equal to:

(i) with respect to the Term Loans A, the greater of (A) the Reference Rate plus 2% or (B) 9.75%.

(ii) with respect to the Term Loans B, the greater of (A) the Reference Rate plus 5% or (B) 12.75%.

(iii) with respect to the Revolving Loans, the greater of (A) the Reference Rate plus 1% or (B) 8.75%.

(b) Default Interest. To the extent permitted by law, upon the occurrence and during the continuance of an Event of Default, the principal of, and all accrued and unpaid interest on, all Loans, and all fees, indemnities or any other Obligations of the Borrower under this Agreement, the Notes and other Loan Documents shall bear interest, from the date such Event of Default occurred until such Event of Default is cured or waived in writing in accordance herewith, at a rate per annum equal to the Post-Default Rate.

(c) Interest Payment. Interest on each Loan shall be payable monthly, in arrears, on the first day of each month, commencing on the first day of the month following the month in which such Loan is made, and at maturity (whether upon demand, by acceleration or otherwise). Interest at the Post-Default Rate, when and as permitted hereunder, shall be payable on demand. The Borrower hereby authorizes Administrative Agent to, and Administrative Agent may, from time to time, charge the Loan Account pursuant to Section 2.02(b) and Section 3.01 with the amount of any interest payment due hereunder.

(d) General. All interest shall be computed on the basis of a year of 360 days for the actual number of days, including the first day but excluding the last day, elapsed.

SECTION 2.05. Reduction of Revolving Credit Commitment; Prepayment of Loans; Term and Termination.

(a)      Reduction of Revolving Credit Commitment.

The aggregate Revolving Credit Commitments, ratably in accordance with the Revolving Credit Lenders' Pro Rata Shares, shall be reduced automatically and concurrently with any prepayment of Revolving Loans pursuant to Section 2.05(c) (exclusive of Section 2.05(c)(i), Section 2.05(c)(iv), Section 2.05(c)(vi),
Section 2.05(c)(vii), Section 2.05(c)(viii), and Section 2.05(c)(x)). Once reduced, the Revolving Credit Commitment may not be increased. Except pursuant to Section 2.05(g)(ii), the Revolving Commitments may not be reduced or terminated by Borrower.

(b)      Optional Prepayment of Term Loans.

(i) The unpaid principal balance of Term Loan A may be prepaid, without payment of any premium or penalty, in whole or in part at any time during the term of this Agreement upon 30 days prior written notice by Administrative Borrower to Administrative Agent (a copy of which notice Administrative Agent shall provide promptly upon its receipt to Collateral Agent and each Lender with a Term Loan A Commitment); provided, however, that, after giving effect to such prepayment of all or any portion of Term Loan A, Excess Availability is not less than $10,000,000.

(ii) The unpaid principal balance of Term Loan B may be prepaid, without payment of any premium or penalty, in whole or in part at any time during the term of this Agreement upon 30 days prior written notice by Administrative Borrower to Administrative Agent (a copy of which notice Administrative Agent shall provide promptly upon its receipt to Collateral Agent and each Lender with a Term Loan B Commitment); provided, however, that, no such prepayment of all or any portion of Term Loan B shall be made unless and to the extent that Term Loan A has been paid in full in cash and, after giving effect thereto, Excess Availability is not less than $10,000,000.

(c)      Mandatory Prepayment.

(i) At any time when an Overadvance exists, the Borrower will immediately prepay the Revolving Loans (ratably in accordance with the Revolving Credit Lenders' Pro Rata Shares) to the full extent of any Overadvance. On each day that any Revolving Loans are outstanding and the Borrower is required hereunder to deliver a Borrowing Base Certificate, the Borrower shall hereby be deemed to represent and warrant to the Lender Group that the Borrowing Base calculated as of such day equals or exceeds the Revolving Facility Usage outstanding on such day.

(ii) [intentionally omitted]

(iii) [intentionally omitted]

(iv) Within ten (10) Business Days of delivery to the Lender Group of audited annual financial statements pursuant to Section 6.01(a)(ii), commencing with the delivery to the Lender Group of the financial statements for the Fiscal Year ended December 31, 1999, or, if such financial statements are not delivered to the Lender Group on the date such statements are required to be delivered pursuant to such Section 6.01(a)(ii), within ten (10) Business Days after the date such statements are required to be delivered to the Lender Group pursuant to Section 6.01(a)(ii), the Borrower shall prepay the outstanding principal of the Term Loan A ratably in accordance with the Term Loan A Lenders' Pro Rata Shares (or, if the Term Loan A has been paid in full, Borrower shall prepay the outstanding principal of the Term Loan B ratably in accordance with the Term Loan B Lenders' Pro Rata Shares; or, if the Term Loans have been paid in full, Borrower shall prepay the Revolving Loans ratably in accordance with the Revolving Credit Lenders' Pro Rata Shares) in an amount equal to 50% of the Excess Cash Flow of the Borrower and its Subsidiaries for such Fiscal Year. The foregoing to the contrary notwithstanding, the amount of such prepayment required to be made under this Section 2.05(c)(iv) solely in respect of the Excess Cash Flow of the Borrower and its Subsidiaries for the Fiscal Year ended December 31, 1999 shall not exceed the lesser of (a) 50% of the Excess Cash Flow of the Borrower and its Subsidiaries for the period commencing on the Effective Date and ending on December 31, 1999, and (b) $1,500,000.

(v) [intentionally omitted]

(vi) Immediately upon any Disposition by any Loan Party pursuant to Section 6.02(c)(ii)(C), the Borrower shall, subject to Section 3.03 hereof, prepay the outstanding principal of the Term Loan A ratably in accordance with the Term Loan A Lenders' Pro Rata Shares (or, if the Term Loan A has been paid in full, Borrower shall prepay the outstanding principal of the Term Loan B ratably in accordance with the Term Loan B Lenders' Pro Rata Shares; or, if the Term Loans have been paid in full, Borrower shall prepay the Revolving Loans ratably in accordance with the Revolving Credit Lenders' Pro Rata Shares) in an amount equal to 100% of the Net Cash Proceeds received by the Loan Parties in connection with such Disposition.

(vii) Upon the loss, destruction or taking by condemnation of any Collateral, the Borrower shall, subject to Section 3.03 hereof, prepay the outstanding principal of the Term Loan A ratably in accordance with the Term Loan A Lenders' Pro Rata Shares (or, if the Term Loan A has been paid in full, Borrower shall prepay the outstanding principal of the Term Loan B ratably in accordance with the Term Loan B Lenders' Pro Rata Shares; or, if the Term Loans have been paid in full, Borrower shall prepay the Revolving Loans ratably in accordance with the Revolving Credit Lenders' Pro Rata Shares) in an amount equal to 100% of the proceeds received by the Loan Parties in connection therewith, net of any reasonable expenses incurred in collecting such net proceeds.

(viii) Upon the issuance or incurrence by any Loan Party of any Indebtedness except as permitted by Section 6.02(b), or the sale or issuance by any Loan Party of any shares of its Capital Stock, the Borrower shall, subject to Section
3.03 hereof, prepay the outstanding principal of the Term Loan A ratably in accordance with the Term Loan A Lenders' Pro Rata Shares (or, if the Term Loan A has been paid in full, Borrower shall prepay the outstanding principal of the Term Loan B ratably in accordance with the Term Loan B Lenders' Pro Rata Shares; or, if the Term Loans have been paid in full, Borrower shall prepay the Revolving Loans ratably in accordance with the Revolving Credit Lenders' Pro Rata Shares) in an amount equal to 100% of the Net Cash Proceeds received by the Loan Parties in connection therewith. The provisions of this subsection
(c)(viii) shall not be deemed to be implied consent to any issuance or incurrence of Indebtedness, or any sale or issuance of any Capital Stock, otherwise prohibited by the terms and conditions hereof.

(ix) Within ten (10) Business Days of delivery to the Lender Group of audited annual financial statements pursuant to Section 6.01(a)(ii), commencing with the delivery to the Lender Group of the financial statements for the Fiscal Year ended December 31, 1999, or, if such financial statements are not delivered to the Lender Group on the date such statements are required to be delivered pursuant to such Section 6.01(a)(ii), within ten (10) Business Days after the date such statements are required to be delivered to the Lender Group pursuant to Section 6.01(a)(ii), the Borrower shall, subject to Section 3.03 hereof, prepay the outstanding principal of the Term Loan A ratably in accordance with the Term Loan A Lenders' Pro Rata Shares (or, if the Term Loan A has been paid in full, Borrower shall prepay the outstanding principal of the Term Loan B ratably in accordance with the Term Loan B Lenders' Pro Rata Shares; or, if the Term Loans have been paid in full, Borrower shall prepay the Revolving Loans ratably in accordance with the Revolving Credit Lenders' Pro Rata Shares) in an amount equal to the then extant Required EBITDA Payment.

(x) At any time when a Collection Rule Overadvance exists, the Borrower immediately shall, subject to Section 3.03 hereof, prepay the Revolving Loans ratably in accordance with the Revolving Credit Lenders' Pro Rata Shares (or, if the outstanding amount of the Revolving Loans is zero (-0-), Borrower shall prepay the outstanding principal of the Term Loan A ratably in accordance with the Term Loan A Lenders' Pro Rata Shares; or, if the Term Loan A has been paid in full, Borrower shall prepay the outstanding principal of the Term Loan B ratably in accordance with the Term Loan B Lenders' Pro Rata Shares) in an amount equal to such excess.

(d) Application of Payments. Each prepayment pursuant to subsection (b) or subsection (c) above in respect of the Term Loans shall be applied against the remaining installments of principal of the applicable Term Loans in the inverse order of maturity.

(e) Interest and Fees. Any prepayment made pursuant to this Section 2.05 shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment, and if such prepayment would reduce the amount of the outstanding Loans to zero at a time when the Revolving Credit Commitments have been terminated, such prepayment shall be accompanied by the payment of the fees accrued to such date pursuant to Section 2.06.

(f)  Cumulative  Prepayments.  Except as  otherwise  expressly  provided in this
Section 2.05, payments with respect to any subsection of this Section 2.05 are in addition to payments made or required to be made under any other subsection of this Section 2.05.

(g) Term of Agreement; Early Termination by Borrower.

(i) Subject to the right of the Lender Group to cease making Loans to Borrower upon or after the occurrence of any Default or Event of Default, this Agreement shall be in effect for the period commencing on the Effective Date and ending on the Final Maturity Date, unless sooner terminated as provided in Section 2.05(g)(ii) or Section 2.05(h).

(ii) Borrower has the option, at any time upon 30 days prior written notice (which notice shall be irrevocable) to Administrative Agent and Collateral Agent, to terminate this Agreement by paying to the Lender Group, in cash, the Obligations (including the "Success Fee" as such term is defined in the Fee Letter), in full.

(h) Termination of Agreement by Lender Group. Administrative Agent (acting on the written instructions of the Required Lenders) or Collateral Agent (acting on the written instructions of the Required Lenders) may, by notice to Administrative Borrower for the benefit of the Loan Parties, terminate this Agreement at any time upon or after the occurrence of an Event of Default.

(i) Effect of Termination. All of the Obligations shall be immediately due and payable upon the termination date stated in any notice of termination of this Agreement. All undertakings, agreements, covenants, warranties, and representations of the Borrower and the other Loan Parties contained in the Loan Documents shall survive any such termination, and, notwithstanding such termination, Collateral Agent shall retain its Liens in the Collateral for the benefit of the Lender Group, and the Lender Group shall retain all of its rights and remedies under the Loan Documents, until the Borrower has paid to Administrative Agent, for the account of the Lender Group, all of Borrower's Obligations to the Lender Group, in full, in immediately available funds, together with the applicable termination charge, if any. Notwithstanding the payment in full of the Obligations, Collateral Agent shall not be required to terminate its security interests in the Collateral unless, with respect to any loss or damage the Lender Group may incur as a result of dishonored checks or other items of payment received by the Lender Group from the Borrower or any Account Debtor and applied to the Obligations, Administrative Agent shall, at its option, (a) have received a written agreement, executed by the Borrower and by any Person whose loans or other advances to the Borrower are used in whole or in part to satisfy the Obligations, indemnifying the Agents and the Lender Group from any such loss or damage, or (b) have retained such monetary reserves, and Collateral Agent shall have retained such Liens on the Collateral, for such period of time as such Agents, in their reasonable discretion, may deem necessary to protect the Lender Group from any such loss or damage.

SECTION 2.06.       Fees.

(a) Financial Examination and Appraisal Fees. Borrower shall pay to the Administrative Agent, for the sole and separate account of Administrative Agent:
(i) Administrative Agent's customary fee of $750 per day per examiner, plus Administrative Agent's reasonable out-of-pocket expenses for each financial analysis and examination (i.e., audits) of the Loan Parties performed by personnel employed by Administrative Agent; and (ii) Administrative Agent's out-of-pocket expenses for each appraisal of the Collateral performed by personnel employed by Administrative Agent; and (iii) the actual charges paid or incurred by Administrative Agent if it elects to employ the services of one or more third Persons to perform such financial analyses and examinations (i.e., audits) of the Loan Parties or to appraise the Collateral or to perform enterprise valuations in respect of the Loan Parties; provided, however, that, if during any one-year period ending on each anniversary of the Effective Date there has not occurred an Event of Default, (y) the amount of charges under this clause (iii) in respect of third Person appraisals of the Collateral charged to Borrower in that one-year period will not exceed the total amount of such charges for 2 such appraisals; and (z) the amount of charges under this clause
(iii) in respect of third Person enterprise valuations in respect of the Loan Parties charged to Borrower in that one-year period will not exceed the total amount of such charges for 2 such valuations.

(b) Fee Letter Fees. Borrower shall pay to the Collateral Agent the fees set forth in the Fee Letter in accordance with the terms thereof, and such fees constitute Obligations hereunder.

SECTION 2.07. Securitization. The Loan Parties hereby acknowledges that the Lenders and any of their Affiliates may sell or securitize the Loans (a "Securitization") through the pledge of the Loans as collateral security for loans to such Lenders or their Affiliates or through the sale of the Loans or the issuance of direct or indirect interests in the Loans, which loans to such Lenders or their Affiliates or direct or indirect interests will be rated by Moody's, Standard & Poor's or one or more other rating agencies (the "Rating Agencies"). The Loan Parties shall cooperate reasonably with such Lenders and their Affiliates to effect the Securitization including, without limitation, by
(a) amending this Agreement and the other Loan Documents, and executing such additional documents, as reasonably requested by such Lenders, in connection with the Securitization, provided that (i) any such amendment or additional documentation does not impose material additional costs on the Loan Parties and
(ii) any such amendment or additional documentation does not materially adversely affect the rights, or materially increase the obligations (including administrative duties or reporting obligations), of the Loan Parties under the Loan Documents or change or affect in a manner adverse to the Borrower the financial terms of the Loans, (b) providing such information as may be reasonably requested by such Lenders, in connection with the rating of the Loans or the Securitization, (c) providing in connection with any rating of the Loans, a certificate (i) agreeing to indemnify such Lenders and any of their Affiliates, any of the Rating Agencies, or any party providing credit support or otherwise participating in the Securitization (collectively, the "Securitization Parties") for any losses, claims, damages or liabilities (the "Liabilities") to which such Lenders, their Affiliates or such Securitization Parties may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Loan Document or in any writing delivered by or on behalf of the Loan Parties and their respective Affiliates to the Lender Group in connection with any Loan Document or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and such indemnity shall survive any transfer by such Lenders or their successors or assigns of the Loans and (ii) agreeing to reimburse such Lenders and any of their Affiliates and other Securitization Parties for any legal or other expenses reasonably incurred by such Persons in connection with defending the Liabilities; and (d) providing such information regarding the Loan Parties, the Collateral and other property, assets and business of the Loan Parties (including appraisals and valuations) as may be reasonably requested by such Lenders or their successors or assignees.

                                  ARTICLE III

                         PAYMENTS AND OTHER COMPENSATION

SECTION 3.01. Payments; Computations and Statements. The Borrower will make each payment under this Agreement, the Notes and the other Loan Documents (whether of principal, interest, fees, Lender Group Expenses, or otherwise) not later than 1:00 p.m. (New York City time) on the day when due, in lawful money of the United States of America and in immediately available funds, to Administrative Agent for the benefit of the Lender Group at the Administrative Agent Account. All such payments received by the Administrative Agent for the benefit of the Lender Group after 1:00 p.m. (New York City time) on any Business Day will be credited to the Loan Account on the next succeeding Business Day. All such payments shall be made by the Borrower to the Lender Group without defense, set-off or counterclaim. The Borrower hereby authorizes Administrative Agent to, and Administrative Agent may, from time to time charge the Loan Account with all Obligations and any other amount due and payable under any Loan Document to which the Borrower is a party, whether or not any Event of Default or Default shall have occurred or be continuing or whether any of the conditions precedent in Section 4.02 have been satisfied. Any amount charged to the Loan Account shall be deemed a Revolving Loan hereunder made by the Revolving Credit Lenders to the Borrower. The Borrower confirms that any charges which Administrative Agent may so make to the Loan Account as herein provided will be made as an accommodation to the Borrower and solely at Administrative Agent's discretion. It is expressly understood and agreed by the Borrower that the Lender Group shall have no responsibility to inquire into the correctness of the apportionment, allocation or disposition of the Loans made to the Borrower or, subject to Section 3.05, any fees, costs or Lender Group Expenses for which the Borrower is obligated under this Agreement. Whenever any payment to be made under any such Loan Document shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of interest or fees, as the case may be, provided that, if any such payment is made by a charge to the Loan Account, such charge may be made by Administrative Agent for the benefit of the Lender Group on any day, whether or not a Business Day. All computations of interest and fees shall be made by the Lender Group on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fee is payable. Each determination by the

Lender Group of an interest rate, fees or Lender Group Expenses hereunder shall be conclusive and binding for all purposes in the absence of manifest error.

SECTION 3.02.       Payments to Lender Group, Return of Payments.

(a) Each payment received by Administrative Agent under this Agreement of any Obligation for the account of any member of the Lender Group shall (subject to Section 2.02(c)) be paid by Administrative Agent promptly to such member of the Lender Group, in immediately available funds, to the account of such member of the Lender Group as specified from time to time by such member of the Lender Group in a written notice to Administrative Agent (with a copy to Collateral Agent).

(b) Unless Administrative Agent receives notice from the Borrower prior to the date on which any payment is due to the Lender Group that the Borrower will not make such payment in full as and when required, Administrative Agent may assume that the Borrower has made such payment in full to Administrative Agent on such date in immediately available funds and Administrative Agent may (but shall not be so required), in reliance upon such assumption, distribute to the applicable members of the Lender Group on such due date an amount equal to the amount then due such member of the Lender Group. If and to the extent the Borrower has not made such payment in full to Administrative Agent, each member of the Lender Group shall repay to Administrative Agent on demand such amount distributed to such member of the Lender Group, together with interest thereon at the Reference Rate for each day from the date such amount is distributed to such member of the Lender Group until the date repaid by such member of the Lender Group.

SECTION 3.03.     Apportionment and Application of Payments.

                  (a) Except as otherwise provided with respect to Defaulting Lenders, aggregate principal payments and interest payments shall be apportioned ratably among the Lenders (according to their applicable Pro Rata Shares) and payments of the fees (other than fees designated for Administrative Agent's sole and separate account, fees designated for Collateral Agent's sole and separate account, and fees payable in accordance with the Fee Letter) shall, as applicable, be apportioned ratably among the Lenders. All payments shall be remitted to Administrative Agent and all such payments (except, so long as no Event of Default has occurred and is continuing, for payments designated in writing by Borrower to Administrative Agent and Collateral Agent as a prepayment of specific Loans hereunder, which may be so applied) and all Collections and all proceeds of Collateral received by any Agent, shall be applied as follows:

first, to pay any fees (other than the "Success Fee", as such term is defined in the Fee Letter), or Lender Group Expenses then due to Administrative Agent or Collateral Agent from the Loan Parties until paid in full;

second, to pay any fees or Lender Group Expenses then due to the Lenders from the Loan Parties until paid in full;

third, to pay interest due in respect of all Revolving Loans until paid in full;

fourth, so long as no Event of Default has occurred and is continuing or, if an Event of Default has occurred and is continuing and Administrative Agent agrees in its sole and absolute discretion, to pay interest due in respect of Term Loan A until paid in full (if an Event of Default has occurred and is continuing and Administrative Agent has not so agreed, the priority of such amounts is deferred to item "seventh" below);

fifth, so long as no Event of Default has occurred and is continuing or, if an Event of Default has occurred and is continuing and Administrative Agent agrees in its sole and absolute discretion, to pay interest due in respect of Term Loan B until paid in full (if an Event of Default has occurred and is continuing and Administrative Agent has not so agreed, the priority of such amounts is deferred to item "ninth" below);

sixth, to repay the principal of the Revolving Loans until paid in full;

seventh, to pay interest due in respect of Term Loan A until paid in full;

eighth, to pay or prepay principal of Term Loan A, in inverse order of maturity of the installments thereof, until paid in full;

ninth, to pay interest due in respect of Term Loan B until paid in full;

tenth, to pay or prepay principal of Term Loan B, until paid in full;

eleventh, to pay any other Obligations (other than the "Success Fee", as such term is defined in the Fee Letter) due to the Lender Group, until paid in full; and

twelfth, to pay the Success Fee due and payable under the Fee Letter, until paid in full.

                  (b) In each  instance,  so long as no  Event  of  Default  has occurred and is continuing, (i) Section 3.03(a) shall not be deemed to apply to any payment by the Borrower specified by Administrative Borrower to Administrative Agent to be for the payment of Obligations relating to Term Loan A or Term Loan B when due and payable under any provision of this Agreement or the prepayment of all or part of the principal of Term Loan A or Term Loan B pursuant to Section 2.05(b) or Section 2.05(c); and (ii) Section 3.03(a) to the contrary notwithstanding, Ordinary Course Proceeds shall be applied only to the portion (if any) of the principal amount of any Term Loan then due and payable.

                  (c) For purposes of the foregoing, "paid in full" with respect to interest shall include interest that accrues after the commencement of any Insolvency Proceeding irrespective of whether a claim for such interest is allowable in such Insolvency Proceeding.

                  (d) In the event of a direct conflict between the priority provisions of this Section 3.03 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that both such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 3.03 shall control and govern.

SECTION 3.04. All Loans to Constitute One Obligation. The Loans shall constitute one general Obligation of the Borrower, and shall be secured by Collateral Agent's Liens upon all of the Collateral, for the benefit of the Lender Group.

SECTION 3.05. Loan Account; Statements of Account. Administrative Agent shall enter all Loans as debits to the Loan Account and also shall record in the Loan Account all payments made by the Borrower on any Obligations and all proceeds of Collateral which are finally paid to the Lender Group, and may record therein, in accordance with its customary practices, other debits and credits, including interest and all Lender Group Expenses properly chargeable to the Borrower. Administrative Agent will account to the Borrower monthly with a statement of Loans, charges, and payments made pursuant to this Agreement, and such accounting rendered by Administrative Agent shall be deemed final, binding and conclusive upon the Borrower unless Administrative Agent is notified by the Borrower in writing to the contrary within 30 days of the date each accounting is mailed to the Borrower. Such notice only shall be deemed an objection to those items specifically objected to therein.

                                   ARTICLE IV

                               CONDITIONS TO LOANS

SECTION 4.01. Conditions Precedent to Effectiveness and the Initial Loan. The obligation of the Lender Group to make the initial Loan is subject to the fulfillment, in a manner satisfactory to Administrative Agent and Collateral Agent, of each of the following conditions precedent:

(a) Payment of Fees, Etc. The Borrower shall have paid on or before the Effective Date all fees, Lender Group Expenses, and taxes then payable pursuant to Sections 2.06 and 10.04 (it being understood that the Expense Deposit will be applied to reduce the amount of such fees, Lender Group Expenses and taxes).

(b) Representations and Warranties; No Event of Default. The following statements shall be true and correct: (i) the representations and warranties contained in Article V and in each other Loan Document, certificate or other writing delivered to the Lender Group pursuant hereto or thereto on or prior to the Effective Date are true and correct on and as of the Effective Date as though made on and as of such date and (ii) no Default or Event of Default shall have occurred and be continuing on the Effective Date or would result from this Agreement or the other Loan Documents becoming effective in accordance with its or their respective terms, both immediately before and immediately after giving effect to the initial Loan.

(c) Legality. The making of the initial Loan shall not contravene any law, rule or regulation applicable to the Lender Group or the Borrower or any other Loan Party.

(d) Delivery of Documents. Administrative Agent and Collateral Agent shall have received on or before the Effective Date the following, each in form and substance satisfactory to the Administrative Agent and Collateral Agent and, unless indicated otherwise, dated as of the Effective Date:

(i) (A) with respect to each Term Loan A Lender, the Term Note A payable to the order of such Lender, duly executed by the Borrower; and (B) with respect to each Term Loan B Lender, the Term Note B payable to the order of such Lender, duly executed by the Borrower;

(ii) with respect to each Revolving Credit Lender, the Revolving Credit Note payable to the order of the such Lender, duly executed by the Borrower;

(iii) the Security Agreement, the Copyright Security Agreement, the Patent Security Agreement, the Trademark Security Agreement, and the Intercompany Subordination Agreement, each duly executed by each of the Loan Parties and Collateral Agent;

(iv)     [intentionally omitted]

(v)      [intentionally omitted]

(vi)     [intentionally omitted]

(vii)    [intentionally omitted]

(viii)   [intentionally omitted]

(ix)     [intentionally omitted]

(x) the Pledge Agreement, duly executed by each of the Loan Parties, together with (A) all original stock certificates or other certificated securities or instruments representing all of the "Pledged Collateral" (as such term is defined in the Pledge Agreement), (B) undated stock powers executed in blank (and, if Collateral Agent so requires, with signature guaranteed), (C) such opinion of counsel and such approving certificate of the issuer of such Pledged Collateral as Collateral Agent may reasonably request with respect to complying with any legend on any such certificate or any other matter relating to such Pledged Collateral, and (D) all promissory notes evidencing Indebtedness owing to any Loan Party, duly endorsed in blank;

(xi) appropriate financing statements on Form UCC-1, duly executed by each of the Loan Parties and duly filed in such office or offices as may be necessary or, in the opinion of Collateral Agent, reasonably desirable to perfect the security interests purported to be created by the Loan Documents;

(xii) certified copies of request for copies of information on Form UCC-11, listing all effective financing statements which name as debtor any Loan Party or any of its Subsidiaries and which are filed in the offices referred to in paragraph (xi) above, together with copies of such financing statements, none of which, except as otherwise agreed in writing by Collateral Agent (or, in the case of any Existing Lender, that will be released or terminated by such Existing Lender upon its receipt of the payoff amount set forth in its Payoff Letter), shall cover any of the Collateral and the results of searches for any tax Lien and judgment Lien filed against such Person or its property, which results, except as otherwise agreed to in writing by Collateral Agent, shall not show any such Liens;

(xiii) a copy of the resolutions of each Loan Party, certified as of the Effective Date by a Responsible Official thereof, authorizing (A) the borrowings hereunder and the transactions contemplated by the Loan Documents to which such Loan Party is or will be a party, and (B) the execution, delivery and performance by such Loan Party of each Loan Document and the execution and delivery of the other documents to be delivered by such Loan Party in connection herewith and therewith, including, without limitation, in the case of CFI, the Warrants and the Registration Rights Agreement;

(xiv) a certificate of a Responsible Official of each Loan Party, certifying the names and true signatures of the representatives of such Loan Party authorized to sign each Loan Document to which such Loan Party is or will be a party and the other documents to be executed and delivered by such Loan Party in connection herewith and therewith, together with evidence of the incumbency of such authorized representatives;

(xv) certificates, each dated within 15 days of the Effective Date, of the appropriate officials of the state of organization and each state of foreign qualification of each Loan Party certifying as to the subsistence in good standing of, and the payment of taxes by, such Loan Party in such states;

(xvi) a true and complete copy of the charter, certificate of formation, certificate of limited partnership, or other publicly filed organizational document of each Loan Party, certified as of a date not more than 30 days prior to the Effective Date by an appropriate official of the state of organization of such Loan Party;

(xvii) a copy of the by-laws, limited liability company agreement, operating agreement, agreement of limited partnership or other non-publicly filed organizational document of each Loan Party, together with all amendments thereto, certified as of the Effective Date by a Responsible Official of such Loan Party;

(xviii) (A) opinions of Farleigh, Wada & Witt, P.C., primary counsel to the Loan Parties, substantially in the form of Exhibit O-1 and as to such other matters as Administrative Agent or Collateral Agent may reasonably request, including, without limitation, the Warrants and the Registration Rights Agreement; and (B) opinions of Hiscock & Barclay, special New York counsel to the Loan Parties, substantially in the form of Exhibit O-2 and as to such other matters as Administrative Agent or Collateral Agent may reasonably request, including, without limitation, the Warrants and the Registration Rights Agreement;

(xix) a certificate of a Responsible Official of each Loan Party, certifying as to the matters set forth in subsection (b) of this Section 4.01;

(xx) a copy of the Financial Statements, together with a certificate of a Responsible Official of CFI setting forth all existing Indebtedness, material pending or threatened litigation or claims, and other material contingent liabilities of the Loan Parties and their respective Subsidiaries;

(xxi) evidence of the insurance coverage required by the Loan Documents (including Section 6.01 hereof) and such other insurance coverage with respect to the business and operations of the Loan Parties as Collateral Agent may reasonably request, in each case, where requested by Collateral Agent, with such endorsements as to the named insureds or loss payees thereunder as Collateral Agent may request and providing that such policy may be terminated or canceled (by the insurer or the insured thereunder) only upon 30 days' prior written notice to the Collateral Agent and each such named insured or loss payee, together with evidence of the payment of all premiums due in respect thereof for such period as Collateral Agent may reasonably request;

(xxii) a certificate of a Responsible Official of CFI, setting forth in reasonable detail the calculations required to establish compliance, on a pro forma basis and after giving effect to the Ultradata Acquisition, with: (A) each of the financial covenants contained in Section 6.03; (B) the minimum Excess Availability requirement set forth in Section 4.01(k); and (C) the formula and other limitations on the amount of Revolving Loans available to be advanced under Section 2.01(b);

(xxiii)  [intentionally omitted];

(xxiv) a landlord waiver, in form and substance reasonably satisfactory to Collateral Agent and which may be included as a provision contained in the relevant Lease, executed by each landlord with respect to each of the Leases in respect of the Loan Parties' locations in or about: (A) Portland, Oregon; (B) [intentionally omitted]; (C) Trumbull, Connecticut; (D) Pleasanton, California;
(E) Dayton, Ohio; (F) Minneapolis,  Minnesota;  (G) [intentionally omitted]; and
(H) Houston, Texas;

(xxv) a list of (A) each Loan Party's customers party to software licensing and maintenance agreements that are Material Contracts, and detailing the amount of the last 12 months revenue and general categories of revenue in respect of each such customer, and (B) all other Material Contracts, which list shall be certified by Administrative Borrower (subject to the Acquisition Qualification) to be true, correct, and complete in all material respects as of the Effective Date, together with a certificate of Administrative Borrower stating that (subject to the Acquisition Qualification) such Material Contracts remain in full force and effect and the Loan Parties have not, in any material respect, breached or defaulted in any of their obligations under such Material Contracts;

(xxvi) (A) a Payoff Letter, duly executed by the applicable Loan Parties and each Existing Lender, with respect to the Existing Credit Agreement and all related documents of such Existing Lender, together with UCC-3 termination statements for all UCC-1 financing statements, and releases or reassignments of other security interest filings, filed by such Existing Lender and covering any portion of the Collateral; and (B) UCC-3 termination statements and releases or reassignments of other security interest filings in respect of any other Lien that does not constitute a Permitted Lien;

(xxvii) the Warrants required to be delivered on or prior to the Effective Date pursuant to Section 9.01, duly executed by CFI;

(xxviii) the Registration Rights Agreement, duly executed by CFI, Holdco, and each other Warrantholder;

(xxix) (A) a certificate of a Responsible Official of CFI, certifying that attached thereto are true, correct, and complete copies of the Ultradata Acquisition Documents; and (B) a copy of the opinion of counsel to Ultradata in respect of the Ultradata Acquisition, in form and substance reasonably satisfactory to Administrative Agent and Collateral Agent, that either (I) is addressed to Administrative Agent and Collateral Agent for the benefit of the Lender Group or (II) is accompanied by a letter from such counsel in favor of the Lender Group, in form and substance reasonably satisfactory to Administrative Agent and Collateral Agent, permitting the Lender Group to rely on such opinion;

(xxx)    [intentionally omitted]

(xxxi) the Suretyship Agreement, duly executed by each of the Loan Parties;

(xxxii) the Lockbox Agreement, duly executed by each of the parties thereto other than Administrative Agent;

(xxxiii) such other agreements, instruments, approvals, opinions and other documents, each reasonably satisfactory to Administrative Agent and Collateral Agent in form and substance, as Administrative Agent or Collateral Agent may reasonably request.

(e) Material Adverse Change. Administrative Agent and Collateral Agent shall have determined, in their sole judgment, that no material adverse change shall have occurred in the business, operations, condition (financial or otherwise), properties or prospects of any Loan Party since June 30, 1999.

(f)      Consummation of Ultradata Acquisition.

(i) Concurrently with the making of the initial Loan, Administrative Agent and Collateral Agent shall have received a copy of the Certificate of Merger relative to the merger of UFO Acquisition Co. and Ultradata, duly filed with the Secretary of State of the State of Delaware; and

(ii) Concurrently with the making of the initial Loan, (i) CFI shall have acquired Ultradata pursuant to the merger of CFI's wholly-owned Subsidiary, UFO Acquisition Co., with and into Ultradata (with Ultradata as the surviving corporation of such merger) in accordance with the terms and conditions of the Ultradata Acquisition Documents (no provision of which shall have been amended or otherwise modified or waived without the prior written consent of Administrative Agent and Collateral Agent, which consent shall not be unreasonably withheld), and shall have become the owner, free and clear of all Liens other than Permitted Liens, of all of the Capital Stock of Ultradata, (ii) the proceeds of the initial Loan (together with the proceeds of the required equity investment and unrestricted cash described in Section 4.01(l))

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

shall have been applied in full to pay to Chase Mellon Shareholder Services, L.L.C. (or such other bank or trust company designated in writing as the "Paying Agent" under the Ultradata Acquisition Documents, and CFI promptly shall deliver to Administrative Agent in writing confirmation of any such designation) the purchase price payable for the Acquisition of Ultradata pursuant to the Ultradata Acquisition Documents and the closing and other costs relating thereto and (iii) each of the Persons party to the Ultradata Acquisition Documents shall have fully performed all of the obligations to be performed by it under the Ultradata Acquisition Documents as of the effective date of such Acquisition.

(iii) Administrative Agent and Collateral Agent shall have received evidence reasonably satisfactory to Administrative Agent and Collateral Agent that, as of the Effective Date, the number of "Dissenting Shares" (as such term is defined in the Ultradata Acquisition Documents) does not constitute more than 5% of the Capital Stock of Ultradata issued and outstanding immediately prior to the consummation of the Ultradata Acquisition.

(iv) Administrative Agent and Collateral Agent shall have received evidence, reasonably satisfactory to Administrative Agent and Collateral Agent, that the Ultradata Acquisition has been consummated substantially in accordance with the terms of the Ultradata Acquisition Documents and with all applicable laws, including laws respecting bulk transfer of assets and the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, as amended.

(g) Proceedings, Receipt of Documents. All proceedings in connection with the making of the initial Loan and the other transactions contemplated by this Agreement and the other Loan Documents, and all documents incidental hereto and thereto, shall be reasonably satisfactory to Administrative Agent, Collateral Agent, and their respective counsel, and Administrative Agent, Collateral Agent, and such counsel shall have received all such information and such counterpart originals or certified or other copies of such documents as Administrative Agent, Collateral Agent, or such counsel may reasonably request.

(h) Management Reference Checks. Administrative Agent and Collateral Agent shall have received reasonably satisfactory reference checks for key management of the Borrower.

(i) Due Diligence. The Lender Group shall have completed its due diligence with respect to each Loan Party and the results thereof shall be acceptable to the Lender Group, in its sole and absolute discretion. Without limiting the foregoing, the Lender Group shall have received: (1) an appraisal of the Collateral and an enterprise valuation of the Loan Parties, dated not earlier than 30 days prior to the Effective Date, from one or more such appraisers as selected by Collateral Agent, and such appraisal and enterprise valuation, and the results thereof shall be acceptable to Collateral Agent and Administrative Agent, in their sole and absolute discretion; (2) an analysis and evaluation, satisfactory to Administrative Agent and Collateral Agent in their sole and absolute discretion, of the financial information and projections presented in the Information Memorandum, including with respect to projected Consolidated EBITDA of CFI and its Subsidiaries of not less than $21,300,000 for the 12 month period ending December 31, 1999; and (3) evidence satisfactory to Administrative Agent and Collateral Agent that (x) Consolidated EBITDA of CFI and its Subsidiaries (other than MECA and Ultradata) for the 12 month period ended December 31, 1998 was not less than $16,600,000, (y) EBITDA of MECA

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

for the 12 month period ended December 31, 1998 was not less than ($6,500,000), and (z) EBITDA of Ultradata for the 12 month period ended December 31, 1998 was not less than $2,700,000.

(j) Rating. The Rating Agencies shall have completed their preliminary review of the Loans, and the preliminary rating estimate therefor shall be satisfactory to the Lenders that are engaged in the Securitization in their sole and absolute discretion.

(k) Minimum Excess Availability. Administrative Agent and Collateral Agent shall have determined that, after giving effect to the making of the initial Loans contemplated hereby, the payment by Borrower of all closing costs incurred in connection with the transactions contemplated hereby, and the payment of the cash portion of the purchase price under the Ultradata Acquisition Documents, Excess Availability shall not be less than $7,500,000.

(l) Required Additional Funds. Collateral Agent and Administrative Agent shall have received: (i) evidence, reasonably satisfactory to Collateral Agent and Administrative Agent, that Borrower (including Ultradata) has, on the Effective Date, unrestricted and unencumbered cash of not less than $9,000,000, of which not less than $5,500,000 shall constitute Net Cash Proceeds from the issuance by CFI of the Permitted Subordinated Indebtedness; and (ii) evidence reasonably satisfactory to Collateral Agent and Administrative Agent that, concurrently with the funding of the initial Loan, CFI has used the $9,000,000 of cash funds described in clause (i) above to fund in part the cash portion of the purchase price for the Ultradata Acquisition payable pursuant to the Ultradata Acquisition Documents.

(m) Required Library. Collateral Agent and Administrative Agent shall have received evidence, reasonably satisfactory to Collateral Agent and Administrative Agent, that (i) not less than the Required Library of all existing copyrights of Borrower (other than Exempt Copyrights) required to be registered under Section 6(a) of the Copyright Security Agreement either (A) have been registered with the United States Copyright Office or (b) are the subject of duly filed applications for registration with the United States Copyright Office, and (ii) all such registrations, or such applications therefor, in respect of all such copyrights (other than Exempt Copyrights) and any proceeds thereof are specifically encumbered by the Copyright Security Agreement. (n) Cash Management System. Administrative Agent and Collateral Agent shall be satisfied with the Loan Parties' cash management system.

(o) Lender Group Side Letters. With respect to each Lender Group Side Letter, each party thereto shall have received duly executed counterparts thereof from all other parties thereto and such Lender Group Side Letter shall be in full force and effect.

(p) Permitted Subordinated Indebtedness. Administrative Agent and Collateral Agent shall have: (i) received true, correct, and complete copies of the Permitted Subordinated Indebtedness Documents, in form and substance reasonably satisfactory to Administrative Agent and Collateral Agent; and (ii) received evidence, reasonably satisfactory to Administrative Agent and Collateral Agent, of the receipt by CFI of all Net Cash Proceeds from the issuance of the Permitted Subordinated Indebtedness.

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

SECTION 4.02. Conditions Precedent to Subsequent Loans. The obligation of the Lender Group to make any Loan (subsequent to the initial Loan) is subject to the fulfillment, in a manner reasonably satisfactory to Administrative Agent and Collateral Agent, of each of the following conditions precedent:

(a) Payment of Fees, Etc. The Borrower shall have paid all fees, Lender Group Expenses, and taxes then payable by the Borrower pursuant to this Agreement and the other Loan Documents, including, without limitation, Sections 2.06 and 10.04 hereof.

(b) Representations and Warranties; No Event of Default. The following statements shall be true and correct, and the submission by the Borrower to Administrative Agent of a Notice of Borrowing with respect to such Loan, and the Borrower's acceptance of the proceeds of such Loan, shall each be deemed to be a representation and warranty by the Borrower on the date of such Loan that: (i) the representations and warranties contained in Article V and in each other Loan Document, certificate or other writing delivered to the Lender Group pursuant hereto or thereto on or prior to the date of such Loan are true and correct in all material respects on and as of such date as though made on and as of such date, (ii) at the time of and after giving effect to the making of such Loan and the application of proceeds thereof, no Default or Event of Default has occurred and is continuing or would result from the making of the Loan to be made on such date and (iii) the conditions set forth in this Section 4.02 have been satisfied as of the date of such request.

(c) Legality. The making of such Loan shall not contravene any law, rule or regulation applicable to the Lender Group, the Borrower, or any other Loan Party.

(d)      [intentionally omitted]

(e)      [intentionally omitted]

(f)      [intentionally omitted]

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

SECTION 5.01. Representations and Warranties. Each of the Loan Parties hereby represents and warrants to the Lender Group as follows:

(a) Organization, Good Standing, Etc. Each of the Loan Parties (i) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the state of its organization, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated and, in the case of the Borrower, to make (or, in the case of a Guarantor, to guaranty) the borrowings hereunder, and to execute and deliver each Loan Document to which it is a party, and to consummate the transactions contemplated thereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.

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

(b) Authorization, Etc. The execution, delivery and performance by each of the Loan Parties of each Loan Document to which it is or will be a party, (i) have been (or, with respect to Subsidiaries of CFI formed or acquired hereafter, will be) duly authorized by all necessary action, (ii) do not and will not contravene its charter or by-laws, its limited liability company or operating agreement or its certificate of partnership or partnership agreement, as applicable, or any applicable law or any material contractual restriction binding on or otherwise affecting it or any of its properties (other than immaterial property), (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties.

(c) Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by any Loan Party of any Loan Document to which it is or will be a party, except for exemption notices in respect of the Warrants to be filed with the Securities and Exchange Commission and under applicable state securities laws promptly after the Effective Date.

(d) Enforceability of Loan Documents. As to each Loan Party, this Agreement is, and each other Loan Document to which such Loan Party is or will be a party, when delivered hereunder, will be, a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws and by general principles of equity.

(e) Capitalization. On the Effective Date, after giving effect to the transactions contemplated hereby to occur on the Effective Date, the authorized Capital Stock of CFI and the issued and outstanding Capital Stock of CFI are as set forth on Schedule 5.01(e). All of the issued and outstanding shares of Capital Stock of CFI have been validly issued and are fully paid and nonassessable, and the holders thereof are not entitled to any preemptive, first refusal or other similar rights. As of the Effective Date, 1,664,091 shares of common stock of CFI have been reserved for issuance under the terms of the Stock Option Plans, copies of which plans have been delivered to Lender Group in the form and on the terms in effect on the Effective Date. Except for the transactions contemplated hereby and except as described on Schedule 5.01(e), as of the Effective Date, (i) the Stock Option Plans are the only plans or arrangements in existence relating to the issuance of shares of Capital Stock of CFI, and (ii) there are no outstanding debt or equity securities of CFI and no outstanding obligations of any Loan Party convertible into or exchangeable for, or warrants, options or other rights for the purchase or acquisition from any Loan Party, or other obligations of any Loan Party to issue, directly or indirectly, any shares of Capital Stock of CFI.

(f) Subsidiaries. Schedule 5.01(f) is a true, correct, and complete description of the name, jurisdiction of incorporation and ownership of the outstanding Capital Stock of each of the Loan Parties' Subsidiaries in existence on the date hereof. All of the issued and outstanding shares of Capital Stock of such Subsidiaries have been validly issued and are fully paid and nonassessable, and the holders thereof are not entitled to any preemptive, first refusal or other

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

similar rights. Except as indicated on such Schedule, all such Capital Stock is owned by CFI or one or more of its wholly-owned Subsidiaries, free and clear of all Liens. There are no outstanding debt or equity securities of any such Subsidiary and no outstanding obligations of any such Subsidiary convertible into or exchangeable for, or warrants, options or other rights for the purchase or acquisition from any Loan Party, or other obligations of any Loan Party to issue, directly or indirectly, any shares of Capital Stock of any such Subsidiary.

(g) Litigation. Except as set forth in Schedule 5.01(g), and subject to the Acquisition Qualification, there is no pending or, to the best knowledge of any Loan Party, threatened action, suit or proceeding affecting any one or more Loan Parties before any court or other Governmental Authority or any arbitrator that
(i) if adversely determined, could have a Material Adverse Effect or (ii) relates to this Agreement, the Notes or any other Loan Document or any transaction contemplated hereby or thereby.

(h)      Financial Condition.

(i) The Financial Statements, copies of which have been delivered to the Lender Group, fairly present, in all material respects, the consolidated financial condition of the applicable Loan Party and its Subsidiaries as at the respective dates thereof and the consolidated results of operations of the applicable Loan Party and its Subsidiaries for the fiscal periods ended on such respective dates, all in accordance with GAAP (and, in the case of any unaudited Financial Statements, subject to normal year-end adjustments and the lack of complete footnotes), and since June 30, 1999, no event or development has occurred that has had or could reasonably be expected to have a Material Adverse Effect.

(ii) The Borrower has heretofore furnished to the Lender Group (y) projected monthly balance sheets, income statements and statements of cash flows of the Borrower and its Subsidiaries, on a consolidated basis, for the period from September 1, 1999, through December 31, 2002, and (z) projected annual balance sheets, income statements and statements of cash flows of the Borrower and its Subsidiaries, on a consolidated basis, for the Fiscal Years ending in 1999 through 2002, in each case, after giving effect to the Ultradata Acquisition and the financing therefor, and as updated from time to time pursuant to Section 6.01(a)(vii). Such projections, as so updated, are believed by the Borrower at the time furnished to be reasonable, have been prepared on a reasonable basis and in good faith by the Borrower, and have been based on assumptions believed by the Borrower to be reasonable at the time made and upon the best information then reasonably available to the Borrower, and the Borrower is not aware of any facts or information that would lead it to believe that such projections, as so updated, are incorrect or misleading in any material respect.

(i) Compliance with Law, Etc. Neither CFI nor any of its Subsidiaries is (subject to the Acquisition Qualification) in violation of its organizational documents, or in violation, in any material respect, of any law, rule, regulation, judgment or order of any Governmental Authority applicable to it or any of its property or assets, or any material term of any Material Contract, and no Default or Event of Default has occurred and is continuing.

(j)      ERISA.  Subject to the Acquisition Qualification:

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

(i) Except as set forth on Schedule 5.01(j), (A) each Employee Plan is in substantial compliance with ERISA and the Code, (B) no Termination Event has occurred nor is reasonably expected to occur with respect to any Employee Plan,
(C) the most recent annual report (Form 5500 Series) with respect to each Employee Plan, including any required Schedule B (Actuarial Information) thereto, copies of which have been filed with the Internal Revenue Service and delivered to the Lender Group, is true, correct, and complete and fairly presents the funding status of such Employee Plan, and since the date of such report there has been no material adverse change in such funding status, (D) no Employee Plan had an accumulated or waived funding deficiency or permitted decreases which would create a deficiency in its funding standard account or has applied for an extension of any amortization period within the meaning of
Section 412 of the Code at any time during the 5 year period immediately preceding the Effective Date, and (E) no Lien imposed under the Code or ERISA exists or is likely to arise on account of any Employee Plan within the meaning of Section 412 of the Code at any time during the 5 year period immediately preceding the Effective Date.

(ii) Except as set forth on Schedule 5.01(j), none of the Loan Parties or any of their ERISA Affiliates have incurred any withdrawal liability under ERISA with respect to any Multiemployer Plan, or are aware of any facts indicating that any Loan Party or any of its ERISA Affiliates may in the future incur any such withdrawal liability.

(iii) Except as required by Section 4980B of the Code, none of the Loan Parties or any of their ERISA Affiliates maintains an employee welfare benefit plan (as defined in Section 3(l) of ERISA) which provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of any Loan Party or any of its ERISA Affiliates or coverage after a participant's termination of employment.

(iv) None of the Loan Parties or any of its their Affiliates has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act ("WARN") or similar state law, which remains unpaid or unsatisfied.

(k) Taxes, Etc. All Federal, state and local tax returns and other reports required by applicable law to be filed by each Loan Party and each of its Subsidiaries have been filed, or extensions have been obtained, and all taxes, assessments and other governmental charges imposed upon such Loan Party or any of its Subsidiaries or any property of such Loan Party or any of its Subsidiaries and which have become due and payable on or prior to the date hereof have been paid, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof.

(l) Regulations T, U, and X. Neither any Loan Party nor any of its Subsidiaries is nor will be engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U or X), and no proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

(m) Nature of Business.  Neither any Loan Party nor any of its  Subsidiaries  is
engaged  in  any  business  other  than  the  selling,  licensing,   developing,
distributing,  servicing,  and

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

maintaining of hardware, software, forms, data processing services, automation solutions, regulatory compliance, and other products and services primarily for use by financial institutions and their affiliates and businesses reasonably ancillary or complementary thereto.

(n) Adverse Agreements, Etc. Subject to the Acquisition Qualification, neither any Loan Party nor any of its Subsidiaries is a party to any agreement or instrument, or subject to any charter, limited liability company agreement, partnership agreement or other corporate, partnership or limited liability company restriction or any judgment, order, regulation, ruling or other requirement of a court or other Governmental Authority, which reasonably could be expected to have a Material Adverse Effect.

(o) Permits, Etc. Subject to the Acquisition Qualification: (i) each of the Loan Parties and its Subsidiaries has, and is in compliance in all material respects with, all permits, licenses, authorizations, approvals, entitlements and accreditations required for such Person lawfully to own, lease, manage or operate, or to acquire, each business currently owned, leased, managed or operated, or to be acquired, by such Person; and (ii) no condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such permit, license, authorization, approval, entitlement or accreditation, and there is no claim that any thereof is not in full force and effect.

(p)      Properties.

(i) Each of the Loan Parties and its Subsidiaries has good and marketable title to, or valid leasehold interests in, all property and assets material to its business, free and clear of all Liens except Permitted Liens and any source code escrow or similar non-exclusive arrangements entered into in the ordinary course of business. The properties are in good working order and condition, ordinary wear and tear excepted.

(ii) Schedule 5.01(p) sets forth a list, that is complete and accurate as of the Effective Date, of the location, by state and street address, of all real property owned or leased by any of the Loan Parties and its Subsidiaries. As of the Effective Date, each of the Loan Parties and its Subsidiaries has valid leasehold interests in the Leases described on Schedule 5.01(p) to which it is a party. Schedule 5.01(p) sets forth with respect to each such Lease, the commencement date, termination date, renewal options (if any) and annual base rents. Each such Lease is valid and enforceable in accordance with its terms in all material respects and is in full force and effect. No consent or approval of any landlord or other third party in connection with any such Lease is necessary for any Loan Party or any of its Subsidiaries to enter into and execute the Loan Documents to which it is a party, except as set forth on Schedule 5.01(p). To the best knowledge of the Loan Parties, no other party to any such Lease is in default in any material respect of its obligations thereunder, and none of the Loan Parties and their Subsidiaries (or any other party to any such Lease) at any time has delivered or received any notice of default which remains uncured under any such Lease and, as of the Effective Date, no event has occurred which, with the giving of notice or the passage of time or both, would constitute a default of any material term under any such Lease.

(q)      Full Disclosure.Subject to the Acquisition Qualification:

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(i) The Loan Parties have  disclosed to the Lender Group all Material  Contracts to which any Loan Party or any of its Subsidiaries is subject, and all other matters known to any Loan Party, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(ii) None of the other reports, financial statements, certificates or other information furnished by or on behalf of the Loan Parties to the Lender Group in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which it was made, not misleading in any material respect; provided that, with respect to projected financial information, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

(iii) There is no contingent liability or material fact that could reasonably be expected to have a Material Adverse Effect which has not been set forth in a footnote included in the Financial Statements in accordance with the requirements of GAAP or in the applicable schedule hereto.

(r)      Year 2000.Subject to the Acquisition Qualification:

(i) Any reprogramming required to permit the proper functioning, in and following the year 2000, of (y) the Loan Parties' mission critical computer systems and (z) mission critical equipment containing embedded microchips (including systems and equipment supplied by others or with which the Loan Parties' systems interface) and the testing of all such systems and equipment, as so reprogrammed, will be completed by October 31, 1999.

(ii) The cost to the Loan Parties of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Loan Parties (including, without limitation, reprogramming errors and the failure of others' systems or equipment) reasonably could not be expected to result in a Material Adverse Effect.

(iii) To the best knowledge of the Loan Parties, except for such of the reprogramming referred to in clause (ii) above as may be necessary, the computer and management information systems of the Loan Parties and their Subsidiaries are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient to permit the Loan Parties and their Subsidiaries to conduct their business without Material Adverse Effect.

For purposes of this Section 5.01(r), the term "mission critical" means, with respect to any computer system or equipment, such computer systems and equipment that are reasonably required by the Loan Parties to perform their core business activities.

(s) Operating Lease Obligations. On the Effective Date, neither any Loan Party nor any of its Subsidiaries has any obligations as lessee for the payment of rent for any real or personal property (that, in the case of any such personal property lease, requires aggregate rental payments during the term of such lease in excess of $100,000), other than (i) the leases identified on Schedule 5.01(p) and (ii) Operating Lease Obligations set forth on Schedule 5.01(s).

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(t)  Environmental  Matters.  Except as set forth on Schedule  5.01 (t), (i) the operations of each of the Loan Parties and their Subsidiaries are in compliance in all material respects with Environmental Laws; (ii) there has been no Release at any of the properties owned or operated by any Loan Party or its Subsidiaries or (to the best knowledge of the Loan Parties) a predecessor in interest, or at any disposal or treatment facility which received Hazardous Materials generated by any Loan Party or its Subsidiaries or (to the best knowledge of the Loan Parties) any predecessor in interest which could reasonably be expected to have a Material Adverse Effect; (iii) no Environmental Action has been asserted against any Loan Party or its Subsidiaries or (to the best knowledge of the Loan Parties) any predecessor in interest nor does any Loan Party or any of its Subsidiaries have knowledge or notice of any threatened or pending Environmental Action against any Loan Party or its Subsidiaries or (to the best knowledge of the Loan Parties) any predecessor in interest which could reasonably be expected to have a Material Adverse Effect; and (iv) no Environmental Actions have been asserted against any facilities that may have received Hazardous Materials generated by any Loan Party or its Subsidiaries or (to the best knowledge of the Loan Parties) any predecessor in interest which could reasonably be expected to have a Material Adverse Effect.

(u) Insurance. Each of the Loan Parties and its Subsidiaries keeps its property adequately insured and maintains (i) insurance to such extent and against such risks, including fire, as is customary with companies in the same or similar businesses, (ii) workmen's compensation insurance in the amount required by applicable law, (iii) public liability insurance, which shall include product liability insurance, in the amount customary with companies in the same or similar business against claims for personal injury or death on properties owned, occupied or controlled by it, and (iv) such other insurance as may be required by law or as may be reasonably required by Collateral Agent (including, without limitation, against larceny, embezzlement or other criminal misappropriation). Schedule 5.01(u) sets forth a list of all liability, property, and casualty insurance maintained by any Loan Party or its Subsidiaries on the Effective Date.

(v) Use of Proceeds. The proceeds of the Loans shall be used solely (i) on the Closing Date, for (A) the satisfaction in full of existing Indebtedness of the Borrower to the Existing Lenders, and (B) payment of Lender Group Expenses and fees incurred in connection with this Agreement and the other Loan Documents, and (C) together with the funds described in Section 4.01(l), funding the purchase price of the Ultradata Acquisition, and (ii) from and after the Closing Date, for the Loan Parties' general operating expenses and corporate purposes in a manner consistent with the provisions of this Agreement (including funding (A) cash payments for deferred purchase price adjustments pursuant to acquisition agreements (irrespective of whether related to acquisitions consummated prior to the Closing Date, the Ultradata Acquisition Documents, or acquisition agreements related to Permitted Acquisitions consummated after the Closing Date), and (B) such cash portion of the purchase price of Permitted Acquisitions or Permitted Toehold Investments as Collateral Agent, Administrative Agent, and the Required Lenders may permit in their sole and absolute discretion (or, where expressly provided in this Agreement, with consent not to be unreasonably withheld) and all applicable laws.

(w) Solvency. After giving effect to the transactions contemplated by this Agreement and the Ultradata Acquisition Documents and before and after giving effect to each Loan, the Loan Parties, taken as a whole and on a consolidated basis, are Solvent.

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(x)  Location  of Bank  Accounts.  Schedule  5.01(w)  sets forth a complete  and accurate list as of the Effective Date of all deposit, checking and other bank accounts, all securities and other accounts maintained with any broker dealer and all other similar accounts maintained by any Loan Party, or any of its Subsidiaries, together with a description thereof (i.e., the bank or broker dealer at which such deposit or other account is maintained and the account number and the purpose thereof).

(y) Intellectual Property. Except as set forth on Schedule 5.01(y), each of the Loan Parties and its Subsidiaries owns or licenses or otherwise has the right to use all licenses, permits, patents, patent applications, trademarks, trademark applications, service marks, tradenames, copyrights (other than Obsolete Copyrights), copyright applications, franchises, authorizations and other intellectual property rights that are necessary for the operations of its businesses, without infringement upon or conflict with the rights of any other Person with respect thereto, except for such infringements and conflicts which, individually or in the aggregate, could not have a Material Adverse Effect. Subject to the Acquisition Qualification, set forth on Schedule 5.01(y) is a list, that is complete and accurate list as of the Effective Date, of all such material licenses, permits, patents, patent applications, trademarks, trademark applications, service marks, tradenames, copyrights (other than Exempt Copyrights), copyright applications, franchises, authorizations and other intellectual property rights of the Loan Parties and their Subsidiaries. Subject to the Acquisition Qualification, no claim or litigation regarding any of the foregoing is pending or threatened, except for such infringements and conflicts which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the best knowledge of the Loan Parties, no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or proposed, which, individually or in the aggregate, reasonably could be expected to have a Material Adverse Effect.

(z)      Material Contracts.Subject to the Acquisition Qualification:

(i) Set forth on Schedule 5.01(z) is a list, that is complete and accurate list as of the Effective Date, of (A) each Loan Party's customers party to software licensing and maintenance agreements that are Material Contracts, and detailing the amount of the last 12 months revenue and general categories of revenue in respect of each such customer, and (B) all other Material Contracts of the Loan Parties and their Subsidiaries, showing the parties and subject matter thereof and material amendments and modifications thereto.

(ii) Each such Material Contract (x) is in full force and effect and is binding upon and enforceable against each of the Loan Parties and their Subsidiaries that is a party thereto and, to the best knowledge of the Loan Parties, all other parties thereto in accordance with its terms, (y) has not been otherwise amended or modified in any material respect, and (z) is not in default due to the action of any Loan Party or its Subsidiaries or, to the best knowledge of the Loan Parties, any other party thereto.

(aa) Holding Company and Investment Company Acts. Neither any Loan Party nor any of its Subsidiaries is (i) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (ii) an "investment company" or

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an "affiliated  person" or "promoter" of, or "principal  underwriter" of or for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

(bb) Employee and Labor Matters. There is (A) no unfair labor practice complaint pending or, to the best knowledge of the Loan Parties, threatened against any Loan Party or any of its Subsidiaries before any Governmental Authority and no grievance or arbitration proceeding pending or threatened against any Loan Party or any of its Subsidiaries which arises out of or under any collective bargaining agreement, (B) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or threatened against any Loan Party or any of its Subsidiaries and (C) to the best knowledge of the Loan Parties, no union representation question existing with respect to the employees of any Loan Party or any of its Subsidiaries and no union organizing activity taking place with respect to any of the employees of any of them.

(cc) Customers and Suppliers.Subject to the Acquisition Qualification: (i) there exists no actual or, to the best knowledge of the Loan Parties, threatened termination, cancellation or material limitation of, or material modification to or material change in, the business relationship between (A) any Loan Party or any of its Subsidiaries, on the one hand, and any customer or any group thereof, on the other hand, that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, or (B) any Loan Party or any of its Subsidiaries, on the one hand, and any material supplier thereof, on the other hand, that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect; and (ii) there exists no present state of facts or circumstances that could reasonably be expected to give rise to or result in any such termination, cancellation, limitation, modification or change that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

(dd) No Bankruptcy Filing. Neither any Loan Party nor any of its Subsidiaries is contemplating either the commencement of an Insolvency Proceeding or the liquidation of all or a major portion of such Loan Party's or such Subsidiary's assets or property, and neither any Loan Party nor any of its Subsidiaries has any knowledge of any Person contemplating the commencement of an Insolvency Proceeding against it.

(ee) Ultradata Acquisition Documents. The Borrower has delivered to the Lender Group true, correct, and complete copies of all material Ultradata Acquisition Documents, including all schedules and exhibits thereto. The Ultradata
Acquisition Documents set forth the entire agreement and understanding of the parties thereto relating to the subject matter thereof, and there are no other agreements, arrangements or understandings, written or oral, relating to the matters covered thereby. The execution, delivery and performance of the Ultradata Acquisition Documents have been duly authorized by all necessary action (including, without limitation, the obtaining of any consent of stockholders or other holders of Capital Stock required by law or by any applicable corporate or other organizational documents) on the part of each such Person. Except for the concurrent filing of the Certificate of Merger with the Secretary of State of Delaware in respect of the merger of UFO Acquisition Co. with and into Ultradata, no authorization or approval or other action by, and no notice to filing with or license from, any Governmental Authority is required for such sale other than such as have been obtained on or prior to the Effective Date. Concurrently with the initial Loan, the Ultradata

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Acquisition has been  consummated  substantially in accordance with the terms of the Ultradata Acquisition Documents and with all applicable laws, including laws
respecting  bulk  transfer  of  assets  and  the  Hart-Scott-Rodino   Anti-Trust
Improvements Act of 1976, as amended. The Ultradata Acquisition Documents are the legal, valid and binding obligation of the parties thereto, enforceable against such parties in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws and by general principles of equity

(ff) Consummation of Acquisition. All conditions precedent to the Ultradata Acquisition have been fulfilled or (with the prior written consent of Administrative Agent and Collateral Agent) waived, the Ultradata Acquisition Documents have not been amended or otherwise modified, and there has been no breach of any material term or condition of the Ultradata Acquisition Documents. The Ultradata Acquisition has been duly approved by all requisite corporate and shareholder action on the part of the Loan Parties. The Certificate of Merger relative to the merger of UFO Acquisition Co. and Ultradata contemplated under the Ultradata Acquisition Documents has been duly filed with the Secretary of State of the State of Delaware. The number of "Dissenting Shares" (as such term is defined in the Ultradata Acquisition Documents), if any, does not constitute more than 5% of the Capital Stock of Ultradata issued and outstanding immediately prior to the consummation of the Ultradata Acquisition.

(gg) Representations and Warranties under Ultradata Acquisition Documents. Each of the representations and warranties of each of the Loan Parties set forth in the Ultradata Acquisition Documents is true and correct in all material respects as of the Effective Date and hereby is re-made by such Loan Party in favor of the Lender Group, mutatis mutandis. To the best knowledge and belief of the Loan Parties, each of the representations and warranties of any party to the Ultradata Acquisition Documents (other than the Loan Parties) set forth in the Ultradata Acquisition Documents is true and correct in all material respects as of the Effective Date.

(hh)     Separate Existence.

(i) All customary formalities regarding the corporate existence of each Loan Party and its Subsidiaries have been observed at all times since its formation and, in all material respects, will continue to be observed.

(ii) Each of the Loan Parties and their Subsidiaries has at all times since its formation (or, if later, the date of its Acquisition by CFI) accurately maintained its financial statements, accounting records and other organizational documents separate from those of any Affiliate of any Loan Party or any of its Subsidiaries or any other Person. Neither any Loan Party nor any of its Subsidiaries has at any time since its formation (or, if later, the date of its Acquisition by CFI) commingled its assets with those of any of its Affiliates or any other Person. Each of the Loan Parties and its Subsidiaries has at all times since its formation (or, if later, the date of its Acquisition by CFI) accurately maintained its own bank accounts and separate books of account.

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(iii) Each of the Loan Parties and its  Subsidiaries  has at all times since its formation (or, if later, the date of its Acquisition by CFI) paid its own liabilities from its own separate assets.

(iv) Each of the Loan Parties and its Subsidiaries has at all times since its formation (or, if later, the date of its Acquisition by CFI) identified itself, in all dealings with the public, under its own name and as a separate and distinct Person. Each of the Loan Parties and its Subsidiaries does not, and will not, identify itself, as being a division or a part of any other Person.

(ii) Location of Inventory; Place of Business. There is no location at which any Loan Party or any of its Subsidiaries has any Inventory (except for Inventory in transit) other than (i) those locations listed on Schedule 5.01(ii) and (ii) any other locations approved in writing by Administrative Agent and Collateral Agent (which approval shall be given or withheld in their reasonable discretion and shall not be effective until the receipt by Collateral Agent of such financing statements and landlord waivers as Collateral Agent may require). Schedule 5.01(ii) hereto contains a true, correct and complete list, as of the Effective Date, of the legal names and addresses of each warehouse at which Inventory of any Loan Party or any of its Subsidiaries is stored. None of the receipts received by any Loan Party or any of its Subsidiaries from any warehouse states that the goods covered thereby are to be delivered to bearer or to the order of a named Person or to a named Person and such named Person's assigns. Schedule 5.01(ii) sets forth a list, that is complete and accurate list, of each place of business of each of the Loan Parties and their Subsidiaries.

(jj) Chief Executive Office; FEIN.The chief executive office of each of the Loan Parties and their Subsidiaries is located at 400 S W Sixth Avenue, Suite 200, Portland, Oregon 97204. Schedule 5.01(jj) sets forth a complete and accurate list of the FEINs of each of the Loan Parties and their Subsidiaries.

                                   ARTICLE VI

                          COVENANTS OF THE LOAN PARTIES

SECTION 6.01. Affirmative Covenants. So long as any principal of or interest on any Loan or any other Obligations (whether or not due) shall remain unpaid or any member of the Lender Group shall have any Commitment hereunder, the Loan Parties will, unless the Lender Group shall otherwise consent in writing:

(a) Reporting Requirements. Furnish to Administrative Agent and Collateral Agent (and, if so requested in writing by any Lender, with a copy to such Lender):

(i) as soon as available and in any event within 45 days after the end of each fiscal quarter of CFI and its Subsidiaries, consolidated balance sheets, consolidated statements of operations and retained earnings and consolidated statements of cash flows of CFI and its Subsidiaries as at the end of such quarter, and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the end of such quarter, setting forth in each

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case in comparative form the figures for the corresponding date or period of the immediately preceding Fiscal Year, all in reasonable detail and certified by a Responsible Official as fairly presenting, in all material respects, the financial position of CFI and its Subsidiaries as of the end of such quarter and the results of operations and cash flows of CFI and its Subsidiaries for such quarter, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements of CFI and its Subsidiaries furnished to the Lender Group, subject to normal year-end adjustments and the lack of complete footnotes;

(ii) as soon as available, and in any event within 90 days after the end of each Fiscal Year consolidated balance sheets, consolidated statements of operations and retained earnings and consolidated statements of cash flows of CFI and its Subsidiaries as at the end of such Fiscal Year, setting forth in comparative form the corresponding figures for the immediately preceding Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, and accompanied by a report and an unqualified opinion, prepared in accordance with generally accepted auditing standards, of independent certified public accountants of recognized standing selected by Administrative Borrower and satisfactory to Administrative Agent and Collateral Agent (which opinion shall be without (A) a "going concern" or like qualification or exception, (B) any qualification or exception as to the scope of such audit or (C) any qualification which relates to the treatment or classification of any item and which, as a condition to the removal of such qualification, would require an adjustment to such item, the effect of which would be to cause any noncompliance with the provisions of
Section 6.03;

(iii) as soon as available, and in any event within 30 days of the end of each fiscal month of CFI and its Subsidiaries, internally prepared consolidated balance sheets, consolidated statements of operations and consolidated statements of cash flows for such fiscal month of CFI and its Subsidiaries for such fiscal month and for the period from the beginning of such Fiscal Year to the end of such fiscal month, all in reasonable detail and certified by a Responsible Official as fairly presenting, in all material respects, the financial position of CFI and its Subsidiaries as of the end of such fiscal month and the results of operations and cash flows of CFI and its Subsidiaries for such fiscal month, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements furnished to the Lender Group, subject to normal year-end adjustments and lack of complete footnotes;

(iv) simultaneously with the delivery of the financial statements of CFI and its Subsidiaries required by clauses (i), (ii) and (iii) of this Section 6.01(a), a certificate of a Responsible Official (A) stating that such Responsible Official has reviewed the provisions of this Agreement and the other Loan Documents and has reviewed the financial condition and operations of CFI and its Subsidiaries during the period covered by such financial statements with a view to determining whether CFI and its Subsidiaries were in compliance with the provisions of such Loan Documents at the times such compliance is required by the Loan Documents, and that such review has not disclosed, and such Responsible Official has no knowledge of, the existence during such period of an Event of Default or Default or, if an Event of Default or Default existed, describing the nature and period of existence thereof and the action which CFI and its Subsidiaries propose to take or have taken with respect thereto and (B) attaching a schedule showing the calculations specified in Section 6.03;

(v) with respect to each fiscal month of the Borrower:

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(A) as soon as available and in any event within 5 Business  Days  following the end of such month, or more frequently as Administrative Agent reasonably may require from time to time, (1) reports in detail satisfactory to Administrative Agent and certified by a Responsible Official as being accurate and complete listing all Accounts Receivable of the Borrower and its Subsidiaries as of the last Business Day of such month, which shall include the amount and age of each Account Receivable, showing separately those which are more than 30, 60, 90 and
120  days  old  and  a  description  of  all  Liens,   set-offs,   defenses  and
counterclaims with respect thereto, together with a reconciliation of such schedule with the schedule delivered to Administrative Agent pursuant to this clause (A)(1) for the month immediately preceding such month, the name and mailing address of each Account Debtor with respect to each such Account Receivable and such other information as Administrative Agent request, and such other information as Administrative Agent may reasonably request, all in detail and in form reasonably satisfactory to Administrative Agent; and (2) a calculation of the Dilution for such month; and

(B) as soon as available and in any event within 7 Business Days following the end of such month, or more frequently as Administrative Agent reasonably may require from time to time, reports in detail satisfactory to Administrative Agent and certified by a Responsible Official as being accurate and complete listing all accounts payable of the Borrower and its Subsidiaries as of the last Business Day of such month which shall include the amount (and, if available, the age) of each account payable, the name and mailing address of each account creditor and such other information as Administrative Agent may request,

(vi) (A) so long as Excess Availability is $3,000,000 or more, by the third Business Day of each week, a Borrowing Base Certificate as of the close of business on the last Business Day of the prior week, and (B) if Excess
Availability is less than $3,000,000, on a daily basis, a Borrowing Base Certificate as of the close of business on the immediately preceding Business Day; in each case, supported by schedules showing the derivation thereof and containing such detail and other information as Administrative Agent may request from time to time provided, that (1) the Borrowing Base set forth in the Borrowing Base Certificate shall be effective from and including the date such Borrowing Base Certificate is duly received by Administrative Agent but not including the date on which a subsequent Borrowing Base Certificate is received by the Administrative Agent, unless Administrative Agent disputes the eligibility of any property for inclusion in the calculation of the Borrowing Base or the valuation thereof by notice of such dispute to the Borrower and (2) in the event of any dispute about the eligibility of any property for inclusion in the calculation of the Borrowing Base or the valuation thereof, Administrative Agent's good faith judgment shall control;

(vii) as soon as possible, and in any event within 30 days following the begiining of each Fiscal Year, financial projections supplementing and superseding the financial projections for such period referred to in Section 5.01(h)(ii), prepared on a monthly basis and otherwise in form and substance satisfactory to Administrative Agent and Collateral Agent, for such Fiscal Year for the CFI and its Subsidiaries, all such financial projections to be reasonable, to be prepared on a reasonable basis and in good faith, and to be based on assumptions believed by the Loan Parties to be reasonable at the time made and from the best information then available to the Loan Parties;

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(viii) promptly after submission to any Government Authority,  all documents and information furnished to such Government Authority in connection with any investigation of any Loan Party or any of its Subsidiaries other than routine inquiries by such Governmental Authority;

(ix) as soon as possible, and in any event within three days after the occurrence of an Event of Default or Default under the Loan Documents or the occurrence of any event or development that could reasonably be expected to have a Material Adverse Effect, the written statement of a Responsible Official setting forth the details of such Event of Default, Default, other event or Material Adverse Effect and the action which the Loan Parties and their Subsidiaries propose to take with respect thereto;

(x) (A) as soon as possible and in any event (1) within 10 days after any Loan Party or any ERISA Affiliate thereof knows or has reason to know that any Termination Event described in clause (i) of the definition of Termination Event with respect to any Employee Plan has occurred, (2) within 10 days after any Loan Party or any ERISA Affiliate thereof knows or has reason to know that any other Termination Event with respect to any Employee Plan has occurred, or (3) within 10 days after any Loan Party or any ERISA Affiliate thereof knows or has reason to know that an accumulated funding deficiency has been incurred or an application has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including installment payments) or an extension of any amortization period under Section 412 of the Code with respect to an Employee Plan, a statement of a Responsible Official setting forth the details of such occurrence and the action, if any, which the applicable Loan Party or such ERISA Affiliate propose to take with respect thereto, (B) promptly and in any event within three days after receipt thereof by any Loan Party or any ERISA Affiliate thereof from the PBGC, copies of each notice received by any Loan Party or any ERISA Affiliate thereof of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan, (C) promptly and in any event within 10 days after the filing thereof with the Internal Revenue Service if requested by Collateral Agent, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Employee Plan and Multiemployer Plan, (D) promptly and in any event within 10 days after any Loan Party or any ERISA Affiliate thereof knows or has reason to know that a required installment within the meaning of Section 412 of the Code has not been made when due with respect to an Employee Plan, (E) promptly and in any event within three days after receipt thereof by any Loan Party or any ERISA Affiliate thereof from a sponsor of a Multiemployer Plan or from the PBGC, a copy of each notice received by any Loan Party or any ERISA Affiliate thereof concerning the imposition or amount of withdrawal liability under Section 4202 of ERISA or indicating that such Multiemployer Plan may enter reorganization status under Section 4241 of ERISA, and (F) promptly and in any event within 10 days after any Loan Party or any ERISA Affiliate thereof send notice of a plant closing or mass layoff (as defined in WARN) to employees, copies of each such notice sent by any Loan Party or any ERISA Affiliate thereof;

(xi) promptly after the commencement thereof but in any event not later than 5 days after service of process with respect thereto on, or the obtaining of knowledge thereof by, any Loan Party or any of its Subsidiaries, notice of each action, suit or proceeding

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

before any court or other Governmental Authority or other regulatory body or any arbitrator which, if adversely determined, could reasonably be expected to have a Material Adverse Effect;

(xii) as soon as possible and in any event within 10 days after execution, receipt or delivery thereof, copies of any material notices that the Borrower executes or receives from or sends to any party to a Material Contract;

(xiii) promptly after the sending or filing thereof, copies of all statements, reports and other information any Loan Party or any of its Subsidiaries sends to any holders of its Indebtedness (only in relation to notes, bonds, or debentures) or its securities or files with the SEC or any national (domestic or foreign) securities exchange;

(xiv) promptly upon receipt thereof, copies of all financial reports (including, without limitation, management letters), if any, submitted to any Loan Party or any of its Subsidiaries by its independent auditors in connection with any annual or interim audit of the books thereof;

(xv) on a monthly basis, a report of all new copyrightable materials generated by each Borrower and each other Loan Party during the prior month identifying all such copyrightable materials that are required to be registered pursuant to
Section 6.01(r); and a reasonably detailed listing of all copyright applications filed and all copyrights granted since the date of the last report provided in compliance with this subsection; and

(xvi) promptly upon request, such other information concerning the condition or operations, financial or otherwise, of the Borrower or any of its Affiliates as Administrative Agent or Collateral Agent may from time to time may reasonably request.

(b)      Additional Guarantors/Borrowers and Collateral Security.  Cause:

(i) each Subsidiary of the Borrower not in existence on the Effective Date, upon formation or acquisition thereof by a Loan Party, to execute and deliver to Collateral Agent for the benefit of the Lender Group promptly and in any event within three days after the formation, acquisition or change in status thereof
(A) a joinder, in form and substance reasonably satisfactory to Collateral Agent and Administrative Agent, to this Agreement and the other Loan Documents, pursuant to which such Subsidiary becomes a Borrower or a Guarantor, as Administrative Agent and Collateral Agent may determine in their sole and absolute discretion, (B) if such Subsidiary has any Subsidiaries, a Pledge Agreement together with (x) certificates evidencing all of the Capital Stock of any Person owned by such Subsidiary, (y) undated stock powers executed in blank with signature guaranteed, and (z) such opinions of counsel and such approving certificate of such Subsidiary as Collateral Agent may reasonably request in respect of complying with any legend on any such certificate or any other matter relating to such shares, (C) one or more deeds of trust or mortgages creating on the real property of such Subsidiary a perfected, first priority Lien on such real property, a title insurance policy covering such real property, a current ALTA survey thereof and a surveyor's certificate, each in form and substance satisfactory to Collateral Agent, together with such other agreements, instruments and documents as Collateral Agent may reasonably require, whether comparable to the documents required under Section 6.01(o) or otherwise, (D) such other agreements, instruments, approvals, legal

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

opinions or other documents reasonably requested by Collateral Agent in order to create, perfect, establish the first priority of or otherwise protect any Lien purported to be covered by any such Loan Document or otherwise to effect the intent that such Subsidiary shall become bound by all of the terms, covenants and agreements contained in the Loan Documents and that all property and assets of such Subsidiary shall become Collateral for the Obligations, and (E) opinions of counsel to such Subsidiary, substantially in the form of Exhibit O-1 and Exhibit O-2 and as to such other matters as Administrative Agent or Collateral Agent may reasonably request; and

(ii) each owner of the Capital Stock of any such Subsidiary to execute and deliver promptly and in any event within three days after the formation or acquisition of such Subsidiary a Pledge Agreement, together with (A) certificates evidencing all of the Capital Stock of such Subsidiary, (B) undated stock powers or other appropriate instruments of assignment executed in blank with signature guaranteed, (C) such opinions of counsel and such approving certificate of such Subsidiary as Collateral Agent may reasonably request in respect of complying with any legend on any such certificate or any other matter relating to such shares and (D) such other agreements, instruments, approvals, legal opinions or other documents reasonably requested by Collateral Agent.

(c) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects with all applicable laws, rules, regulations and orders (including, without limitation, all Environmental Laws), such compliance to include, without limitation, (i) paying before the same become delinquent all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any of its properties, and (ii) paying all lawful claims which if unpaid might become a Lien or charge upon any of its properties, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof.

(d) Preservation of Existence, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary; provided, however, that any Loan Party or Subsidiary thereof may consummate a merger to the extent permitted under Section 6.02(c)(i).

(e) Keeping of Records and Books of Account. Borrower shall keep adequate records and books of account, with complete entries made in accordance with GAAP. Without limiting the generality of the foregoing, each Loan Party shall keep records, true and correct in all material respects at all times, in respect of all filed copyrights, copyright applications under prosecution, and copyrightable material, and all service and maintenance contracts and agreements, and such records shall, at all times, be in form and substance satisfactory to Administrative Agent in its reasonable discretion, and stored at each Loan Party's chief executive office (with a true, correct, and complete copy thereof stored, in any event, at Administrative Borrower's chief executive office if such Loan Party's chief executive office is at a different location).

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(f) Inspection  Rights.  Permit,  and cause each of its  Subsidiaries to permit,
Administrative Agent, Collateral Agent, or any agents or representatives thereof at any time and from time to time, at the reasonable expense of the Borrower, to examine and make copies of and abstracts from their records and books of account, to visit and inspect their properties, to verify materials, leases, notes, accounts receivable, deposit accounts and other assets of any Loan Party
and  its  Subsidiaries,   to  conduct  audits,   physical  counts,   valuations,
appraisals, environmental assessments or examinations and to discuss their affairs, finances and accounts with any of the directors, officers, managerial employees, independent accountants or other representatives thereof. Subject to
Section 2.06(a), the Borrower agrees to pay the reasonable cost of such audit, count, valuation, appraisal, assessment, or examination. So long as no Event of Default has occurred and is continuing and neither Administrative Agent nor Collateral Agent deems itself insecure with respect to such Agent's good faith belief or suspicion that Borrower has engaged in defalcation, intentional misrepresentation, or fraud, any such inspection or examination shall be made during normal business hours and upon at least 1 Business Day prior written notice to Administrative Borrower.

(g) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of their material properties which are necessary or useful in the proper conduct of their business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of its Subsidiaries to comply, in all material respects and at all times with the provisions of all leases to which each of them is a party as lessee or under which each of them occupies property, so as to prevent any loss or forfeiture thereof or thereunder.

(h) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to their properties (including all real properties leased or owned by them) and business, in such amounts and covering such risks as is required by any Governmental Authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and in any event in amount, adequacy and scope reasonably satisfactory to Collateral Agent. All policies covering the Collateral are to be made payable to Collateral Agent for the benefit of the Lender Group, as its interests may appear, in case of loss, under a standard non-contributory "lender" or "secured party" clause and are to contain such other provisions as the Collateral Agent may reasonably require to fully protect the Lender Group's interest in the Collateral and to any payments to be made under such policies. All certificates of insurance are to be delivered to Collateral Agent and the policies are to be premium prepaid, with the loss payable and additional insured endorsement in favor of Collateral Agent for the benefit of the Lender Group and such other Persons as the Collateral Agent may designate for time to time, and shall provide for not less than 30 days' prior written notice to Collateral Agent of the exercise of any right of cancellation. If any Loan Party or any of its Subsidiaries fails to maintain such insurance, the Lender Group may arrange for such insurance, but at the Borrower's expense and without any responsibility on the Lender Group's part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Upon the occurrence of an Event of Default, Collateral Agent for the benefit of the Lender Group shall have the sole right, in the name of the Lender Group and the Loan Parties and their Subsidiaries,

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to file  claims  under any  insurance  policies,  to  receive,  receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

(i) Obtaining of Permits, Etc. Obtain, maintain and preserve, and cause each of its Subsidiaries to obtain, maintain and preserve, all material permits, licenses, authorizations, approvals, entitlements and accreditations which are necessary or reasonably useful in the proper conduct of its business and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.

(j) Environmental. (i) Keep any property either owned or operated by it or any of its Subsidiaries free of any Environmental Liens; (ii) comply, and cause it Subsidiaries to comply, in all material respects with Environmental Laws and provide to Collateral Agent documentation of such compliance which Collateral Agent reasonably requests; (iii) immediately notify Collateral Agent of any Release of a Hazardous Material in excess of any reportable quantity from or onto property owned or operated by any Loan Party or any of its Subsidiaries and take any Remedial Actions required to abate said Release; (iv) promptly provide Collateral Agent with written notice within 10 days of the receipt of any of the following: (A) notice that an Environmental Lien has been filed against any property of any Loan Party or any of its Subsidiaries; (B) commencement of any Environmental Action or notice that an Environmental Action will be filed against the Borrower or any of its Subsidiaries; and (C) notice of a violation, citation or other administrative order which could have a Material Adverse Effect and (v) defend, indemnify and hold harmless the Lender Group and its transferees, and their respective employees, agents, officers, directors, and equityholders, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses (including, without limitation, attorney and consultant fees, investigation and laboratory fees, court costs and litigation expenses) arising out of (A) the presence, disposal, Release or threatened Release of any Hazardous Materials on any property at any time owned or occupied by any Loan Party or any of its Subsidiaries (or its respective predecessors in interest or title) or at any disposal facility which received hazardous materials generated by any Loan Party or any predecessor in interest, (B) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials, (C) any investigation, lawsuit brought or threatened, settlement reached or government order relating to such Hazardous Materials, (D) any violation of any Environmental Law and/or (E) any Environmental Action.

(k) Further Assurances. Take such action and execute, acknowledge and deliver, and cause each of its Subsidiaries to take such action and execute, acknowledge and deliver, at the Borrower's sole cost and expense, such agreements, instruments or other documents as the Lender Group may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement and the other Loan Documents, (ii) to subject to valid and perfected first priority Liens any of the Collateral or any other property of each Loan Party and its Subsidiaries, (iii) to establish and maintain the validity and effectiveness of any of the Loan Documents and the validity, perfection and priority of the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer and confirm unto the Lender Group the

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rights now or  hereafter  intended to be granted to the Lender  Group under this
Agreement or any other Loan Document. Without limiting the generality of the foregoing, the Loan Parties shall provide Collateral Agent (with a copy to
Administrative  Agent),  on  a  monthly  basis,  with  appropriate,   recordable
supplements to the Patent Security Agreement, the Trademark Security Agreement, and the Copyright Security Agreement reflecting all patents, trademarks, and copyrights developed, created, generated, or acquired by Borrower during the month then ended.

(l) Change in Collateral; Collateral Records. (i) Give Administrative Agent and Collateral Agent not less than 30 days' prior written notice of any change in the location of any Collateral, other than to locations set forth on Schedule 6.01(1) and with respect to which the Lender Group has filed financing statements and otherwise fully perfected its Liens thereon, (ii) advise Collateral Agent promptly, in sufficient detail, of any material adverse change relating to the type, quantity or quality of the Collateral or the Lien granted thereon and (iii) execute and deliver, and cause each of its Subsidiaries to execute and deliver, to Collateral Agent for the benefit of the Lender Group from time to time, solely for the Lender Group's convenience in maintaining a record of Collateral, such written statements and schedules as Collateral Agent may reasonably require, designating, identifying or describing the Collateral.

(m)      Landlord Waivers.

(i) Use reasonable best efforts to deliver to Collateral Agent, within 60 days following the Effective Date, a landlord waiver, in form and substance satisfactory to Collateral Agent and which may be included as a provision contained in the relevant Lease or amendment thereof, executed by each landlord with respect to each of the Leases set forth on Schedule 5.01(p).

(ii) Obtain at the time any Loan Party enters into a lease for real property not occupied on the Effective Date a landlord's waiver from the landlord of such real property (which waiver may be contained in such lease), in form and substance reasonably satisfactory to the Collateral Agent.

(n) Subordination. Cause all Indebtedness and other obligations now or hereafter owed by any Loan Party to any of its Affiliates to be subordinated in right of payment and security to the Indebtedness and other Obligations owing to the Lender Group in accordance with the Intercompany Subordination Agreement.

(o) After Acquired Real Property. Upon the acquisition by any Loan Party or any of its Subsidiaries after the date hereof of any interest (whether fee or leasehold) in any real property (wherever located) (each such interest being an "After Acquired Property") (x) with a Current Value (as defined below) in excess of $100,000 in the case of a fee interest, or (y) requiring the payment of annual rent exceeding in the aggregate $360,000 in the case of leasehold interest, immediately so notify Collateral Agent, setting forth with specificity a description of the interest acquired, the location of the real property, any structures or improvements thereon and, in the event of a purchase, either an appraisal or the Borrower's good-faith estimate of the current value of such real property (for purposes of this Section, the "Current Value"). Collateral Agent shall notify Administrative Borrower whether Collateral Agent for the benefit of the Lender Group intends to require a mortgage or deed of trust and the

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other  documents  referred  to below or in the case of  leasehold,  a  leasehold mortgage or leasehold deed of trust or landlord's waiver (pursuant to Section 6.01(m) hereof). Upon receipt of such notice requesting a mortgage or deed of trust, the Person which has acquired such After Acquired Property shall furnish promptly to Collateral Agent the following, each in form and substance reasonably satisfactory to Collateral Agent: (i) a mortgage or deed of trust and an environmental indemnity agreement with respect to such real property and related assets located at the After Acquired Property, each duly executed by such Person and in form and substance reasonably satisfactory to Collateral Agent (including in recordable form); (ii) evidence of the recording of the mortgage or deed of trust referred to in clause (i) above in such office or offices as may be necessary or, in the opinion of Collateral Agent, reasonably desirable to create and perfect a valid and enforceable first priority lien on the property purported to be covered thereby or to otherwise protect the rights of the Lender Group thereunder, (iii) a title insurance policy in form and substance reasonably satisfactory to Collateral Agent, (iv) a survey of such real property, certified to the Lender Group and to the issuer of the title insurance policy by a licensed professional survey or reasonably satisfactory to Collateral Agent, (v) phase I environmental assessment reports with respect to such real property, certified to the Lender Group by a company reasonably
satisfactory  to  Collateral   Agent  and  in  form  and  substance   reasonably
satisfactory to Collateral Agent, (vi) in the case of a leasehold interest, a certified copy of the lease between the landlord and such Person with respect to such real property in which such Person has a leasehold interest, and the certificate of occupancy with respect thereto, (vii) in the case of a leasehold interest, an attornment and nondisturbance agreement between the landlord (and any fee mortgagee) with respect to such real property and Collateral Agent for the benefit of the Lender Group, in form and substance reasonably satisfactory to Collateral Agent, and (viii) such other documents or instruments (including guarantees and opinions of counsel) as Collateral Agent may reasonably require and in form and substance satisfactory to Collateral Agent. The Borrower shall pay all Lender Group Expenses, including reasonable attorneys' fees and expenses, and all title insurance charges and premiums, in connection with their obligations under this Section 6.01(o).

(p) Fiscal Year. Cause the Fiscal Year of the Borrower and its Subsidiaries to end on December 31 of each calendar year unless the Lender Group consents to a change in such Fiscal Year (and appropriate related changes to this Agreement).

(q) Listing. CFI shall do or cause to do all things reasonably necessary to, at all times, maintain the listing of its common stock on the NASDAQ National Market System or, if CFI so elects, maintain a listing of its common stock on the New York Stock Exchange.

(r)      Copyright Registrations.

(i) No later than the last Business Day within 10 days following the Effective Date, deliver to Administrative Agent and Collateral Agent reasonably satisfactory evidence that all existing copyrights of Borrower (other than Exempt Copyrights) that are capable of being registered pursuant to Section 6(a) of the Copyright Security Agreement have been registered with the United States Copyright Office, and that all such copyrights and any proceeds thereof are specifically encumbered by the Copyright Security Agreement.

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(ii) No less frequently than monthly, unless Administrative Agent and Collateral
Agent shall otherwise agree in writing, the Loan Parties shall (y) cause all copyrights generated by the Loan Parties (other than: (1) Exempt Copyrights; and
(2) non-material corrections or modifications to existing copyrighted software that do not add material functionality changes) that are, in any way, licensed or otherwise give rise to Eligible Accounts Receivable and that are not already the subject of a registration with the United States Copyright Office (or an application therefor diligently prosecuted) to be registered with the United States Copyright Office in a manner sufficient to impart constructive notice of Borrower's or such other Loan Party's ownership thereof, and (z) cause to be
prepared,   executed,  and  delivered  to  Collateral  Agent  (with  a  copy  to
Administrative Agent), with sufficient time to permit Collateral Agent to record no later than the last Business Day within 10 days following the date that such copyrights have been registered or an application for registration has been filed, a Copyright Security Agreement or supplemental schedules to the Copyright Security Agreement reflecting the security interest of Collateral Agent for the benefit of the Lender Group in such new copyrights (other than: (1) Exempt Copyrights, which, although subject to the security interest of Collateral Agent for the benefit of the Lender Group, shall not be required to be registered until such time, if any, as they cease to be Incipient Copyrights; and (2) non-material corrections or modifications to existing copyrighted software that do not add material functionality changes), which Copyright Agreement or supplemental schedules shall be in form and content suitable for registration with the United States Copyright Office so as to give constructive notice, when so registered, of the transfer by Borrower or such Loan Party to Collateral Agent for the benefit of the Lender Group of a security interest in such copyrights. The Loan Parties also shall maintain copies of all source and object code for all software utilized in their business operations at safe and secure offsite locations reasonably acceptable to Collateral Agent, shall, at the request of Collateral Agent, advise the operators of such locations of the security interest of Collateral Agent for the benefit of the Lender Group in such software, shall keep Collateral Agent fully informed of each such location, and shall maintain the currency of all such software stored offsite.

(s) Reservation of Warrant Shares. CFI shall, from time to time, in accordance with the laws of the State of its incorporation, increase the authorized amount of its common stock prior to such time as the failure to do so would cause the number of shares of such common stock remaining authorized but unissued to be insufficient to permit exercise of the Warrants. No later than the first to occur of (i) the date a "Shelf Registration" (as such term is defined in the Registration Rights Agreement) with respect to CFI's common stock issuable upon exercise of the Warrants is filed with the Securities and Exchange Commission pursuant to the Registration Rights Agreement or (ii) 90 days following the Effective Date, CFI through its board of directors shall specifically reserve for issuance not less than 381,822 shares of CFI's common stock to be issued upon exercise of the Warrants (as such number may be adjusted pursuant to the provisions of the Warrant). Upon any adjusted increase in the number of shares of CFI's common stock that become issuable upon exercise of the Warrants, whether due to antidilution provisions in the Warrants or otherwise, CFI through its board of directions shall reserve such shares for issuance upon exercise of the Warrants and maintain an adequate number of shares so reserved until such time as the Warrants have been exercised or expired unexercised. CFI shall cause any additional shares of its common stock that become issuable upon exercise of the Warrants as a result of such adjusted increase in the "Exercise Price" (as such term is defined

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

in the Warrants) to be listed, as of the effective date of such adjusted increase, on the NASDAQ National Market System or other exchange on which the common stock of CFI is then listed.

SECTION 6.02. Negative Covenants. So long as any principal of or interest on any Loan or any other Obligation (whether or not due) shall remain unpaid or the Lenders shall have any Commitment hereunder, the Loan Parties shall not, unless the Lender Group shall otherwise consent in writing:

(a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon or with respect to any of its property, whether now owned or hereafter acquired, to file or suffer to exist under the Uniform Commercial Code, the Copyright Act, or any similar law or statute of any jurisdiction, a financing statement (or the equivalent thereof) or a copyright security document that names any Loan Party or any of its Subsidiaries as debtor, to sign or suffer to exist any security agreement authorizing any secured party thereunder to file such financing statement (or the equivalent thereof), to sell any of its property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable) with recourse to any Loan Party or any of its Subsidiaries or assign or otherwise transfer, or permit any of its Subsidiaries to assign or otherwise transfer, any account or other right to receive income, other than Permitted Liens.

(b) Indebtedness. Create, incur, assume, guarantee or suffer to exist, or otherwise become or remain liable with respect to, or permit any of its Subsidiaries to create, incur, assume, guarantee or suffer to exist or otherwise become or remain liable with respect to, any Indebtedness other than Permitted Indebtedness.

(c) Fundamental Changes. Wind-up, liquidate or dissolve itself (or permit or suffer any thereof) or merge, consolidate or amalgamate with any Person, convey, sell, lease or sublease, transfer or otherwise dispose of, whether in one transaction or a series of related transactions, all or any non-immaterial part of its business, property or assets, whether now owned or hereafter acquired, or (agree to do any of the foregoing) or purchase or otherwise acquire, whether in one transaction or a series of related transactions, all or substantially all of the assets of any Person (or any division thereof) (or agree to do any of the foregoing), or permit any of its Subsidiaries to do any of the foregoing; provided, however, that:

(i) any wholly-owned Subsidiary of any one or more Loan Parties may be merged with any other wholly-owned Subsidiary of one or more Loan Parties, so long as
(A) no other provision of this Agreement would be violated thereby, (B) Administrative Borrower gives Collateral Agent and Administrative Agent at least 30 days' prior written notice of such merger, (C) no Default or Event of Default shall have occurred and be continuing either before or after giving effect to such transaction, (D) the Lender Group's rights in any Collateral, including, without limitation, the existence, perfection and priority of any Lien thereon, are not adversely affected by such merger, (E) if the merger is between a Subsidiary that is a Borrower and another Subsidiary that is not a Borrower, the Subsidiary that is a Borrower shall be the surviving entity of such merger, and
(F) the surviving Subsidiary is a party to this Agreement and such other Loan Documents as Collateral Agent and Administrative Agent may require, and the Capital Stock of such Subsidiary is the subject of the Pledge Agreement, in each case, in full

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

force and effect on the date of and immediately after giving effect to such merger or consolidation;

(ii) any of the Loan Parties and its Subsidiaries may: (A) sell or lease Inventory or license intellectual property in the ordinary course of business;
(B) dispose of obsolete or worn-out equipment in the ordinary course of business; and (C) sell or otherwise dispose of other property or assets (excluding Accounts Receivable and intellectual property) for cash in an aggregate amount not less than the fair market value of such property or assets, provided that the Net Cash Proceeds of such Dispositions do not exceed $250,000 in the aggregate in any twelve-month period and are paid to the Lender Group pursuant to the terms of Section 2.05(c)(vi);

(iii) (A) any Subsidiary of any Loan Party that is not a Loan Party may make a Disposition of any or all of its property or assets to any Loan Party or to any other Subsidiary of any Loan Party, subject to the continuing Liens of the Lender Group thereon; (B) any Loan Party that is not a Borrower may make a Disposition of any or all of its property or assets to any other Loan Party that is not a Borrower or to any other Loan Party, subject to the continuing Liens of the Lender Group thereon; (C) any Borrower other than CFI may make a Disposition of any or all of its property of assets to any other Borrower, subject to the continuing Liens of the Lender Group thereon; in each case, so long as (1) no other provision of this Agreement would be violated thereby, (2) Administrative Borrower gives Collateral Agent and Administrative Agent at least 30 days' prior written notice of such Disposition; (D) no Default or Event of Default shall have occurred and be continuing either before or after giving effect to such transaction; and (E) the Lender Group's rights in any Collateral, including, without limitation, the existence, perfection and priority of any Lien thereon, are not adversely affected by such Disposition (or, if so adversely affected, such adverse effect is not promptly cured to the reasonable satisfaction of Collateral Agent), and

(iv) subject to compliance with Section 6.01(b) (if and to the extent applicable), a Loan Party may acquire the Capital Stock or assets of another Person pursuant to a Permitted Acquisition or a Permitted Toehold Investment.

(d) Change in Nature of Business. Make, or permit any of its Subsidiaries to make, any fundamental or material change in the nature of its business as described in Section 5.01(m).

(e) Loans, Advances, Investments, Etc. Make or commit or agree to make any loan, advance guarantee of obligations, other extension of credit or capital contributions to, or hold or invest in or commit or agree to hold or invest in, or purchase or otherwise acquire or commit or agree to purchase or otherwise acquire any shares of the Capital Stock, bonds, notes, debentures or other securities of, or make or commit or agree to make any other investment in, any other Person, or purchase or own any futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or permit any of its Subsidiaries to do any of the foregoing, except for: (i) the Ultradata Acquisition; (ii) Investments existing on the date hereof, as set forth on Schedule 6.02(e) hereto, but not any increase in the amount thereof as set forth in such Schedule or any other modification of the terms thereof; (iii) subject to the Intercompany Subordination Agreement, temporary loans

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

and advances by any Loan Party to its Subsidiaries and by such Subsidiaries to such Loan Party, made in the ordinary course of business and not exceeding, in the aggregate for all such Persons at any one time outstanding: (A) during the first 6 months following the Effective Date, $1,500,000; provided, however, that no such individual temporary loan or advance shall remain outstanding for more than 30 days during such 6 month period; and (B) thereafter, $500,000; (iv) Permitted Investments; and (v) Permitted Acquisitions.

(f) Lease Obligations. Create, incur or suffer to exist, or permit any of its Subsidiaries to create, incur or suffer to exist, any obligations as lessee (i) for the payment of rent for any real or personal property in connection with any sale and leaseback transaction, or (ii) for the payment of rent for any real or personal property under leases or agreements to lease other than (A) Capitalized Lease Obligations which would not cause the aggregate amount of all obligations under Capitalized Leases entered into after the Effective Date owing by the Loan Parties and their Subsidiaries in any Fiscal Year to exceed the amounts set forth in subsection (g) of this Section 6.02, and (B) Operating Lease Obligations which would not cause the aggregate amount of all Operating Lease Obligations owing by the Loan Parties and their Subsidiaries to exceed: (1) during the Fiscal Year ending December 31, 1999, $700,000; (2) during the Fiscal Year ending December 31, 2000, $1,000,000; (3) during the Fiscal Year ending December 31, 2001, $1,200,000; and (4) during the Fiscal Year ending December 31, 2002, $1,500,000.

(g) Capital Expenditures. Except for Permitted Acquisitions and Permitted Investments, make or commit or agree to make, or permit any of its Subsidiaries to make or commit or agree to make, any Capital Expenditure (by purchase or Capitalized Lease) that would cause the aggregate amount of all such Capital Expenditures made by the Loan Parties and their Subsidiaries to exceed: (i) during the period commencing on the Effective Date and ending December 31, 1999, $1,300,000; (ii) during the Fiscal Year ending December 31, 2000, $5,300,000;
(iii) during the Fiscal Year ending December 31, 2001, $6,400,000; and (iv) during the Fiscal Year ending December 31, 2002, $7,600,000; .

(h) Restricted Payments. (i) Declare or pay any dividend or other distribution, direct or indirect, on account of any Capital Stock of any Loan Party or any of its Subsidiaries, now or hereafter outstanding, (ii) make any repurchase, redemption, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Capital Stock of any Loan Party, now or hereafter outstanding, (iii) make any payment to retire, or to obtain the surrender of, any outstanding warrants, options or other rights for the purchase or acquisition of shares of any class of Capital Stock of any Loan Party, now or hereafter outstanding, (iv) return any capital to any shareholders or other equity holders of any Loan Party or any of its Subsidiaries, or make any other distribution of property, assets, shares of Capital Stock, warrants, rights, options, obligations or securities thereto as such or (v) pay any management fees or any other fees or expenses (including the reimbursement thereof by any Loan Party or any of its Subsidiaries) pursuant to any management, consulting or other services agreement to any of the shareholders or other equityholders of any Loan Party or any of its Subsidiaries or other Affiliates, or to any other Subsidiaries or Affiliates of any Loan Party; provided, however, that:

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

                         (A) Subsidiaries that are wholly-owned by one or more Loan Parties may declare and pay cash and stock dividends, return capital and make distributions of assets (subject to the Lender Group's Liens thereon) to such Loan Parties;

                           (B) CFI may make regularly scheduled mandatory redemptions, as and when due and payable, of the CFI Class A Preferred Stock, in an aggregate amount not to exceed $103,142 in any fiscal year;

                           (C)  CFI  may   declare   and   pay   dividends   and
         distributions payable solely in shares of CFI's common stock;

                           (D)  Ultradata  may make  payments  to holders of the
         "Dissenting Shares" (as such term is defined in the Ultradata Acquisition Documents), if any, with respect to such Dissenting Shares, to the extent required under the Delaware General Corporation Law and the Ultradata Acquisition Documents; provided, however, that the number of Dissenting Shares shall not constitute more than 5% of the Capital Stock of Ultradata issued and outstanding immediately prior to the consummation of the Ultradata Acquisition;

                           (E) CFI may make payments to the Warrantholders, pursuant to Section 4(a)(2) or Section 4(a)(3) of the Warrants, in order to reduce the number of Warrant Shares issuable under the Warrants upon exercise thereof;

                           (F) CFI may continue to grant options and, upon exercise thereof, issue common stock, to its employees pursuant to the Stock Option Plans and such other qualified or non-qualified stock option plans that CFI adopts from time to time in the ordinary course of its business and consistent with past practices; and

                           (G) CFI may issue options or warrants for not more than 150,000 shares of common stock to an outside investor relations firm.

(i) Federal Reserve Regulations. Permit any Loan or the proceeds of any Loan under this Agreement to be used for any purpose that would cause such Loans to be margin loans under the provisions of Regulation T, U or X of the Board.

(j) Transactions with Affiliates. Enter into, renew, extend or be a party to, or permit any of its Subsidiaries to enter into, renew, extend or be a party to any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any of its Affiliates, except in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to such Loan Party or such Subsidiary than would be obtainable in a comparable arm's length transaction with a Person that is not an Affiliate thereof.

(k) Limitations on Dividends and Other Payment Restrictions Affecting Subsidiaries. Create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any of its

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

Subsidiaries (i) to pay dividends or to make any other distribution on any shares of Capital Stock of such Subsidiary owned by any Loan Party or any of its Subsidiaries, (ii) subject to Section 6.02(r), to pay or prepay or to subordinate any Indebtedness owed to any Loan Party or any of its Subsidiaries,
(iii) to make loans or advances to any Loan Party or any of its Subsidiaries, or
(iv) to transfer any of its property or assets to any Loan Party or any of its Subsidiaries, or permit any of its Subsidiaries to do any of the foregoing; provided, however, that nothing in any of clauses (i) through (iv) of this
Section 6.02(k) shall prohibit or restrict:

                           (A)      this Agreement and the other Loan Documents;

                           (B) any agreements in effect on the date of this Agreement and described (including the nature and extent of such encumbrances or restrictions) on Schedule 6.02(k);

                           (C) any applicable law, rule or regulation (including, without limitation, applicable currency control laws and applicable state corporate statutes restricting the payment of dividends in certain circumstances);

                           (D) in the case of clause (iv) any agreement setting forth customary restrictions on the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract of similar property or assets; or

                           (E) in the case of clause (iv) any holder of a Permitted Lien from restricting on customary terms the transfer of any property or assets subject thereto.

(l)      Limitation on Issuance of Capital Stock.

(i) Issue or sell or enter into any agreement or arrangement for the issuance and sale of any shares of its Capital Stock, any securities convertible into or exchangeable for its Capital Stock or any warrants, options or other rights for the purchase or acquisition of any of its Capital Stock; provided, however, than nothing herein shall prevent CFI from: (w) selling shares of its common stock or granting options, warrants, or rights with respect thereto pursuant to the Stock Option Plans and such other qualified or non-qualified stock option plans that CFI adopts from time to time in the ordinary course of its business and consistent with past practices, (x) issuing the Warrants or shares of its common stock upon exercise thereof, (y) issuing of the Permitted Subordinated Indebtedness or shares of its common stock upon conversion thereof in accordance with the terms and conditions of the Permitted Subordinated Indebtedness Documents, or (z) selling or issuing any Permitted Preferred Stock; and

(ii) Permit any of its Subsidiaries to issue or sell or enter into any agreement or arrangement for the issuance and sale of any shares of its Capital Stock, any securities convertible into or exchangeable for its Capital Stock or any warrants.

(m) Modifications of Indebtedness, Organizational Documents and Certain Other Agreements; Etc.

(i) Cause, suffer, or permit the amendment, modification or other change of any of the provisions of the Permitted Subordinated Indebtedness Documents if such

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

amendment, modification or change would shorten the final maturity or average life to maturity of, or require any material payment to be made earlier than the date originally scheduled on, such Indebtedness, would increase the interest rate applicable to such Indebtedness, or would change the subordination provisions of such Indebtedness in a manner adverse to interests of the Lender Group, or would otherwise be adverse to the interests of the Lender Group or materially adverse to the interests of any Loan Party or any of its Subsidiaries in any respect;

(ii) Cause, suffer, or permit the amendment, modification or other change, in any material respect, of any of the provisions of any other Indebtedness of any Loan Party or any of its Subsidiaries or of any instrument or agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) relating to any such Indebtedness if such amendment, modification or change would shorten (other than by an immaterial amount of time) the final maturity or average life to maturity of, or require any material payment to be made earlier than the date originally scheduled on, such Indebtedness, would increase (other than by an immaterial amount) the interest rate applicable to such other Indebtedness, or would change the subordination provision (if any) of such other Indebtedness in a manner adverse to interests of the Lender Group, or would otherwise be adverse to the interests of the Lender Group or materially adverse to the interests of any Loan Party or any of its Subsidiaries in any respect;

(iii) except for the Obligations, make any voluntary or optional payment, prepayment, redemption or other acquisition for value of any Indebtedness of any Loan Party or any of its Subsidiaries (including, without limitation, by way of depositing money or securities with the trustee therefor before the date required for the purpose of paying any portion of such Indebtedness when due), or refund, refinance, replace or exchange any other Indebtedness for any such Indebtedness, or make any prepayment, redemption or repurchase of any outstanding Indebtedness as a result of any asset sale, change of control, issuance and sale of debt or equity securities or similar event, or give any notice with respect to any of the foregoing; or

(iv) amend, modify or otherwise change in any material respect its certificate of incorporation or bylaws (or other similar organizational documents), including, without limitation, by the filing or modification of any certificate of designation, or any agreement or arrangement entered into by it, with respect to any of its Capital Stock (including any shareholders' agreement), or enter into any new agreement with respect to any of its Capital Stock except any such amendments, modifications or changes or any such new agreements or arrangements pursuant to this clause (iv) that either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(n) Investment Company Act of 1940. Engage in any business, enter into any transaction, use any securities or take any other action or permit any of its Subsidiaries to do any of the foregoing, that would cause it or any of its
Subsidiaries to become subject to the registration requirements of the Investment Company Act of 1940, as amended, by virtue of being an "investment company" or a company "controlled" by an "investment company" not entitled to an exemption within the meaning of such Act.

(o)      Compromise of Accounts Receivable.

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

(i) Compromise or adjust any Eligible Account Receivable (or extend the time of payment thereof) or grant any material discounts, allowances or credits, or permit any of its Subsidiaries to do so, other than, so long as no Default or Event of Default has occurred and is continuing, in the ordinary course of business and consistent with past practice; provided, however, in no event shall any such extension of the time for payment extend beyond 30 days from the original due date; provided further that, from and after the date of any such adjustment or extension thereof, the determination of whether any Account Receivable so adjusted or extended constitutes an Eligible Account Receivable shall take into account such adjustment or extension.

(ii) Compromise or adjust any Account Receivable other than Eligible Accounts Receivable (or extend the time of payment thereof) or grant any material discounts, allowances or credits, or permit any of its Subsidiaries to do so ,other than, so long as no Default or Event of Default has occurred and is continuing, in the ordinary course of business and consistent with past practice with the relevant Account Debtor; provided, however, in no event shall (A) (1) any such discount, allowance or credit exceed, with respect to any Account Debtor and its Affiliates, the greater of (y) $20,000, and (z) 20% of the aggregate amount owed by such Account Debtor and its Affiliates, or (2) all such discounts, allowances, and credits exceed, with respect to all Account Debtors, $100,000 in the aggregate in any one fiscal quarter, or (B) any such extension of the time for payment extend beyond 120 days from the original due date.

(p) Environmental. Permit the use, handling, generation, storage, treatment, release or disposal of Hazardous Materials at any property owned or leased by any Loan Party or any of its Subsidiaries except in compliance in all material respects with Environmental Laws and so long as such use, handling, generation, storage, treatment, release or disposal of Hazardous Materials does not result in a Material Adverse Effect.

(q) Certain Agreements. Agree to any amendment or other change to or waiver of any of its rights under any Material Contract, if such amendment, other change, or waiver is adverse to the interests of the Lender Group or materially adverse to the interests of any Loan Party or any of its Subsidiaries.

(r) Permitted  Subordinated  Indebtedness.  Without  limiting the  generality of
Section 6.02(m), make, or permit any Subsidiary of any Loan Party to make, any payment of any part or all of any Permitted Subordinated Indebtedness (including the prepayment, redemption, retirement, defeasement, purchase, or other acquisition of any principal amount of the Permitted Subordinated Indebtedness); provided, however, that CFI may, to the extent permitted under the Permitted Subordinated Indebtedness Documents, accrete the original issue discount in respect of the Permitted Subordinated Indebtedness during the first 3 years following its issuance and thereafter pay interest on the Permitted Subordinated Indebtedness as and when scheduled in accordance with the terms and conditions of the Permitted Subordinated Indebtedness Documents.

SECTION 6.03. Financial Covenants. So long as any principal of or interest on any Loan or any other Obligation (whether or not due) shall remain unpaid or the Lenders shall have any Commitment hereunder, the Loan Parties shall not, unless the Lender Group shall otherwise consent in writing:

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

(a) Current Ratio. Permit the ratio of (i) Consolidated Current Assets of CFI and its Subsidiaries, to (ii) Consolidated Current Liabilities of CFI and its Subsidiaries at the end of any fiscal quarter to be less than the applicable ratio set forth below:



Fiscal Quarter Ending                                        Ratio
---------------------                                        -----
September 30, 1999                                           1.05 : 1.00
December 31, 1999                                            1.15 : 1.00
March 31, 2000                                               1.25 : 1.00
June 30, 2000                                                1.25 : 1.00
September 30, 2000                                           1.25 : 1.00
December 31, 2000                                            1.35 : 1.00
March 31, 2001                                               1.35 : 1.00
June 30, 2001                                                1.35 : 1.00
September 30, 2001                                           1.35 : 1.00
December 31, 2001                                            1.50 : 1.00
March 31, 2002                                               1.50 : 1.00
June 30, 2002                                                1.50 : 1.00


(b)      [intentionally omitted]

(c) Tangible Net Worth. Permit Consolidated Tangible Net Worth of CFI and its Subsidiaries at the end of each fiscal quarter set forth below to be less than the amount set forth opposite such date.



Fiscal Quarter Ending                                        Tangible Net Worth
---------------------                                        ------------------
September 30, 1999                                           ($75,000,000)
December 31, 1999                                            ($75,000,000)

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

March 31, 2000                                               ($65,000,000)
June 30, 2000                                                ($65,000,000)
September 30, 2000                                           ($57,000,000)
December 31, 2000                                            ($57,000,000)
March 31, 2001                                               ($50,000,000)
June 30, 2001                                                ($45,000,000)
September 30, 2001                                           ($45,000,000)
December 31, 2001                                            ($32,000,000)
March 31, 2002                                               ($32,000,000)
June 30, 2002                                                ($25,000,000)


(d) Cash Flow Ratio. Permit the Cash Flow Ratio for each period of four (4) consecutive fiscal quarters of CFI and its Subsidiaries for which the last quarter ends on a date set forth below to be less than the ratio set forth opposite such date:



Fiscal Quarter Ending                                        Ratio
---------------------                                        -----
September 30, 1999                                           1.75 : 1.00
December 31, 1999                                            2.00 : 1.00
March 31, 2000                                               2.25 : 1.00
June 30, 2000                                                2.25 : 1.00
September 30, 2000                                           3.00 : 1.00
December 31, 2000                                            3.25 : 1.00
March 31, 2001                                               3.25 : 1.00
June 30, 2001                                                3.50 : 1.00

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

September 30, 2001                                           3.50 : 1.00
December 31, 2001                                            3.50 : 1.00
March 31, 2002                                               3.50 : 1.00
June 30, 2002                                                3.50 : 1.00


(e) Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio for each period of four (4) consecutive fiscal quarters of CFI and its Subsidiaries for which the last quarter ends on a date set forth below to be less than the amount set forth opposite such date:

Fiscal Quarter Ending                                        Ratio
---------------------                                        -----
September 30, 1999                                           1.10 : 1.00
December 31, 1999                                            1.10 : 1.00
March 31, 2000                                               1.20 : 1.00
June 30, 2000                                                1.20 : 1.00
September 30, 2000                                           1.20 : 1.00
December 31, 2000                                            1.20 : 1.00
March 31, 2001                                               1.20 : 1.00
June 30, 2001                                                1.20 : 1.00
September 30, 2001                                           1.20 : 1.00
December 31, 2001                                            1.20 : 1.00
March 31, 2002                                               1.20 : 1.00
June 30, 2002                                                1.20 : 1.00


(f) Consolidated EBITDA. Permit Consolidated EBITDA of CFI and its Subsidiaries for each period of four (4) consecutive fiscal quarters of CFI and its Subsidiaries for which the last fiscal quarter ends on a date set forth below to be less than the amount set forth opposite such date; provided, however, that the contribution of MECA to Consolidated EBITDA of CFI and its Subsidiaries shall be included therein only for periods from and after May 17, 1999:



Fiscal Quarter Ending                     Consolidated EBITDA
---------------------                     -------------------
September 30, 1999                        $16,000,000
December 31, 1999                         $17,500,000
March 31, 2000                            $19,000,000
June 30, 2000                              $21,500,000
September 30, 2000                        $24,000,000
December 31, 2000                         $25,500,000
March 31, 2001                            $26,500,000
June 30, 2001                             $26,500,000
September 30, 2001                        $26,500,000
December 31, 2001                         $30,000,000
March 31, 2002                            $32,000,000
June 30, 2002                             $32,500,000


(g)      [intentionally omitted]

(h)      [intentionally omitted]

(i) Debt Ratio. Permit the ratio of (i) the amount equal to the sum of (A) the Obligations, plus (B) Capitalized Lease Obligations, to (ii) Consolidated EBITDA for each period of four (4) consecutive fiscal quarters of CFI and its Subsidiaries for which the last fiscal quarter ends on a date set forth below to be greater than the ratio set forth opposite such date:



Fiscal Quarter Ending                                        Ratio
---------------------                                        -----
September 30, 1999                                           4.00 : 1.00

December 31, 1999                                            4.00 : 1.00
March 31, 2000                                               3.50 : 1.00
June 30, 2000                                                3.50 : 1.00
September 30, 2000                                           2.50 : 1.00
December 31, 2000                                            2.50 : 1.00
March 31, 2001                                               2.25 : 1.00
June 30, 2001                                                2.25 : 1.00
September 30, 2001                                           2.00 : 1.00
December 31, 2001                                            2.00 : 1.00
March 31, 2002                                               2.00 : 1.00
June 30, 2002                                                2.00 : 1.00


                                  ARTICLE VII

                      MANAGEMENT, COLLECTION AND STATUS OF
                    ACCOUNTS RECEIVABLE AND OTHER COLLATERAL

SECTION 7.01.     Collection of Accounts Receivable; Management of Collateral.

(a) The Loan Parties shall establish and at all times maintain one or more lockboxes (each, a "Lockbox") and shall instruct all Account Debtors to remit all amounts owed by them to one of such Lockboxes. The Loan Parties,
Administrative Agent, and the applicable Lockbox Bank shall enter into the Lockbox Agreements, which among other things shall provide for the opening of a Lockbox Account for the deposit of Collections at the applicable Lockbox Bank. The Loan Parties agree that all Collections received by the Loan Parties from any Account Debtor or any other source immediately upon receipt shall be deposited into a Lockbox Account. No Lockbox Agreement or other arrangement contemplated thereby shall be modified by any Loan Party without the prior written consent of Administrative Agent on behalf of the Lender Group. Upon the terms and subject to the conditions set forth in the Lockbox Agreements, all amounts received in each Lockbox Account shall be wired each Business Day into the Administrative Agent Account. Until the Lender Group has advised Administrative Borrower to the contrary after the occurrence and during the continuance of an Event of Default,

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

the Loan Parties and their Subsidiaries may and will enforce, collect and receive all amounts owing on the Account Receivables for the Lender Group's benefit and on the Lender Group's behalf, but at the Borrower's expense; such privilege shall terminate, at the election of the Lender Group, upon the occurrence and during the continuance of any Event of Default. All Collections (including checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness) received directly by any Loan Party or any Subsidiary from any Account Debtor or any other source (exclusive of the Lender Group), whether as proceeds from Accounts Receivable, or as proceeds of any other Collateral, or otherwise, shall be received and held by Administrative Borrower on behalf of the Loan Parties in trust for the Lender Group and deposited by the Loan Parties in original form and no later than the next Business Day after receipt thereof into a Lockbox Account. No Loan Party shall commingle such Collections with the Loan Parties' own funds or the funds of any Subsidiary or Affiliate of the Loan Parties or with the proceeds of any assets not included in the Collateral. Administrative Agent shall charge the Loan Account, for the sole and separate accounts of Collateral Agent and Administrative Agent as set forth below, on the last day of each month, for 2 Business Days of 'clearance' or `float' at the rate applicable to Revolving Loans set forth in Section 2.04(a) or Section 2.04(b), as applicable, on all Collections that are received by Administrative Agent (regardless of whether received in a Lockbox Account, whether provisionally applied to reduce the Obligations under the Loan Documents, or otherwise); it being agreed by Administrative Agent and Collateral Agent that 50% of all such clearance or float shall be for the sole and separate account of Administrative Agent and that the other 50% of all such clearance or float shall be for the sole and separate account of Collateral Agent. This across-the-board 2 Business Day clearance or float charge on all Collections is acknowledged by the parties to constitute an integral aspect of the pricing of the Lender Group's financing of the Borrower, and shall apply irrespective of the characterization of whether receipts are owned by the Loan Parties or the Lender Group, and whether or not there are any outstanding Revolving Loans, the effect of such clearance or float charge being the equivalent of charging 2 Business Days of interest on such Collections. All funds received in the Lockbox Account pursuant to this Section 7.01(a) shall be credited to the Loan Account for application at the end of each Business Day to reduce the then principal balance of the Revolving Loans, conditional upon final payment to the Lender Group. No checks, drafts or other instruments received by the Lender Group shall constitute final payment to the Lender Group unless and until such instruments have actually been collected.

(b) After the occurrence and during the continuance of an Event of Default, the Lender Group may send a notice of assignment and/or notice of the Lender Group's security interest to any and all Account Debtors or third parties holding or otherwise concerned with any of the Collateral, and thereafter the Lender Group shall have the sole right to collect the Accounts Receivable and/or take possession of the Collateral and the books and records relating thereto. Except in the absence of a continuing Event of Default, as permitted by Section 6.02(o), each of the Loan Parties shall not, and shall not permit its Subsidiaries to, without prior written consent of Administrative Agent, grant any extension of time of payment of any Account Receivable, compromise or settle any Account Receivable for less than the full amount thereof, release, in whole or in part, any Person or property liable for the payment thereof, or allow any credit or discount whatsoever thereon.

(c) Each Loan Party hereby appoints the Administrative Agent for the benefit of the Lender Group or its designee on behalf of the Lender Group as such Loan Party's attorney-in-fact with power exercisable during the continuance of any Default or Event of Default to do any one or more of the following:

(i) to endorse such Loan Party's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Accounts Receivable;

(ii) to sign the such Loan Party's name on any invoice or bill of lading relating to any of the Accounts Receivable, drafts against Account Debtors with respect to Accounts Receivable, assignments and verifications of Accounts Receivable and notices to Account Debtors with respect to Accounts Receivables;

(iii)    to send verification of Accounts Receivable;

(iv) to renew and extend any Loan Party's copyrights, copyright registrations, and copyright rights and to register works protectable by copyright; and

(v) to notify the Postal Service authorities to change the address for delivery of mail addressed to such Loan Party or any of its Subsidiaries to such address as Administrative Agent for the benefit of the Lender Group may designate and to do all other acts and things necessary to carry out this Agreement.

All acts of said attorney or designee are hereby ratified and approved, and said attorney or designate shall not be liable for any acts of omission or commission made in good faith (other than acts or omissions constituting gross negligence or willful misconduct), or for any error of judgment or mistake of fact or law; this power being coupled with an interest is irrevocable until all of the Loans and other Obligations under the Loan Documents are paid in full in cash and all of the Loan Documents are terminated.

(d) Nothing herein contained shall be construed to constitute the Lender Group as agent of any Loan Party or any of its Subsidiaries for any purpose whatsoever, and the Lender Group shall not be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof (other than from acts or omissions of the Lender Group made in bad faith or constituting gross negligence or willful misconduct, in each case, as determined by a final judgment of a court of competent jurisdiction). The Lender Group shall not, under any circumstance or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Accounts Receivable or any instrument received in payment thereof or for any damage resulting therefrom (other than acts or omissions of the Lender Group made in bad faith or constituting gross negligence or willful misconduct, in each case, as determined by a final judgment of a court of competent jurisdiction). The Lender Group, by anything herein or in any assignment or otherwise, does not assume any of the obligations under any contract or agreement assigned to the Lender Group and shall not be responsible in any way for the performance by any Loan Party or any of its Subsidiaries of any of the terms and conditions thereof.

(e) If any Account Receivable includes a charge for any tax payable to any Governmental Authority, Administrative Agent is hereby authorized (but in no event obligated) in its discretion to pay the amount thereof to the proper taxing authority for the Borrower's account and to charge the Borrower therefor. Administrative Borrower on behalf of the applicable Loan Parties shall notify Administrative Agent if any Account Receivable includes any taxes due to any such Governmental Authority and, in the absence of such notice, Administrative Agent for the benefit of the Lender Group shall have the right to retain the full proceeds of such Account Receivable and shall not be liable for any taxes that may be due by reason of the sale and delivery creating such Account Receivable.

SECTION 7.02. Accounts Receivable Documentation. The Loan Parties will at such intervals as Administrative Agent may reasonably require, execute and deliver confirmatory written assignments of the Accounts Receivable to the Lender Group and furnish such further schedules and/or information as Administrative Agent may reasonably require relating to the Accounts Receivable, including, without limitation, sales invoices or the equivalent, credit memos issued, remittance advises, reports and copies of deposit slips and copies of original shipping or delivery receipts for all merchandise sold. In addition, Administrative Borrower on behalf of the Loan Parties promptly shall notify Administrative Agent, in writing, of any non-compliance in respect of the representations, warranties and covenants contained in Section 7.03. The items to be provided under this Section
7.02 are to be in form reasonably satisfactory to Administrative Agent and are to be executed and delivered to Administrative Agent from time to time solely for its convenience in maintaining records of such Collateral. The Loan Parties' failure to give any of such items to the Lender Group shall not affect, terminate, modify or otherwise limit the Lender Group's Lien on the Collateral. The Loan Parties shall not re-date any invoice or sale or make sales on extended dating beyond that customary in the Loan Parties' industry, and shall not re-bill any Accounts Receivable without promptly disclosing the same to Administrative Agent and providing Administrative Agent with copy of such re-billing, identifying the same as such. If any Loan Party becomes aware of anything materially detrimental to the credit of any customer of any of the Loan Parties, Administrative Borrower on behalf of the Loan Parties will promptly advise Administrative Agent thereof in writing.

SECTION 7.03. Status of Accounts Receivable and Other Collateral. With respect to Collateral of any Loan Party at the time the Collateral becomes subject to the Lender Group's Lien, each of the Loan Parties covenants, represents and warrants (subject to the Acquisition Qualification): (a) such Loan Party shall be the sole owner, free and clear of all Liens except in the favor of the Lender Group or otherwise permitted hereunder, and fully authorized to sell, transfer, pledge and/or grant a security interest in each and every item of said
Collateral; (b) each Account Receivable shall be a good and valid account representing an undisputed bona fide indebtedness incurred or an amount indisputably owed by the Account Debtor therein named, for a fixed sum as set forth in the invoice relating thereto with respect to any absolute sale and delivery upon the specified terms of goods sold or services rendered by such Loan Party, except for such disputes, defenses, or offset claims that arise in the ordinary course of business and, individually or in the aggregate, do not affect a material portion of any one or more of the Accounts Receivable; (c) except as disclosed in writing to Administrative Agent or as is customary in the Loan Parties' business, no Account Receivable shall be subject to any defense, offset, counterclaim, discount or allowance except as may be stated in the invoice relating thereto; (d) none of the transactions underlying or giving rise to any Account Receivable shall violate, in any material respect, any applicable state or federal laws or regulations, and all documents relating thereto shall be legally sufficient under such laws or regulations and shall be legally enforceable in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws and by general principles of equity; (e) no agreement under which any deduction or offset of any kind, other than normal trade discounts, may be granted or shall have been made by any Loan Party at or before the time such Accounts Receivable is created; (f) all agreements, instruments and other documents relating to any Account Receivable shall be true, correct, and complete and in all material respects what they purport to be; (g) all signatures and endorsements that appear on all material agreements, instruments and other documents relating to Account Receivable shall be genuine and all signatories and endorsers shall have full capacity to contract; (h) the Loan Parties shall maintain books and records pertaining to said Collateral in such detail, form and scope as Administrative Agent shall reasonably require; (i) Administrative Borrower on behalf of the Loan Parties promptly shall notify Administrative Agent in writing if any accounts arise out of contracts with the United States or any department, agency, or instrumentality thereof and will execute any instruments and take any steps required by Administrative Agent in order that all monies due or to become due under any such contract shall be assigned to the Lender Group and notice thereof given to the United States Government under the Federal Assignment of Claims Act; (j) Administrative Borrower on behalf of the Loan Parties will, immediately upon any Loan Party's learning thereof, report in writing to Administrative Agent and Collateral Agent any material loss or destruction of, or substantial damage to, any of the Collateral, and any other matters affecting in any material respect the value, enforceability or collectibility of any of the Collateral; (k) if any amount payable under or in connection with any Account Receivable is evidenced by a promissory note or other instrument, such promissory note or instrument shall be promptly pledged, endorsed, assigned and delivered to Collateral Agent for the benefit of the Lender Group as additional Collateral; (l) no Loan Party shall re-date any invoice or sale or make sales on extended dating beyond that which is customary in the ordinary course of its business and in the industry; (m) the Loan Parties shall conduct a physical count of the Inventory at such intervals as Administrative Agent may reasonably request and Administrative Borrower on behalf of the Loan Parties promptly shall supply Administrative Agent with a copy of such count accompanied by a report of the value (based on the lower of cost (on a first in first out basis) and market value) of such Inventory; and
(n) the Loan Parties are not, and shall not be, entitled to pledge the Lender Group's credit on any purchases or for any purpose whatsoever.

SECTION 7.04. Collateral Custodian. Upon the occurrence and during the continuance of any Default or Event of Default, the Lender Group may at any time and from time to time employ and maintain on the premises of the Borrower a custodian selected by Collateral Agent who shall have full authority to do all acts necessary to protect the Lender Group's interests. Each Loan Party hereby agrees to, and to cause its Subsidiaries to, cooperate with any such custodian and to do whatever Collateral Agent may reasonably request to preserve the Collateral. All Lender Group Expenses incurred by the Lender Group by reason of the employment of the custodian shall be the responsibility of the Borrower and charged to the Loan Account.

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

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

SECTION 8.01. Events of Default. If any of the following Events of Default shall occur and be continuing:

(a) any Loan Party fails to pay when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) any Obligation within the meaning of clause (i) of such term, including, without limitation any principal of or interest on any Loan or any fee or other amount due hereunder;

(b) any representation or warranty made or deemed made by or on behalf of any Loan Party or by any officer of the foregoing under or in connection with any Loan Document or under or in connection with any report, certificate, or other document delivered to the Lender Group pursuant to any Loan Document shall have been incorrect in any material respect when made or deemed made;

(c) any Loan Party fails to perform or comply with any covenant or agreement contained in:

(i) Section 6.01(a)(ix),  (x), (xi), or (xv), Section 6.01(b),  Section 6.01(f),
Section 6.01(k), Section 6.01(r), Section 6.02, or Section 6.03 hereof;

(ii) Section 2.2, Section 2.4, or Section 5 of any Security Agreement to which it is a party;

(iii) Section 4, Section 5, or Section 6 of any Copyright Security Agreement to which it is a party; or

(iv)     Section 3 of any Pledge Agreement to which it is a party;

(d) any Loan Party fails to perform or comply with any other material term, covenant or agreement contained in any Loan Document to be performed or observed by it and, except as set forth in subsections (a), (b) and (c) of this Section 8.01, such failure, if capable of being remedied, shall remain unremedied for 10 days after the earlier of the date a senior officer of any Loan Party becomes aware of such failure and the date written notice of such default shall have been given by Collateral Agent on behalf of the Lender Group to Administrative Borrower for the benefit of the Loan Parties; provided, however, the foregoing cure period shall not apply to any failure that was caused by the intentional action by or on behalf of any Loan Party or has occurred on another occasion within 6 months before such failure;

(e) any Loan Party fails to pay any principal of or interest on any of its Indebtedness (excluding the Obligations) in excess of $100,000, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or any other default under any agreement or instrument relating to any such Indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof;

(f) (i) an Insolvency Proceeding shall be commenced by any Loan Party, or (ii) any Loan Party shall be generally not paying its debts as such debts become due or shall admit in writing its inability to pay its debts generally, or (iii) shall take any action to authorize or effect any of the actions set forth above in this subsection (f);

(g) any Insolvency Proceeding shall be commenced against any Loan Party and any of the following shall occur: (i) such Loan Party consents to the institution of the Insolvency Proceeding against it; (ii) the petition commencing the Insolvency Proceeding is not timely controverted; (iii) the petition commencing the Insolvency Proceeding is not dismissed within 30 calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period, Administrative Agent (including any successor agent) and each other member of the Lender Group shall be relieved of its obligation to extend credit hereunder; (iv) an interim trustee is appointed to take possession of all or a substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, such Loan Party; or (v) an order for relief shall have been issued or entered therein;

(h) any provision of any Loan Document shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against any Loan Party intended to be a party thereto, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by any Loan Party or any Governmental Authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or any Loan Party shall deny in writing that it has any liability or obligation purported to be created under any Loan Document;

(i) any Security  Agreement,  Copyright Security  Agreement,  Trademark Security
Agreement, Patent Security Agreement, Pledge Agreement, or any other Loan Document that is a security document, after delivery thereof pursuant hereto, shall for any reason fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien in favor of the Lender Group on any Collateral purported to be covered thereby (unless such failure or cessation is due solely to the acts or omissions of the Lender Group and not in any respect due to any act or omission of any Loan Party, and provided that the Loan Parties shall cooperate fully with the Lender Group to cure such failure or cessation to the extent it may be cured);

(j) one or more judgments or orders for the payment of money exceeding $250,000 in the aggregate shall be rendered against any Loan Party and remain unsatisfied and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order, or (ii) there shall be a period of 10 consecutive days after entry thereof during which a stay of enforcement of any such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment or order shall not

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give rise to an Event of Default under this subsection (j) if and for so long as
(A) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer covering full payment thereof and (B) such insurer has been notified, and has not disputed the claim made for payment, of the amount of such judgment or order; or

(k) any Loan Party or any of its ERISA Affiliates shall have made a complete or partial withdrawal from a Multiemployer Plan, and, as a result of such complete or partial withdrawal, any Loan Party or such ERISA Affiliate incurs a withdrawal liability in an annual amount exceeding $50,000; or a Multiemployer Plan enters reorganization status under Section 4241 of ERISA, and, as a result thereof, any Loan Party's, or such ERISA Affiliate's, annual contribution requirement with respect to such Multiemployer Plan increases in an annual amount exceeding $50,000;

(l) any Termination Event with respect to any Employee Plan shall have occurred, and, 30 days after notice thereof shall have been given to Administrative Agent for the benefit of the Loan Parties by Collateral Agent on behalf of the Lender Group, (i) such Termination Event (if correctable) shall not have been corrected, and (ii) the then current value of such Employee Plan's vested benefits exceeds the then current value of assets allocable to such benefits in such Employee Plan by more than $150,000 (or, in the case of a Termination Event involving liability under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064,
4069, 4201, 4204 or 4212 of ERISA or Section 4971 or 4975 of the Code, the liability is in excess of such amount);

(m)      a Change of Control shall have occurred;

(n)      an event or development occurs which has a Material Adverse Effect; or

(o) an event of default under any other Loan Document occurs, after giving effect to all cure periods (if any) expressly applicable thereto;

then, and in any such event, Collateral Agent, at the written instruction of the Required Lenders, may, by notice to Administrative Borrower for the benefit of the Loan Parties, (i) terminate the Commitments, whereupon the Commitments shall terminate immediately, (ii) declare all Loans then outstanding to be due and payable, whereupon the aggregate principal of such Loans, all accrued and unpaid interest thereon, all fees and all other Obligations payable under this Agreement and the other Loan Documents shall become due and payable immediately, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Loan Parties, and (iii) exercise any and all other rights and remedies available to the Lender Group at law or in equity, or hereunder and under the other Loan Documents; provided, however, that upon the occurrence of any Event of Default with respect to any Loan Party described in subsection (f) or (g) of this Section 8.01, without any notice to any Loan Party or any other Person or any act by the Lender Group, the Commitments shall automatically terminate and the Loans then outstanding, together with all accrued and unpaid interest thereon, all fees and all other amounts due under this Agreement and the other Loan Documents shall become due and payable automatically and immediately, without presentment, demand, protest or notice of any kind, all of which are expressly waived by the Loan Parties.

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                                   ARTICLE IX

         ISSUANCE OF EQUITY INTERESTS TO HOLDCO AND OTHER WARRANTHOLDERS

SECTION 9.01. Authorization and Issuance of Warrants. On the Effective Date, CFI shall issue to Holdco and each other Warrantholder one or more warrant certificates covering the purchase of shares of Common Stock substantially in the form of Exhibit W-1 hereto (such certificates, together with the rights to purchase Common Stock provided thereby and all warrant certificates covering such stock issued upon transfer, division or combination of, or in substitution for, any thereof, being herein called the "Warrants") in an aggregate amount equal to 5.0% (as such percentage may be adjusted pursuant to the terms and conditions of the Warrants) of the issued and outstanding shares of Common Stock as of such date on a fully diluted basis. It is understood and agreed that the Warrants contain provisions affecting the number of shares of Common Stock that may be acquired, which provisions are set forth in the Warrants. Such Warrants will have an exercise price as set forth in the Warrants and will cease to be exercisable on a date that is the fifth anniversary of the Effective Date.

SECTION 9.02.     Securities Act Matters.

(a)      Collateral Agent represents and warrants to CFI that:

(i) Holdco is acquiring the Warrants hereunder for its own account, without a view to the distribution thereof, all without prejudice, however, to the right of Holdco at any time, in accordance with this Agreement, lawfully to sell or otherwise to dispose of all or any part of the Warrants or Warrant Shares held by it.

(ii) Holdco is an "accredited investor" within the meaning of Regulation D under the Securities Act.

(b) each Warrantholder (other than Holdco) represents and warrants to CFI that:

(i) such Warrantholder is acquiring the Warrants hereunder for its own account, without a view to the distribution thereof, all without prejudice, however, to the right of such Warrantholder at any time, in accordance with this Agreement, lawfully to sell or otherwise to dispose of all or any part of the Warrants or Warrant Shares held by it.

(ii) such Warrantholder is an "accredited investor" within the meaning of Regulation D under the Securities Act.

(c) CFI represents and warrants to Collateral Agent, Holdco, and each other Warrantholder that:

(i) Assuming the truth and accuracy of the representations and warranties of Collateral Agent (relative to Holdco) and each Warrantholder (other than Holdco), as the case may be, contained in the immediately preceding paragraphs, the issuance of the Warrants to Holdco and each such Warrantholder (as the case may be)

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hereunder  and the  issuance  of shares  of Common  Stock to Holdco or each such
Warrantholder (as the case may be) pursuant to the Warrants are exempt from the registration and prospectus delivery requirements of the Securities Act.

(ii) All stock and securities of CFI heretofore issued and sold by CFI were, and all securities of CFI issued and sold by CFI on and after the date hereof are or will be issued and sold in accordance with, or are or will be exempt from, the registration and prospectus delivery requirements of the Securities Act.

(iii) CFI agrees that neither it nor any Person acting on its behalf has offered or will offer the Warrants or Warrant Shares or any part thereof or any similar securities for issue or sale to, or has solicited or will solicit any offer to acquire any of the same from, any Person so as to bring the issuance and sale of the Warrants or Warrant Shares hereunder within the provisions of the registration and prospectus delivery requirements of the Securities Act.

SECTION 9.03. Certain Taxes. CFI shall pay all taxes (other than Federal, state or local income taxes, including any taxes imposed upon the gross receipts or net income of any member of the Lender Group by the United States of America or any political subdivision thereof and any franchise tax imposed in lieu of tax on gross receipts or net income) which may be payable in connection with the execution and delivery of this Agreement or the issuance of the Warrants or Warrant Shares hereunder or in connection with any modification of this Agreement or the Warrants and shall hold the Lender Group and Holdco harmless without limitation as to time against any and all liabilities with respect to all such taxes. The obligations of CFI under this Section 9.03 shall survive any redemption, repurchase or acquisition of Warrants or Warrant Shares by CFI, any termination of this Agreement, and any cancellation or termination of the Warrants. The parties hereto agree that, for income tax purposes, the Warrants are issued as consideration of the making of Term Loan B. In connection therewith, each Warrantholder (other than Holdco), Collateral Agent on behalf of Holdco, and CFI hereby agree to negotiate in good faith to determine a mutually acceptable purchase price per share to be attributed to the Warrants issued to the Warrantholders hereunder on the date hereof; provided, however, that each Warrantholder (other than Holdco), Collateral Agent on behalf of Holdco, and CFI expect and intend that such purchase price per share shall not exceed $3.79 (it being acknowledged that such maximum purchase price per share does not reflect any agreement whatsoever among such parties as to the actual agreed upon purchase price).

SECTION 9.04. Cancellation and Issuance. If a Term Loan B Lender assigns or otherwise transfers all or any of its Term Loan B (including by selling participations therein) to any Person, such Term Loan B Lender (or Holdco, if such Term Loan B Lender is an Affiliate of Holdco) may request (upon 10 days' prior notice to CFI) that (a) a number of Warrants held by such Term Loan B Lender or Holdco (as the case may be) be canceled on the date of such assignment and transfer and (b) a like number of Warrants be issued by CFI to the Person to whom such Loans are being assigned or otherwise transferred. Upon the date specified in such request:

(i) CFI shall issue, and by such Term Loan B Lender or Holdco (as the case may be) shall surrender (or cause to be surrendered) for cancellation, such number of Warrants as aforesaid, provided that such issuance shall not violate the Securities Act or any applicable state securities laws;

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

(ii) CFI will deliver to each Person that receives a certificate for Warrants a favorable legal opinion from counsel to CFI acceptable to such Person, covering the matters set forth in the opinion of counsel to CFI and its Subsidiaries attached as Exhibit O-1 hereto (to the extent relating to the Warrants and the Registration Rights Agreement) and Exhibit O-2 hereto (to the extent relating to the Warrants and the Registration Rights Agreement);

(iii) each Person that receives Warrants will deliver a certificate to CFI affirming the representations and warranties as to such Person contained in
Section 9.02(a) and Section 9.02(b) hereof as of such date; and

(iv) CFI will deliver a certificate to each Person that receives Warrants affirming the representations and warranties contained in Section 9.02(c) hereof as of such date.

                                   ARTICLE X

                                    GUARANTY

SECTION  10.01.  Guaranty;   Limitation  of  Liability.  Each  Guarantor  hereby
unconditionally and irrevocably:

                  (a) guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of:

                           (i) all Obligations (other than the Obligations described in clauses (ii) and (iii) below) of each Borrower (other than such Guarantor, if such Guarantor also is a Borrower) now or hereafter existing under any Loan Document, whether for principal, interest, fees, Lender Group Expenses or otherwise;
                           (ii) all Obligations constituting principal and interest in respect of Term Loan A of each Borrower (other than such Guarantor, if such Guarantor also is a Borrower) now or hereafter existing under any Loan Document; and

                           (iii) all Obligations constituting principal and interest in respect of Term Loan B of each Borrower (other than such Guarantor, if such Guarantor also is a Borrower) now or hereafter existing under any Loan Document;

         (all such obligations described in the foregoing clauses (i), (ii), and (iii), to the extent not paid by the Borrower, being the "Guaranteed Obligations"); and

                  (b) agrees to pay any and all Lender Group Expenses (including reasonable counsel fees and expenses) incurred by the Lender Group in enforcing any rights under the guaranty set forth in this Article.

Without limiting the generality of the foregoing, such Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Borrower to the Lender Group under any Loan Document but for the fact that they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving the Borrower.

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SECTION 10.02. Guaranty Absolute.  Each Guarantor guarantees that the Guaranteed
Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Lender Group with respect thereto. The obligations of each Guarantor under this Article are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against any Guarantor to enforce such obligations, irrespective of whether any action is brought against the Borrower or whether the Borrower is joined in any such action or actions. The liability of each Guarantor under this Article shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

(a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Borrower or otherwise;

(c) any taking, exchange, release or non-perfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from the guaranty of any other Person, for all or any of the Guaranteed Obligations;

(d) any change, restructuring or termination of the corporate, limited liability company or partnership structure or existence of the Borrower or any other Loan Party; or

(e) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Lender Group that might otherwise constitute a defense available to, or a discharge of, the Guarantor, the Borrower or any other guarantor or surety.

This Article shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Lender Group or any other Person upon the insolvency, bankruptcy or reorganization of any Loan Party or otherwise, all as though such payment had not been made.

SECTION 10.03. Waiver. Each Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Article and any requirement that the Lender Group exhaust any right or take any action against the Borrower or any other Person or any collateral. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and that the waiver set forth in this Section 10.03 is knowingly made in contemplation of such benefits. Each Guarantor hereby waives any right to revoke this Article, and acknowledges that this Article is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

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

SECTION 10.04. Continuing Guaranty;  Assignments. The guaranty set forth in this
Article is a continuing guaranty and shall (a) remain in full force and effect until the later of the cash payment in full of the Guaranteed Obligations (other than indemnification obligations as to which no claim has been made) and all other amounts payable under this Article and the Final Maturity Date, (b) be binding upon each Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Lender Group and its successors, pledgees, transferees and assigns. Without limiting the generality of the foregoing clause
(c), the Lender Group may pledge, assign or otherwise transfer all or any portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or any portion of its Commitments, the Loans owing to it and any Note held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted the Lender Group herein or otherwise, in each case as provided in Section 11.07.

SECTION 10.05. Subrogation. No Guarantor will exercise any rights that it may now or hereafter acquire against the Borrower or any other insider guarantor that arise from the existence, payment, performance or enforcement of any Guarantor's obligations under this Article, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Lender Group against the Borrower or any other insider guarantor or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Article shall have been paid in full in cash and the Final Maturity Date shall have occurred. If any amount shall be paid to the Guarantor in violation of the immediately preceding sentence at any time prior to the later of the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Article and the Final Maturity Date, such amount shall be held in trust for the benefit of the Lender Group and shall forthwith be paid to the Lender Group to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Article, whether matured or unmatured, in accordance with the terms of this Agreement, or to be held as collateral for any Guaranteed Obligations or other amounts payable under this Article thereafter arising. If
(i) the Guarantor shall make payment to the Lender Group of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Article shall be paid in full in cash and (iii) the Final Maturity Date shall have occurred, the Lender Group will, at the Guarantor's request and expense, execute and deliver to the Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Guaranteed Obligations resulting from such payment by the Guarantor.

SECTION 10.06. Suretyship Agreement. The agreements and waivers set forth in this Section 10 are in addition to, and not in limitation of, the agreements and waivers set forth in the Suretyship Agreement, and the provisions of the Suretyship Agreement are incorporated herein by this reference.

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                                   ARTICLE XI

                                  MISCELLANEOUS

SECTION 11.01. Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed, telecopied or delivered:

if to any Loan Party, in care of Administrative Borrower for the benefit of such Loan Party, at the following address:

                  CFI PROSERVICES, INC.
                  400 S W Sixth Avenue, Suite 200
                  Portland, Oregon 97204
                  Attention: Jeffrey P. Strickler, Esq. and Mr. Kurt Ruttum

                  Telephone:  503.274.7280
                  Telecopier:  503.790.9229

with a copy to:


                  Farleigh, Wada & Witt, P.C.
                  121 S.W. Morrison, Suite 600
                  Portland, Oregon 97204
                  Attention: F. Scott Farleigh, Esq.

                  Telephone: 503.228.6044
                  Telecopier: 503.228.1741


if to Administrative Agent or to Administrative Agent on behalf of the Revolving Credit Lenders, at the following address:

                  Foothill Capital Corporation
                  11111 Santa Monica Boulevard, Suite 1500
                  Los Angeles, California 90025-3333
                  Attention: Business Finance Division Manager

                  Telephone: 310.996.7000
                  Telecopier: 310.478.9788

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

with a copy to:

                  Brobeck, Phleger & Harrison LLP
                  550 South Hope Street
                  Los Angeles, California 90071
                  Attention: John Francis Hilson, Esq.

                  Telephone: 213.489.4060
                  Telecopier: 213.745.3345


if to Collateral Agent or to Collateral Agent on behalf of the Term Loan Lenders, at the following address:

                  Ableco Finance LLC
                  450 Park Avenue
                  New York, New York 10022
                  Attention: Mr. Kevin P. Genda

                  Telephone: 212.891.2117
                  Telecopier: 212.755.3009


with a copy to:

                  Brobeck, Phleger & Harrison LLP
                  550 South Hope Street
                  Los Angeles, California 90071
                  Attention: John Francis Hilson, Esq.

                  Telephone: (213) 489-4060
                  Telecopier: (213) 745-3345


or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 11.01. All such notices and other communications shall be effective, (i) if mailed, when received or five days after deposited in the mails, whichever occurs first, (ii) if telecopied, when transmitted and confirmation received, or (iii) if delivered, upon delivery, except that notices to Administrative Agent pursuant to Article II shall not be effective until received by Administrative Agent.

SECTION 11.02. Amendments, Etc. No amendment or waiver of any provision of this Agreement, any Note, or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders (or by Administrative Agent and Collateral Agent, in each case, at the written request of the Required Lenders), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall,

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unless in writing and signed by Borrower, all the Lenders, Administrative Agent, and Collateral Agent, do any of the following:

(a) increase or extend the Commitment of any Lender;

(b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lender Group (or any member of the Lender Group) hereunder or under any other Loan Document; provided, however, that, with respect to any Obligation relating solely to a particular member of the Lender Group, no consent of any other member of the Lender Group shall be required for the compromise of such Obligation owing to such member of the Lender Group;

(c) reduce the principal of, or the rate of interest specified herein on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document, or forgive, compromise, or cancel any of the Obligations; provided, however, that no consent of the Term Loan A Lenders or the Term Loan B Lenders shall be required for the compromise of any Obligation relating solely to Revolving Loans, no consent of the Revolving Credit Lenders or the Term Loan B Lenders shall be required for the compromise of any Obligation relating solely to Term Loans A, and no consent of the Revolving Credit Lenders or the Term Loan A Lenders shall be required for the compromise of any Obligation relating solely to Term Loans B;

(d) change the percentage of the Commitments that is required for the Lenders or any of them to take any action hereunder;

(e) amend any provision of the Agreement or any other Loan Document providing for consent or other action by all Lenders;

(f) release Collateral other than as permitted by Section 12.11, or subordinate any security interests or liens of Collateral Agent for the benefit of the Lender Group;

(g) change the definition of "Required Lenders";

(h) release  Borrower from any Obligation for the payment of money,  or agree to
subordinate   any  of  the   Obligations  in  right  of  payment  to  any  other
Indebtedness;

(i) amend the provisions of Section 3.03;

(j) increase the advance rate with respect to the Eligible Accounts (except for the restoration of an advance rate after the prior reduction thereof by Administrative Agent) or any sublimit in the Borrowing Base applicable thereto;

(k) permit the sale of all or substantially all of the Capital Stock of any Loan Party or any of its Subsidiaries; or

(l) amend any of the provisions of this Section 11.02 or Article XII;

and, provided further, however, that (1) no amendment, waiver or consent shall, unless in writing and signed by Administrative Agent, affect the rights or duties of Administrative Agent under

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

this Agreement or any other Loan Document, and (2) no amendment, waiver or consent shall, unless in writing and signed by Collateral Agent, affect the rights or duties of Collateral Agent under this Agreement or any other Loan Document. The foregoing notwithstanding, any amendment, modification, waiver, consent, termination, or release of or with respect to any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of Borrower or any other Loan Party, shall not require consent by or the agreement of Borrower or any other Loan Party.

SECTION 11.03. No Waiver; Remedies, Etc. No failure on the part of the Lender Group to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right under any Loan Document preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Lender Group provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Lender Group under any Loan Document against any party thereto are not conditional or contingent on any attempt by the Lender Group to exercise any of their rights under any other Loan Document against such party or against any other Person.

SECTION 11.04. Expenses; Taxes, Attorneys' Fees. The Borrower will pay on demand, all Lender Group Expenses incurred by or on behalf of the Lender Group, regardless of whether the transactions contemplated hereby are consummated, including, without limitation, reasonable fees, costs, client charges and expenses of the several counsel (including in-house counsel) for the several members of the Lender Group, accounting, due diligence, periodic field audits, physical counts, valuations, fees of Rating Agencies associated with the rating of the Loans, investigations, monitoring of assets, appraisals of Collateral, environmental assessments, miscellaneous disbursements, examination, travel, lodging and meals, arising from or relating to: (a) the negotiation, preparation, execution, delivery, performance and administration of this Agreement and the other Loan Documents, (including, without limitation, the preparation of any additional Loan Documents, pursuant to Section 6.01(b) or the review of any of the agreements, instruments and documents referred to in
Section 6.02(f)), (b) any requested amendments, waivers or consents to this Agreement or the other Loan Documents whether or not such documents become effective or are given, (c) the preservation and protection of any of the Lender Group's rights under this Agreement or the other Loan Documents, (d) the defense of any claim or action asserted or brought against the Lender Group by any Person that arises from or relates to this Agreement, any other Loan Document, the Lender Group's claims against the Borrower and each other Loan Party, or any and all matters in connection therewith, (e) the commencement or defense of, or intervention in, any court proceeding arising from or related to this Agreement or any other Loan Document, (f) the filing of any petition, complaint, answer, motion or other pleading by the Lender Group, or the taking of any action in respect of the Collateral or other security, in connection with this Agreement or any other Loan Document, (g) the protection, collection, lease, sale, taking possession of or liquidation of, any Collateral or other security in connection with this Agreement or any other Loan Document, (h) any attempt to enforce any Lien or security interest in any Collateral or other security in connection with this Agreement or any other Loan Document, (i) any attempt to collect from the Borrower or any other Loan Party, (j) the receipt by the Lender Group of any

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advice from its  professionals  with  respect to any of the  foregoing,  (k) all liabilities and costs arising from or in connection with the past, present or future operations of the Borrower and each other Loan Party involving any damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release of Hazardous Materials on, upon or into such property, (1) any Environmental Liabilities and Costs incurred in connection with the investigation, removal, cleanup and/or remediation of any Hazardous Materials present or arising out of the operations of any facility of the Borrower and its Subsidiaries and any other Loan Party, or (m) any Environmental Liabilities and Costs incurred in connection with any Environmental Lien. Without limitation of the foregoing or any other provision of any Loan Document:
(x) the Borrower agrees to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter imposed or levied in connection with this Agreement or any other Loan Document, and the Borrower agrees to save the Lender Group harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions, (y) the Borrower agrees to pay all broker fees that may become due in connection with the transactions contemplated by this Agreement, and (z) if any Loan Party fails to perform any covenant or agreement contained herein or in any other Loan Document, the Lender Group may itself perform or cause performance of such covenant or agreement, and the Lender Group Expenses of the Lender Group incurred in connection therewith shall be reimbursed on demand by the Borrower.

SECTION 11.05.    Right of Set-off, Sharing of Payments, Etc.

(a) Upon the occurrence and during the continuance of any Event of Default and in addition to (and without limitation of) any right of set-off, banker's lien, or counterclaim any Lender may otherwise have, each Lender (at its option but only with the prior written consent of Administrative Agent and Collateral Agent) may, and is hereby authorized by the Loan Parties to, at any time and from time to time, without notice to any Loan Party (any such notice being expressly waived by the Loan Parties) and to the fullest extent permitted by law, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any Loan Party against any and all obligations of the Loan Parties either now or hereafter existing under any Loan Document, irrespective of whether or not the Lender Group shall have made any demand hereunder or thereunder and although such obligations may be contingent or unmatured. The Lender Group agrees to notify Administrative Borrower for the benefit of the Loan Parties, Collateral Agent, and Administrative Agent promptly (but in no event later than 5 Business Days) after any such set-off and application made by the Lender Group provided that the failure to give such notice to the Loan Parties shall not affect the validity of such set-off and application.

(b) If any Lender shall obtain from any Loan Party payment of any Obligation through the exercise of any right of set-off, banker's lien, or counterclaim or similar right or otherwise (other than from Administrative Agent as provided in this Agreement), and, as a result of such payment, such Lender shall have received a greater amount of the Obligations than the amount allocable to such Lender hereunder, Administrative Agent and the other members of the Lender Group (including such Lender) shall promptly make such adjustments from time to time as shall be equitable, to the end that the Lender Group shall share the benefit of such excess

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payment (net of any expenses that may be incurred by such Lender in obtaining or preserving such excess payment) in accordance with Section 3.03. To such end the Lender Group shall make appropriate adjustments among themselves if such payment is rescinded or must otherwise be restored.

(c) Nothing contained in this Section 11.05 shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of any Loan Party. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Section 11.05 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of Lenders entitled under this Section 11.05 to share in the benefits of any recovery on such secured claim.

SECTION 11.06. Severability. Any provision of this Agreement, which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 11.07.    Assignments and Participations.

(a) This Agreement, the Notes, and the other Loan Documents shall be binding upon and inure to the benefit of the Borrower and the other the Loan Parties and the Lender Group and their respective successors and assigns; provided, however, that (i) the Borrower and the other Loan Parties may not sell, assign, or transfer any of its rights hereunder, or under the Notes or any other Loan Documents, without the prior written consent of the Lender Group and any such assignment without the Lender Group's prior written consent shall be null and void ab initio, and (ii) any member of the Lender Group may pledge, sell, assign, or transfer any of its rights hereunder, or under the Notes or any other Loan Documents, to any Person without notice to or consent of the Borrower or any other Loan Party. Except as provided in this Section 11.07, this Agreement shall not inure to the benefit of any party other than the Loan Parties and the Lender Group.

(b) Subject to the other provisions of this Section 11.07, any member of the Lender Group may at any time sell, assign or participate to an Affiliate of such member of the Lender Group or any other Person its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Commitments, the Loans made by it, and the Notes held by it) without notice to or the consent of the Borrower or any other Loan Party. The Borrower and each other Loan Party shall execute and deliver such Notes and any amendment or other modification restatement of this Agreement or any Loan Document as may be requested by such member of the Lender Group to reflect any such sale or assignment.

(c) Administrative Borrower on behalf of the Borrower shall maintain, or cause to be maintained, a register (the "Register") on which it enters the name of each Lender as the registered owner of the Loans held by such Lender. A Registered Loan (and the Registered Note, if any, evidencing the same) may be assigned or sold in whole or in part only by

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registration  of such  assignment or sale on the Register  (and each  Registered
Note shall expressly so provide). Any assignment or sale of all or part of such Registered Loan (and the Registered Note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register, together with the surrender of the Registered Note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such Registered Note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new Registered Notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the registration of assignment or sale of any Registered Loan (and the Registered Note, if any evidencing the same), the Borrower shall treat the Person in whose name such Loan (and the Registered Note, if any, evidencing the same) is registered as the owner thereof for the
purpose  of  receiving  all  payments   thereon  and  for  all  other  purposes,
notwithstanding notice to the contrary.

(d) In the event that any Lender sells participations in the Registered Loan, such Lender shall maintain a register on which it enters the name of all participants in the Registered Loans held by it (the "Participant Register"). A Registered Loan (and the Registered Note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each Registered Note shall expressly so provide). Any participation of such Registered Loan (and the Registered Note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register.

(e) Any foreign Person who purchases or is assigned or participates in any portion of such Loan shall provide Administrative Borrower (for the benefit of the Borrower) and Administrative Agent (in the case of a purchase or assignment) or the applicable Lender (in the case of a participation) with a completed Internal Revenue Service Form W-8 (Certificate of Foreign Status) or a substantially similar form for such purchaser, participant or any other affiliate who is a holder of beneficial interests in the Loan.

(f) Any Lender may, with the written consent of Collateral Agent and Administrative Agent (which consent shall not be unreasonably withheld in any event), sell, assign, and delegate to one or more assignees (provided that no written consent of Collateral Agent or Administrative Agent shall be required in connection with any sale, assignment, and delegation by a Lender to an Eligible Transferee) (each an "Assignee") all, or any part of all, of the Obligations, the Commitments and the other rights and obligations of such Lender hereunder and under the other Loan Documents, in a minimum amount of $2,500,000 (provided that no such minimum amount shall be required in the case of an Assignee that is an Affiliate of the assigning Lender); provided, however, that Borrower and the other Loan Parties, Collateral Agent, and Administrative Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to Administrative Borrower (for the benefit of the Loan Parties), Collateral Agent, and Administrative Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to Administrative Borrower (for the benefit of the Loan Parties), Collateral Agent, and Administrative Agent an assignment and acceptance agreement, in form and substance satisfactory to Collateral Agent ("Assignment and Acceptance"); and
(iii) the assignor Lender or Assignee has paid to Collateral Agent for Collateral Agent's sole and separate account a processing fee in the amount of $2,500. Anything

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contained  herein to the  contrary  notwithstanding,  the consent of  Collateral
Agent and Administrative Agent shall not be required (and payment of such processing fees shall not be required) if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of such Lender.

(g) From and after the date that each of Collateral Agent and Administrative Agent notifies the assignor Lender that it has received an executed Assignment and Acceptance and payment of the above referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to Section 11.15) and be released from its obligations under this Agreement (except with respect to Section 12.05) that arise after the effective date of such assignment (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto), and such assignment shall effect a novation among the Loan Parties, the assignor Lender, and the Assignee.

(h) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (1) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto;
(2) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (3) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;
(4) such Assignee will, independently and without reliance upon Administrative Agent, Collateral Agent, such assigning Lender, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (5) such Assignee appoints and authorizes each of Administrative Agent and Collateral Agent to take such action as Administrative Agent or Collateral Agent (as the case may be) on its behalf and to exercise such powers under this Agreement as are delegated to Administrative Agent or Collateral Agent (as the case may be) by the terms hereof, together with such powers as are reasonably incidental thereto; and (6) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(i) Immediately upon each Assignee's making any required processing fee payment in respect of such Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee

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and  the  resulting  adjustment  of  the  Commitments  arising  therefrom.   The
Commitments allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

(j) Subject to Section 11.07(d), any Lender may at any time, with the written consent of Collateral Agent and Administrative Agent, sell to one or more commercial banks, financial institutions or funds, or other Persons not Affiliates of such Lender (a "Participant") participating interests in the Obligations, the Commitments, and the other rights and interests of that Lender (the "originating Lender") hereunder and under the other Loan Documents (provided that no written consent of Collateral Agent or Administrative Agent shall be required in connection with any sale of any such participating interests by a Lender to an Eligible Transferee); provided, however, that: (i) the originating Lender's obligations under this Agreement shall remain unchanged; (ii) the originating Lender shall remain solely responsible for the performance of such obligations; (iii) the Loan Parties, Collateral Agent, and Administrative Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents; (iv) no Lender shall transfer or grant any participating interest under which the Participant has the sole and exclusive right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to, this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or a material portion of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through such Lender, or (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums; (v) all amounts payable by Borrower or the other Loan Parties shall be determined as if such Lender had not sold such participation; and (vi) any such participation shall be in a minimum amount of $2,500,000. The rights of any Participant only shall be derivative through the originating Lender with whom such Participant participates and no Participant shall have any direct rights as to the other Lenders, Administrative Agent, Collateral Agent, Borrower or any other Loan Party, the Collections, the Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by the Lender Group among themselves.

(k) In connection with any such assignment or participation or proposed assignment or participation, a Lender may disclose all documents and information which it now or hereafter may have relating to any Loan Party or any Loan Party's business; provided in each case that such assignee or participant (or prospective assignee or participant) shall agree to maintain the confidentiality of such information pursuant to Section 11.19(e).

(l) Any other provision in this Agreement notwithstanding, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR ss.203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

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(m)  Notwithstanding  anything in this Section 11.07 to the contrary,  no Lender may assign or participate to any Loan Party or any Affiliate or Subsidiary thereof, if any, any interest in any Obligation or Commitment (or any related rights, remedies, powers or privileges) without the prior written consent of each Lender, Collateral Agent, and Administrative Agent.

SECTION 11.08. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

SECTION 11.09. GOVERNING LAW. THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

SECTION 11.10. CONSENT TO JURISDICTION; SERVICE OF PROCESS AND VENUE. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT OR A JOINDER HERETO, EACH LOAN PARTY HEREBY IRREVOCABLY ACCEPTS IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH LOAN PARTY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS AND IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ADMINISTRATIVE BORROWER AT ITS ADDRESS FOR NOTICES AS SET FORTH IN SECTION 11.01, SUCH SERVICE TO BECOME EFFECTIVE TEN (10) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE LENDER GROUP TO SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY LOAN PARTY IN ANY OTHER JURISDICTION. EACH LOAN PARTY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OR LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY LOAN PARTY HAS OR HEREAFTER MAY ACQUIRE ANY
IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH LOAN PARTY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

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SECTION 11.11. WAIVER OF JURY TRIAL, ETC. EACH LOAN PARTY AND EACH MEMBER OF THE
LENDER GROUP HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT, THE NOTES OR OTHER LOAN DOCUMENTS, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREE THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH LOAN PARTY CERTIFIES THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF THE LENDER GROUP HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE LENDER GROUP WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS. EACH LOAN PARTY HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER GROUP'S ENTERING INTO THIS AGREEMENT.

SECTION 11.12. Consent by the Lender Group. Except as otherwise expressly set forth herein to the contrary and subject to the provisions of Section 11.02, if the consent, approval, satisfaction, determination, judgment, acceptance or similar action (an "Action") of the Lender Group (or any member thereof) shall be permitted or required pursuant to any provision hereof or any provision of any other agreement to which the Borrower and any other Loan Party are parties and to which the Lender Group (or any member thereof) has succeeded thereto, such Action shall be required to be in writing and may be withheld or denied by the Lender Group (or any member thereof) with or without any reason, and without being subject to question or challenge on the grounds that such Action was not taken in good faith.

SECTION 11.13. No Party Deemed Drafter. Each of the parties hereto agrees that no party hereto shall be deemed to be the drafter of this Agreement.

SECTION 11.14. Reinstatement; Certain Payments. If any claim is ever made upon the Lender Group for repayment or recovery of any amount or amounts received by the Lender Group in payment or on account of any of the Obligations, the Lender Group shall give prompt notice of such claim to Administrative Borrower (for the benefit of the Loan Parties), and if the Lender Group repays all or part of such amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over the Lender Group or any of its property, or (ii) any good faith settlement or compromise of any such claim effected by the Lender Group with any such claimant, then and in such event the Borrower agrees that (A) any such judgment, decree, order, settlement or compromise shall be binding upon it notwithstanding the cancellation of any Note or other instrument evidencing the Obligations or the other Loan Documents or the termination of this Agreement or the other Loan Documents, and (B) it shall be and remain liable to the Lender Group hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by the Lender Group.

SECTION  11.15.  Indemnification.   In  addition  to  the  Loan  Parties'  other
Obligations under this Agreement, each Loan Party, jointly and severally with the other Loan

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Parties,  agrees to defend,  protect,  indemnify  and hold  harmless  the Lender
Group, the Agent-Related Persons, the Lender-Related Persons, any Securitization Party and all of their respective officers, directors, employees, attorneys, consultants and agents (collectively called the "Indemnitees") from and against
any  and  all  losses,  damages,  liabilities,   obligations,  penalties,  fees,
reasonable  costs  and  expenses  (including,  without  limitation,   reasonable
attorneys' fees, costs and expenses) incurred by such Indemnitees, whether prior
to  or  from  and  after  the  Effective  Date,  whether  direct,   indirect  or
consequential, as a result of or arising from or relating to or in connection with any of the following: (i) the negotiation, preparation, execution or performance or enforcement of this Agreement, any other Loan Document or of any other document executed in connection with the transactions contemplated by this Agreement, (ii) the Lender Group's furnishing of funds to the Borrower under this Agreement, including, without limitation, the management of any such Loans,
(iii) any matter relating to the financing transactions contemplated by this Agreement or the other Loan Documents or by any document executed in connection with the transactions contemplated by this Agreement or the other Loan Documents, or (iv) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (collectively, the "Indemnified Matters"); provided, however, that the Loan Parties shall not have any obligation to any Indemnitee under this Section 11.15 for any Indemnified Matter caused by the gross negligence or willful misconduct of such Indemnitee, as determined by a final judgment of a court of competent jurisdiction. Such indemnification for all of the foregoing losses, damages, fees, costs and expenses of the Indemnitees are chargeable against the Loan Account. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 11.15 may be unenforceable because it is violative of any law or public policy, each of the Loan Parties shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees. This Indemnity shall survive the repayment of the Obligations and the discharge of the Liens granted under the Loan Documents.

SECTION 11.16. Records. The unpaid principal of and interest on the Notes, the interest rate or rates applicable to such unpaid principal and interest, the duration of such applicability, the Revolving Credit Commitment, and the accrued and unpaid fees payable pursuant to Section 2.06 hereof, including, without limitation, the fees payable to the Lender Group hereunder and under the other Loan Documents (including the Fee Letter), shall at all times be ascertained from the records of the Lender Group, which shall be conclusive and binding absent manifest error.

SECTION 11.17. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Lender Group and when the conditions precedent set forth in Section 4.01 hereof have been satisfied or waived in writing by the Lender Group, and thereafter shall be binding upon and inure to the benefit of the Borrower and the Lender Group, and their respective successors and assigns, except that the Borrower shall not have the right to assign their rights hereunder or any interest herein without the prior written consent of the Lender Group, and any assignment by the Lender Group shall be governed by Section 11.07 hereof.

SECTION 11.18. Joint and Several. The obligations of the Loan Parties hereunder are joint and several. The Lender Group may, in its sole and absolute discretion,

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enforce the  provisions  hereof  against any one or more of the Loan Parties and shall not be required to proceed against the Loan Parties jointly or seek payment from the Loan Parties ratably. In addition, the Lender Group may, in its sole and absolute discretion, select the Collateral of any one or more of the Loan Parties for sale or application to the Obligations, without regard to the ownership of such Collateral, and shall not be required to make such selection ratably from the Collateral owned by each of the Loan Parties. The release or discharge of any Loan Party by the Lender Group shall not release or discharge the other Loan Party from the obligations of such Person hereunder.

SECTION 11.19. Confidentiality. Each member of the Lender Group agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of this nature and in accordance with safe and sound practices of comparable commercial finance companies, the Confidential Information and to use reasonable precautions to prevent such member of the Lender Group's unauthorized use of the Confidential Information; provided, however, that nothing herein shall limit the disclosure of any Confidential Information (a) to the extent required by statute, rule, regulation or judicial process, (b) (i) to any other member of the Lender Group, (ii) to counsel for such member of the Lender Group on a "need to know" basis if such disclosure is reasonably determined by the disclosing party to be reasonably necessary to such Person in connection with the Obligations or the Loan Documents or the transactions contemplated thereunder, or (iii) to counsel for any other member of the Lender Group on a "need to know" basis if such disclosure is reasonably determined by the disclosing party to be reasonably necessary to such Person in connection with the Obligations or the Loan Documents or the transactions contemplated thereunder, (c) to examiners, auditors, accountants or Securitization Parties on a "need to know" basis if such disclosure is reasonably determined by the disclosing party to be reasonably necessary to such Person in connection with the Obligations or the Loan Documents or the transactions contemplated thereunder, (d) in connection with any litigation to which the Lender Group is a party, (e) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first agrees, in writing, to be bound by confidentiality provisions similar in substance to this Section
11.19 in all material respects, or (f) pursuant to the sale of the relevant Collateral by the Lender Group in connection with the exercise of the Lender Group's remedies upon the occurrence and during the continuation of an Event of Default. The Lender Group agrees that, upon receipt of a request or identification of the requirement for disclosure pursuant to clauses (a) or (d) hereof, it will make reasonable efforts to keep Administrative Borrower on behalf of the Loan Parties informed of such request or identification (and, unless prohibited by applicable law, statute, regulation, or court order, concurrently with, or where practicable, prior to the disclosure thereof); provided, however, that each Loan Party acknowledges that the Lender Group may make disclosure as required or requested by any Governmental Authority or representative thereof and that the Lender Group may be subject to review by Securitization Parties or other regulatory agencies and may be required to provide to, or otherwise make available for review by, the representatives of such parties or agencies any such non-public information, and that Administrative Borrower shall be kept informed reasonably of such requests and review of Confidential Information.

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SECTION 11.20.    [Intentionally Omitted].

SECTION 11.21. Power of Attorney. Each Loan Party hereby irrevocably designates, makes, constitutes, and appoints Collateral Agent (and all Persons designated by Collateral Agent, including Administrative Agent designated hereby) as such Loan Party's true and lawful attorney (and agent-in-fact), and Collateral Agent, or Collateral Agent's agent, may, without notice to the Loan Parties and in either the Loan Parties' or Collateral Agent's name, but at the cost and expense of
Borrower:

(a) At such time or times upon or after the occurrence of a Default or an Event of Default as Collateral Agent or said agent (including Administrative Agent), in its sole discretion, may determine, endorse Borrower's name on any checks, notes, acceptances, drafts, money orders, or any other evidence of payment or proceeds of the Collateral which come into the possession of the Lender Group or under the Lender Group's control and shall deposit such item of payment into the Administrative Agent's Account or credit the amount thereof (in accordance with the provisions of this Agreement) to the Obligations.

(b) At such time or times upon or after the occurrence of an Event of Default as Collateral Agent or its agent (including Administrative Agent), in its sole discretion, may determine: (i) demand payment of the Accounts from the Account Debtors, enforce payment of the Accounts by legal proceedings or otherwise, and generally exercise all of the Loan Parties' rights and remedies with respect to the collection of the Accounts, (ii) settle, adjust, compromise, discharge, or release any of the Accounts or other Collateral or any legal proceedings brought to collect any of the Accounts or other Collateral, (iii) sell or assign any of the Accounts and other Collateral upon such terms, for such amounts, and at such time or times as Collateral Agent deems advisable, (iv) take control, in any manner, of any item of payment or proceeds relating to any Collateral, (v) prepare, file, and sign any Loan Party's name to a proof of claim in bankruptcy or similar document against any Account Debtor, or to any notice of lien, assignment, or satisfaction of lien or similar document in connection with any of the Collateral, (vi) (A) receive and open all mail addressed to any Loan Party, (B) retain all such mail relating to Collateral and cause all other such mail to be delivered (at Borrower's expense) to Administrative Borrower, and (C) notify postal authorities to change the address for delivery thereof to such address as Collateral Agent may designate, (vii) endorse the name of any Loan Party upon any of the items of payment or proceeds relating to any Collateral, and deposit the same to the account of Collateral Agent on account of the Obligations, (viii) endorse the name of any Loan Party upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document, or agreement relating to the Accounts, Inventory and any other Collateral, (ix) use any Loan Party's stationery and sign the name of any Loan Party to verifications of the Accounts Receivable and notices thereof to Account Debtors,
(x) use the information recorded on or contained in any data processing equipment, computer hardware, and software relating to the Accounts, Inventory, Equipment, and any other Collateral, (xi) make and adjust claims under policies of insurance, and (xii) do all other acts and things necessary, in Collateral Agent's determination, to fulfill the Loan Parties' obligations under this Agreement.

SECTION 11.22. Concerning the Collateral and Related Loan Documents. Each Lender authorizes and directs Collateral Agent to enter into this Agreement and the other Loan Documents relating to the Collateral, for the benefit of the Lenders. Each Lender agrees that any

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action  taken by  Collateral  Agent  or  Required  Lenders,  as  applicable,  in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Collateral Agent or Required Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

SECTION  11.23.   Field  Audits  and   Examination   Reports,   Confidentiality;
Disclaimers  by  Lenders;  Other  Reports  and  Information.   By  signing  this
Agreement, each Lender:

(a) is deemed to have requested that Administrative Agent or Collateral Agent, as the case may be, furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and collectively, "Reports") prepared by such Agent, and such Agent shall so furnish each Lender with such Reports;

(b) expressly agrees and acknowledges that neither Foothill Capital Corporation and Administrative Agent nor Ableco Finance LLC and Collateral Agent (i) makes any representation or warranty as to the accuracy of any Report, or (ii) shall be liable for any information contained in any Report;

(c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the applicable Agent or other party performing any audit or examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties' books and records, as well as on representations of the Loan Parties' personnel;

(d) agrees to keep all Reports and other material, non-public information regarding the Loan Parties and their Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner; it being understood and agreed by each Loan Party that in any event such Lender may make disclosures (a) to counsel for and other advisors, accountants, and auditors to such Lender, (b) reasonably required by any bona fide potential or actual Assignee, transferee, or Participant in connection with any contemplated or actual assignment or transfer by such Lender of an interest herein or any participation interest in such Lender's rights hereunder, (c) of information that has become public by disclosures made by Persons other than such Lender, its Affiliates, assignees, transferees, or participants, or (d) to the extent required by any court, governmental or administrative agency, pursuant to any subpoena or other legal process, or by any law, statute, regulation, or court order; provided, however , that, unless prohibited by applicable law, statute, regulation, or court order, such Lender shall notify Administrative Borrower (for the benefit of the Loan Parties) of any request by any court, governmental or administrative agency, or pursuant to any subpoena or other legal process for disclosure of any such non-public material information concurrent with, or where practicable, prior to the disclosure thereof; provided further that the terms and conditions of Section 11.19 shall govern any Confidential Information; and

(e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold any Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the

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indemnifying  Lender  may reach or draw from any Report in  connection  with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrower, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of Borrower; and (ii) to pay and protect, and indemnify, defend and hold any Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including reasonable attorneys fees) incurred by any such Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

In addition to the foregoing: (x) Any Lender may from time to time request of any Agent in writing that such Agent provide to such Lender a copy of any report or document provided by the Loan Parties to such Agent that has not been contemporaneously provided by the Loan Parties to such Lender, and, upon receipt of such request, such Agent shall provide a copy of same to such Lender promptly upon receipt thereof from the Loan Parties; (y) To the extent that any Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from the Loan Parties, any Lender may, from time to time, reasonably request such Agent to exercise such right as specified in such Lender's notice to such Agent, whereupon such Agent promptly shall request of Administrative Borrower for the benefit of the Loan Parties the additional reports or information specified by such Lender, and, upon receipt thereof from the Loan Parties, such Agent promptly shall provide a copy of same to such Lender; and (z) Any time that Administrative Agent renders to Administrative Borrower for the benefit of the Loan Parties a statement regarding the Loan Account, Administrative Agent shall send a copy of such statement to each Lender and Collateral Agent.

SECTION 11.24. CFI as Administrative Borrower. Each Borrower hereby irrevocably appoints CFI as the borrowing agent and attorney-in-fact of and for Borrower (the "Administrative Borrower"), which appointment shall remain in full force and effect unless and until both Administrative Agent and Collateral Agent shall have received prior written notice signed by each Borrower that such appointment has been revoked and that another Borrower has been appointed Administrative Borrower, and authorizes the Administrative Borrower (i) to provide Administrative Agent with all notices with respect to Loans obtained for the benefit of any Borrower and to provide Administrative Agent or Collateral Agent, as the case may be, all other notices and instructions under this Agreement and the other Loan Documents, and (ii) to take such action as the Administrative Borrower deems appropriate on its behalf to obtain Loans, and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement and the other Loan Documents. It is understood that the handling of the Loan Account and Collateral of Borrower in a combined fashion, as more fully set forth herein, is done solely as an accommodation to Borrower in order to utilize the collective borrowing powers of Borrower in the most efficient and economical manner and at their request, and that Lender Group shall not incur liability to Borrower as a result thereof. Each Borrower expects to derive benefit, directly or indirectly, from the handling of the Loan Account and the Collateral in a combined fashion since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group. To induce Lender Group to do so, and in consideration thereof, each Borrower hereby jointly and severally agrees to indemnify Lender Group and hold Lender Group harmless against any and all liability, expense, loss, or claim of damage or injury, made against Lender Group by any Borrower or by any third party whosoever, arising from or incurred by reason of (a) the handling of the Loan Account and Collateral of

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Borrower as herein  provided,  (b) Lender Group's relying on any instructions of the Administrative Borrower, or (c) any other action taken by Lender Group hereunder or under the other Loan Documents, except that Borrower will have no liability to the relevant Agent-Related Person or Lender-Related Person under this Section 11.24 with respect to any liability that has been finally determined by a court of competent jurisdiction to have resulted solely from the
gross  negligence  or  willful  misconduct  of  such  Agent-Related   Person  or
Lender-Related Person, as the case may be.

SECTION 11.25.    Lender Group Side Letters.

(a) Administrative Agent, the Revolving Credit Lenders, Collateral Agent, and the Term Loan A Lenders have executed and delivered the Revolving Loan/Term Loan A Side Letter as of the Effective Date, pursuant to which Administrative Agent, the Revolving Credit Lenders, Collateral Agent, and the Term Loan A Lenders have agreed to, among other things, certain voting arrangements relative to matters requiring the approval of the Lender Group. The rights and duties of Administrative Agent, the Revolving Credit Lenders, Collateral Agent, and the Term Loan A Lenders, and their respective successors and assigns, as between and among themselves, are subject to the Revolving Loan/Term Loan A Side Letter. All right, title, and interest of Styx Partners, L.P. in, to, and under the Commitments, the Obligations, and the Loan Documents acquired under that certain Assignment and Acceptance, dated as of the Effective Date, between Ableco Finance LLC, as assignor, and Styx Partners, L.P., as assignee, and accepted by Collateral Agent, shall be subject to the terms and conditions of the Revolving Loan/Term Loan A Side Letter.

(b) The rights and duties of Collateral Agent, Levine, and FP III, and their respective successors and assigns, as between and among themselves, are subject to the Term Loan B Side Letter.

SECTION 11.26. Legal Representation of Ableco and Foothill. In connection with the negotiation, drafting, and execution of this Agreement and the other Loan Documents, or in connection with future legal representation relating to loan administration, amendments, modifications, waivers, or enforcement of remedies, Brobeck, Phleger & Harrison LLP ("Brobeck") only has represented and only shall represent (a) Ableco Finance LLC in its capacity as Collateral Agent and as a Lender, and (b) Foothill Capital Corporation in its capacity as Administrative Agent and as a Lender. Each other Lender hereby acknowledges that Brobeck does not represent any other Lender in connection with any such matters.

                                  ARTICLE XII

                                   THE AGENTS

SECTION  12.01.  Appointment  Powers  and  Immunities;   Delegation  of  Duties,
Liability of Agents.

(a)  Each  member  of  the  Lender   Group   hereby   designates   and  appoints
Administrative Agent as its administrative agent under this Agreement and the other Loan

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Documents and Collateral  Agent as its collateral agent under this Agreement and the other Loan Documents. Each member of the Lender Group hereby irrevocably authorizes each such Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Each such Agent agrees to act as such on the express conditions contained in this Article XII. The provisions of this Article XII are solely for the benefit of the Administrative Agent, Collateral Agent, and the Lenders. No Loan Party shall have any rights as a third party beneficiary of any of the provisions contained herein; provided, however, that certain of the provisions of Section 12.13 hereof also shall be for the benefit of Borrower. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, each such Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall each such Agent have or be deemed to have any fiduciary relationship with any other member of the Lender Group, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against each such Agent; it being expressly understood and agreed that the use of the word "Agent" is for convenience only and that each such Agent is merely the representative of the other members of the Lender Group, and has only the contractual duties set forth in this Agreement and the other Loan Documents. Except as expressly otherwise provided in this Agreement, each such Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which such Agent is expressly entitled to take or assert under or pursuant to this Agreement and the other Loan Documents. No member of the Lender Group shall have any right of action whatsoever against each such Agent as a result of such Agent acting or failing to act hereunder pursuant to such discretion (other than any action taken or failure to act arising out of such Agent's gross negligence or willful misconduct) and any such action taken or failure to act pursuant to such discretion shall be binding on the Lender Group. Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Administrative Agent or Collateral Agent, each of the members of the Lender Group agree that, as long as this Agreement remains in effect: (i) (A) Administrative Agent shall have the right to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Revolving Loans, the Term Loans, the Collections, and related matters, and (B) Collateral Agent shall have the right to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Collateral and related matters; (ii) Collateral Agent shall have the right to execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents; (iii) Administrative Agent shall have the right to make the Revolving Loans, for itself or on behalf of the applicable Lenders as provided in the Loan Documents; (iv) Administrative Agent shall have the right to exclusively receive, apply, and distribute the Collections as provided in the Loan Documents; (v) Administrative Agent shall have the right to open and maintain such bank accounts and lock boxes as Administrative Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes with respect to the Collections and, on behalf of Collateral Agent, the Collateral; (vi) (A) Administrative Agent shall have the right to perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to the Loan Parties, the Obligations, the Collections, or

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otherwise  related to any of same as  provided  in the Loan  Documents,  and (B)
Collateral Agent shall have the right to perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to the Loan Parties, the Obligations, the Collateral, or otherwise related to any of same as provided in the Loan Documents; and (vii) Administrative Agent and Collateral Agent each shall have the right to incur and pay such fees and Lender Group Expenses under the Loan Documents as such Agent reasonably may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents. Administrative Agent may deem and treat the payee of any Obligation as the holder thereof for all purposes of the Loan Documents unless and until a notice of the assignment or transfer of such Obligation shall have been filed with Administrative Agent. Each member of the Lender Group further consents to (y) the execution, delivery, and performance by Administrative Agent or Collateral Agent of each Loan Document entered into by such Agent on behalf of the Lender Group as contemplated by this Agreement, and
(z) the terms of such Loan Documents.

(b) Except as otherwise provided in this section, each of Administrative Agent and Collateral Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Each of Administrative Agent and Collateral Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made in compliance with this section and without gross negligence or willful misconduct.

(c) None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any members of the Lender Group for any recital, statement, representation or warranty made by any Loan Party or any Subsidiary or Affiliate thereof, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Administrative Agent or Collateral Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any member of the Lender Group to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any of its Subsidiaries or Affiliates.

SECTION 12.02. Reliance by Agents. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person, and upon advice and statements of legal counsel (including counsel to the Loan Parties or counsel to any member of the Lender Group), independent accountants and other experts selected by such Agent. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it first shall receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are

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received,  such Agent shall act, or refrain from acting,  as it deems advisable.
If any Agent so requests, it first shall be indemnified to its reasonable satisfaction by the Lender Group against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Each Agent in all cases shall be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Lender Group and such request and any action taken or failure to act pursuant thereto shall be binding upon all members of the Lender Group.

SECTION 12.03. Defaults. Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and Lender Group Expenses required to be paid to Administrative Agent for the account of the Lender Group, except with respect to Events of Default of which Administrative Agent has actual knowledge, and unless Administrative Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a "Notice of Default." Administrative Agent promptly will notify the Lender Group of its receipt of any such notice or of any Event of Default of which Administrative Agent has actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and each Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to Sections 12.02 and 12.07, each Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Article VIII; provided, however, that unless and until such Agent has received any such request, such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

SECTION 12.04.    Rights as a Lender.

(a) With respect to its Commitments and the Loans made by it, Foothill Capital Corporation (and any successor acting as Administrative Agent, if any, as permitted by Section 12.08(a) hereof) in its capacity as a Lender under the Loan Documents shall have the same rights, privileges and powers under the Loan
Documents as any other Lender and may exercise the same as though it were not acting as Administrative Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include Administrative Agent in its individual capacity. Foothill Capital Corporation (and any successor acting as Administrative Agent) and its affiliates may (without having to account for the same to any member of the Lender Group) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with Borrower (and any of its Subsidiaries or Affiliates) as if it were not acting as Administrative Agent, and Foothill Capital Corporation (and its successors) and its affiliates may accept fees and other consideration from Borrower for services in connection with this Agreement or otherwise without having to account for the same to the Lender Group.

(b) With respect to its Commitments and the Loans made by it, Ableco Finance LLC (and any successor acting as Collateral Agent, if any, as permitted by Section 12.08(b) hereof) in its capacity as a Lender under the Loan Documents shall have the same rights, privileges and powers under the Loan Documents as any other Lender and may exercise the

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same as though it were not acting as Collateral  Agent, and the term "Lender" or
"Lenders" shall, unless the context otherwise indicates, include Collateral Agent in its individual capacity. Ableco Finance LLC (and any successor acting as Collateral Agent) and its affiliates may (without having to account for the same to any member of the Lender Group) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with Borrower (and any of its Subsidiaries or Affiliates) as if it were not acting as Collateral Agent, and Ableco Finance LLC and its affiliates may accept fees and other consideration from Borrower for services in connection with this Agreement or otherwise without having to account for the same to the Lender Group.

SECTION 12.05. Costs and Expenses; Indemnification. Each Agent may incur and pay fees, costs, and Lender Group Expenses under the Loan Documents to the extent such Agent deems reasonably necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including without limiting the generality of the foregoing, court costs, reasonable attorneys fees and expenses, costs of collection by outside collection agencies and auctioneer fees and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Borrower is obligated to reimburse the Lender Group for such expenses pursuant to the Loan Agreement or otherwise. Each Lender hereby agrees that it is and shall be obligated to pay to or reimburse Agent for the amount of such Lender's Pro Rata Share thereof (in accordance with its Total Commitments). Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (without limiting the obligation of the Loan Parties to do so), according to their Pro Rata Shares (in accordance with their respective Total Commitments), from and against any and all Indemnified Liabilities (including without limitation Indemnified Liabilities arising under any Environmental Law as provided in Section 11.15); provided, however, that no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse Administrative Agent or Collateral Agent, as the case may be, upon demand for such Lender's ratable share of any costs or out-of-pocket expenses (including attorneys fees and expenses) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein . The undertaking in this section shall survive the payment of all Obligations hereunder and the resignation or replacement of any Agent.

SECTION 12.06. Non-Reliance on Agents and Other Lenders. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by any Agent hereinafter taken, including any review of the affairs or Property of the Loan Parties and their Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, Property, financial and other condition and creditworthiness of Borrower and any other Person (other than the Lender Group) party to a Loan Document, and all applicable bank regulatory laws relating to the

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transactions  contemplated  hereby, and made its own decision to enter into this
Agreement and to extend credit to Borrower. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business,
prospects,   operations,   property,   financial   and   other   condition   and
creditworthiness of Borrower and any other Person (other than the Lender Group) party to a Loan Document. Except for notices, reports and other documents expressly herein required to be furnished to the Lender Group by Agent, no Agent shall have any duty or responsibility to provide any member of the Lender Group with any credit or other information concerning the business, prospects, operations, Property, financial and other condition or creditworthiness of Borrower and any other Person party to a Loan Document that may come into the possession of any of the Agent-Related Persons.

SECTION 12.07. Failure to Act. Except for action expressly required of any Agent under the Loan Documents, such Agent shall in all cases be fully justified in failing or refusing to act under any Loan Document unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations under Section 12.05 against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

SECTION 12.08.    Resignation of Agent.

(a) Subject to the appointment and acceptance of a successor Administrative Agent as provided below, Administrative Agent may resign at any time by notice to the Lender Group and Administrative Borrower (for the benefit of the Loan Parties). Upon any such resignation, Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been appointed by Required Lenders and have accepted such appointment within 30 days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of Lenders, appoint a successor Administrative Agent. Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, remedies, powers, privileges, duties and obligations of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations, under the Loan Documents. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Article XII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

(b) Subject to the appointment and acceptance of a successor Collateral Agent as provided below, Collateral Agent may resign at any time by notice to the Lender Group and Administrative Borrower (for the benefit of the Loan Parties). Upon any such resignation, Required Lenders shall have the right to appoint a successor Collateral Agent. If no successor Collateral Agent shall have been appointed by Required Lenders and have accepted such appointment within 30 days after the retiring Collateral Agent's giving of notice of resignation, then the retiring Collateral Agent may, on behalf of Lenders, appoint a successor Collateral

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Agent. Upon the acceptance of any appointment as Collateral Agent by a successor
Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, remedies, powers, privileges, duties and obligations of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations, under the Loan Documents. After any retiring Collateral Agent's resignation as Collateral Agent, the provisions of this Article XII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Collateral Agent.

SECTION 12.09. Collateral Sub-Agents. Each member of the Lender Group by its execution and delivery of this Agreement (or any joinder hereto or any Assignment and Acceptance hereunder) agrees that, in the event it shall hold any monies or other investments on account of Borrower or any other Loan Party, such monies or other investments shall be held in the name and under the control of such member of the Lender Group, and such member of the Lender Group shall hold such monies or other investments as a collateral sub-agent for Collateral Agent under this Agreement and the other Loan Documents. Each Loan Party by its execution and delivery of this Agreement hereby consents to the foregoing.

SECTION 12.10. Communications by Loan Parties. Except as otherwise provided in this Agreement, the Loan Parties' communications with respect to the Loan Documents shall be with Administrative Agent or Collateral Agent, as the case may be, and the Loan Parties shall not be under any obligation to communicate directly with the Lenders.

SECTION 12.11. Collateral Matters.

(a) The Lenders hereby irrevocably authorize Collateral Agent, at its option and in its sole discretion, to release any Lien on any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by Borrower of all Obligations; (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if Borrower certifies in writing to Collateral Agent that the sale or disposition is permitted under this Agreement or the other Loan Documents (and Collateral Agent may rely conclusively on any such certificate, without further inquiry); (iii) constituting property in which Borrower owned no interest at the time the security interest was granted or at any time thereafter; (iv) constituting property leased to Borrower under a lease that has expired or is terminated in a transaction permitted under this Agreement, or (v) which, in the aggregate with all other dispositions of Equipment, has a fair market value or book value, whichever is less, of $500,000 or less. Except as provided above or expressly provided in any other Loan Document, Collateral Agent will not execute and deliver a release of any Lien on any Collateral without the prior written authorization of all of the Lenders. Upon request by Collateral Agent or
Borrower at any time, Administrative Agent and the Lenders will confirm in writing Collateral Agent's authority to release any such Liens on particular types or items of Collateral pursuant to this Section 12.11; provided, however, that (1) Collateral Agent shall not be required to execute any document necessary to evidence such release on terms that, in Collateral Agent's opinion, would expose Collateral Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of Borrower in respect of) all interests retained by

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Borrower,  including,  the proceeds of any sale,  all of which shall continue to constitute part of the Collateral.

(b) Collateral Agent shall have no obligation whatsoever to any other member of the Lender Group to assure that the Collateral exists or is owned by Borrower or is cared for, protected, or insured or has been encumbered, or that the Collateral Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Collateral Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, subject to the terms and conditions contained herein, Collateral Agent may act in any manner it may deem appropriate, in its sole discretion given Collateral Agent's own interest in the Collateral in its capacity as one of the Lenders and that Collateral Agent shall have no other duty or liability whatsoever to any other member of the Lender Group as to any of the foregoing, except as otherwise provided herein.

SECTION 12.12. Restrictions on Actions by Administrative Agent and the Lenders; Sharing Payments.

(a) Administrative Agent and each of the Lenders agrees that it shall not, without the express consent of Collateral Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the request of Collateral Agent, set off against the Obligations, any amounts owing by such member of the Lender Group to Borrower or any accounts of Borrower now or hereafter maintained with such member of the Lender Group. Administrative Agent and each of the Lenders further agrees that it shall not, unless specifically requested to do so by Collateral Agent , take or cause to be taken any action, including, the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral the purpose of which is, or could be, to give such member of the Lender group any preference or priority against the other members of the Lender group with respect to the Collateral.

(b) Subject to Section 12.04,  if, at any time or times any Lender shall receive
(i) by payment, foreclosure, setoff or otherwise, any proceeds of Collateral or any payments with respect to the Obligations arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from Administrative Agent pursuant to the terms of this Agreement, or (ii) payments from Administrative Agent in excess of such Lender's ratable portion of all such distributions by Administrative Agent, such Lender promptly shall turn the same over to Administrative Agent, in kind, and with such endorsements as may be required to negotiate the same to Administrative Agent, or in same day funds, as applicable, for the account of the Lender Group and for apportionment and application to the Obligations in accordance with
Section 3.03 hereof.

SECTION 12.13.    Withholding Tax.

(a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the IRC and such Lender claims exemption from, or a reduction of, U.S.

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withholding  tax under Sections 1441 or 1442 of the IRC, such Lender agrees with and in favor of Administrative Agent and Administrative Borrower (for the benefit of Borrower), to deliver to Administrative Agent and Administrative
Borrower:

(i) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

(ii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-9; and

(iii) such other form or forms as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Lender agrees promptly to notify Administrative Agent and Administrative Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

(b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrower to such Lender, such Lender agrees to notify Administrative Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrower to such Lender. To the extent of such percentage amount, Administrative Agent will treat such Lender's IRS Form 1001 as no longer valid.

(c) If any Lender claiming exemption from United States withholding tax by filing IRS Form 4224 with Administrative Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrower to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the IRC.

(d) If any Lender is entitled to a reduction in the applicable withholding tax, Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by clause (a) of this Section are not delivered to Administrative Agent, then Administrative Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

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(e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify Administrative Agent fully for all amounts paid, directly or indirectly, by Administrative Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Administrative Agent under this Section, together with all Lender Group Expenses (including attorneys fees and expenses). The obligation of the Lenders under this Section shall survive the payment of all Obligations and the resignation or replacement of Administrative Agent.

SECTION 12.14. Several Obligations; No Liability. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of an Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of Administrative Agent (if any) to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any member of the Lender Group any interest in, or subject any member of the Lender Group to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other member of the Lender Group. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no member of the Lender Group shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in Section 12.05, no Agent or any Lender shall have any liability for the acts of the other Agent or any other Lender. No Lender shall be responsible to Borrower or any other Person for any failure by any other Lender to fulfill its obligations to make credit available hereunder, nor to advance for it or on its behalf in connection with its Commitment, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein.

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                  IN WITNESS  WHEREOF,  the  parties  hereto  have  caused  this
Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.



                  CFI PROSERVICES, INC., an Oregon corporation


                  By:    /s/ Robert P. Chamness
                  Name:  Robert P. Chamness
                  Title: President & COO

                  ULTRADATA CORPORATION, a Delaware corporation and successor by merger to UFO Acquisition Co.


                  By:    /s/ Robert P. Chamness
                  Name:  Robert P. Chamness
                  Title: President & COO

                  MONEYSCAPE HOLDINGS, INC., an Oregon corporation


                  By:    /s/ Robert P. Chamness
                  Name:  Robert P. Chamness
                  Title: President & COO

                  MECA SOFTWARE, L.L.C., a Delaware limited liability company


                  By:    /s/ Robert P. Chamness
                  Name:  Robert P. Chamness
                  Title: President & COO



                  ABLECO FINANCE LLC, a Delaware limited liability company, as Collateral Agent and as a Lender


                  By:    /s/ Kevin Genda
                  Name:  Kevin Genda
                  Title: Senior Vice President

                  FOOTHILL CAPITAL CORPORATION, a California corporation, as Administrative Agent and as a Lender


                  By:    /s/ William Shiao
                  Name:  William Shiao
                  Title: Vice President

                  LEVINE LEICHTMAN CAPITAL PARTNERS II, L.P., a California limited partnership, as a Lender

                  By:      LLCP California Equity Partners II, L.P.,
                           a California limited partnership, its General
                           Partner

                           By: Levine Leichtman Capital Partners, Inc., a California corporation, its General Partner


                                    By:/s/ Lauren B. Leichtman
                                       Lauren B. Leichtman
                                       Chief Executive Officer


                  FOOTHILL PARTNERS III, L.P., a Delaware limited partnership, as a Lender


                  By:    /s/ M. E. Stearns
                  Name:  M. E. Stearns
                  Title: Managing General Partner

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I DEFINITIONS; CERTAIN TERMS...........................................1

         SECTION 1.01.           Definitions...................................1

         SECTION 1.02.           Terms Generally..............................32

         SECTION 1.03.           Accounting and Other Terms...................33

         SECTION 1.04.           Time References..............................33

ARTICLE II THE LOANS..........................................................33

         SECTION 2.01.           Commitments..................................33

         SECTION 2.02.           Making the Loans.............................34

         SECTION 2.03.           Notes; Repayment of Loans and other
                                 Obligations..................................37

         SECTION 2.04.           Interest.....................................38

         SECTION 2.05.           Reduction of Revolving Credit Commitment;
                                 Prepayment of Loans; Term and Termination....39

         SECTION 2.06.           Fees.........................................43

         SECTION 2.07.           Securitization...............................43

ARTICLE III PAYMENTS AND OTHER COMPENSATION...................................44

         SECTION 3.01.           Payments; Computations and Statements........44

         SECTION 3.02.           Payments to Lender Group, Return of
                                 Payments.....................................45

         SECTION 3.03.           Apportionment and Application of Payments....45

         SECTION 3.04.           All Loans to Constitute One Obligation.......47

         SECTION 3.05.           Loan Account; Statements of Account..........47

ARTICLE IV CONDITIONS TO LOANS................................................47

         SECTION 4.01.           Conditions Precedent to Effectiveness and the
                                 Initial Loan.................................47

         SECTION 4.02.           Conditions Precedent to Subsequent Loans.....54

ARTICLE V REPRESENTATIONS AND WARRANTIES......................................54

         SECTION 5.01.           Representations and Warranties...............54

ARTICLE VI COVENANTS OF THE LOAN PARTIES......................................64

         SECTION 6.01.           Affirmative Covenants........................64

         SECTION 6.02.           Negative Covenants...........................75

         SECTION 6.03.           Financial Covenants..........................81

ARTICLE VII MANAGEMENT, COLLECTION AND STATUS OF ACCOUNTS RECEIVABLE AND
OTHER COLLATERAL..............................................................86

         SECTION 7.01.           Collection of Accounts Receivable; Management
                                 of Collateral................................86

         SECTION 7.02.           Accounts Receivable Documentation............89

         SECTION 7.03.           Status of Accounts Receivable and Other
                                 Collateral...................................89

         SECTION 7.04.           Collateral Custodian.........................90

ARTICLE VIII EVENTS OF DEFAULT................................................91

         SECTION 8.01.           Events of Default............................91

ARTICLE IX ISSUANCE OF EQUITY INTERESTS TO HOLDCO AND OTHER WARRANTHOLDERS....94

         SECTION 9.01.           Authorization and Issuance of Warrants.......94

         SECTION 9.02.           Securities Act Matters.......................94

         SECTION 9.03.           Certain Taxes................................95

         SECTION 9.04.           Cancellation and Issuance....................95

ARTICLE X GUARANTY............................................................96

         SECTION 10.01.          Guaranty; Limitation of Liability............96

         SECTION 10.02.          Guaranty Absolute............................97

         SECTION 10.03.          Waiver.......................................97

         SECTION 10.04.          Continuing Guaranty; Assignments.............98

         SECTION 10.05.          Subrogation..................................98

         SECTION 10.06.          Suretyship Agreement.........................98

ARTICLE XI MISCELLANEOUS......................................................99

         SECTION 11.01.          Notices, Etc.................................99

         SECTION 11.02.          Amendments, Etc.............................100

         SECTION 11.03.          No Waiver; Remedies, Etc....................102

         SECTION 11.04.          Expenses; Taxes, Attorneys' Fees............102

         SECTION 11.05.          Right of Set-off, Sharing of Payments, Etc..103

         SECTION 11.06.          Severability................................104

         SECTION 11.07.          Assignments and Participations..............104

         SECTION 11.08.          Counterparts................................108

         SECTION 11.09.          GOVERNING LAW...............................108

         SECTION 11.10.          CONSENT TO JURISDICTION; SERVICE OF PROCESS AND
                                 VENUE.......................................108

         SECTION 11.11.          WAIVER OF JURY TRIAL, ETC...................109

         SECTION 11.12.          Consent by the Lender Group.................109

         SECTION 11.13.          No Party Deemed Drafter.....................109

         SECTION 11.14.          Reinstatement; Certain Payments.............109

         SECTION 11.15.          Indemnification.............................109

         SECTION 11.16.          Records.....................................110

         SECTION 11.17.          Binding Effect..............................110

         SECTION 11.18.          Joint and Several...........................110

         SECTION 11.19.          Confidentiality.............................111

         SECTION 11.20.          [Intentionally Omitted].....................112

         SECTION 11.21.          Power of Attorney...........................112

         SECTION 11.22.          Concerning the Collateral and Related Loan
                                 Documents...................................112

         SECTION 11.23. Field Audits and Examination Reports, Confidentiality; Disclaimers by Lenders;
                                 Other Reports and Information...............113

         SECTION 11.24.          CFI as Administrative Borrower..............114

         SECTION 11.25.          Lender Group Side Letters...................115

         SECTION 11.26.          Legal Representation of Ableco and
                                 Foothill....................................115

ARTICLE XII THE AGENTS.......................................................115

         SECTION 12.01.          Appointment Powers and Immunities; Delegation
                                 of Duties, Liability of Agents..............115

         SECTION 12.02.          Reliance by Agents..........................117

         SECTION 12.03.          Defaults....................................118

         SECTION 12.04.          Rights as a Lender..........................118

         SECTION 12.05.          Costs and Expenses; Indemnification.........119

         SECTION 12.06.          Non-Reliance on Agents and Other Lenders....119

         SECTION 12.07.          Failure to Act..............................120

         SECTION 12.08.          Resignation of Agent........................120

         SECTION 12.09.          Collateral Sub-Agents.......................121

         SECTION 12.10.          Communications by Loan Parties..............121

         SECTION 12.11.          Collateral Matters..........................121

         SECTION 12.12.          Restrictions on Actions by Administrative Agent
                                 and the Lenders; Sharing Payments...........122

         SECTION 12.13.          Withholding Tax.............................122

         SECTION 12.14.          Several Obligations; No Liability...........124

                                Table of Contents




                             SCHEDULES AND EXHIBITS
                             ----------------------


Schedule C-1                        Commitments
Schedule P-1                        CFI Class A Preferred Stock
Schedule 5.01(e)                    CFI Capital Stock
Schedule 5.01(f)                    Subsidiaries
Schedule 5.01(g)                    Litigation
Schedule 5.01(j)                    ERISA
Schedule 5.01(p)                    Real Property
Schedule 5.01(s)                    Operating Leases
Schedule 5.01(t)                    Environmental Matters
Schedule 5.01(u)                    Insurance
Schedule 5.01(w)                    Bank Accounts
Schedule 5.01(y)                    Intellectual Property
Schedule 5.01(z)                    Material Contracts
Schedule 5.01(ii)                   Inventory Locations; Places of Business
Schedule 5.01(jj)                   FEINs
Schedule 6.01(l)                    Collateral Locations
Schedule 6.02(a)                    Existing Liens
Schedule 6.02(b)                    Existing Indebtedness
Schedule 6.02(e)                    Existing Investments
Schedule 6.02(k)                    Existing Payment Restrictions

Exhibit B-1                         Form of Borrowing Base Certificate
Exhibit N-1                         Form of Notice of Borrowing
Exhibit O-1                         Form of Opinion of Primary Counsel
Exhibit O-2                         Form of Opinion of Special New York Counsel
Exhibit P-1                         Form of Permitted Subordinated Indebtedness
                                         Agreement
Exhibit R-1                         Form of Revolving Credit Note
Exhibit T-1                         Form of Term Note A
Exhibit T-2                         Form of Term Note B
Exhibit W-1                         Form of Warrant


                                  SCHEDULE C-1
                                  (COMMITMENTS)

                                   Pro Rata Share
                     Revolving       (Revolving                     Pro Rata Share                   Pro Rata Share
                      Credit           Credit        Term Loan A     (Term Loan A     Term Loan B     (Term Loan B        Total
     Lender         Commitments     Commitments)     Commitments     Commitments)     Commitments     Commitments)     Commitments
     ------         -----------    --------------    -----------    --------------    -----------    --------------    -----------
Foothill Capital    $15,000,000       100.00%        $15,000,000        42.86%           - 0 -          - 0 - %        $30,000,000
Corporation

Ableco Finance         - 0 -           - 0 -%        $10,000,000        28.57%        $7,500,000         25.00%        $17,500,000
LLC [*]

Styx Partners,         - 0 -           - 0 -%        $10,000,000        28.57%        $7,500,000         25.00%        $17,500,000
L.P. [*]

Levine Leichtman       - 0 -           - 0 -%           - 0 -           - 0 -%        $10,000,000        33.33%        $10,000,000
Capital Partners
II, L.P.

Foothill               - 0 -           - 0 -%           - 0 -           - 0 -%        $5,000,000         16.67%        $5,000,000
Partners III,
L.P.

All Lenders         $15,000,000       100.00%        $35,000,000       100.00%        $30,000,000       100.00%        $80,000,000


                                  SCHEDULE C-1 CONTINUED
                                  (COMMITMENTS)


                    Pro Rata Share
                        (Total
     Lender          Commitments)

Foothill Capital         37.50%
Corporation

Ableco Finance          21.875%
LLC [*]

Styx Partners,          21.875%
L.P. [*]

Levine Leichtman        12.50%
Capital Partners
II, L.P.

Foothill                 6.25%
Partners III,
L.P.

All Lenders             100.00%

[*] after giving effect to the Assignment and Acceptance, dated as of the Effective Date, between Ableco Finance LLC, as assignor, and Styx Partners, L.P., as assignee, and accepted by Collateral Agent.